AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 19, 2019

REGISTRATION NO. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MPHASE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	7385	22-2287503
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
		10306-4933

9841 Washingtonian Blvd., Suite 390

Gaithersburg, Md., 20878

Attn: Anshu Bhatnagar, President

301-329-2700

(Address and telephone number of principal executive offices)

(Name, address and telephone number of agent for service)

Copies to:

Christopher Cutchens

Edward Suozzo

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

[  ] Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer [X] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount registered		Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	10,477,800	(1)	$1.00	$10,477,800	$1,269.91

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low sales prices of the registrant’s common stock on June 25, 2019, as traded on the pink sheets.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of all securities listed.

In the event of stock splits, stock dividends, or similar transactions involving the Common Stock, the number of Common Shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION

You should read this Prospectus Summary together with the more detailed information contained in this prospectus, including the risk factors and financial statements. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in the forward-looking statements. Factors that may cause such a difference include those discussed in the Risk Factors section and elsewhere in this prospectus.

mPhase Technologies, Inc.
10,477,800 Shares of Common Stock

This prospectus relates to the resale of up to 10,477,800 shares (the “Common Stock”) of Common Stock, $.01 value per share, of mPhase Technologies, Inc. (“Company”), a New Jersey Corporation, by the Selling Stockholders set forth on page 21, the Selling Stockholders may sell Common Stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders.

Investment in the Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 9 of this prospectus before purchasing any of the shares offered by this prospectus.

Our Common Stock is quoted on the Pink Sheets and trades under the symbol “XDSL”. The last reported sale price of our Common Stock on the Pink Sheets on June 27, 2019, was approximately $1.00 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 19, 2019.

mPhase Technologies, Inc.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully; including the section entitled “Risk Factors” before deciding to invest in our Common Stock. This prospectus contains product names, trade names and trademarks of ours as well as those of other organizations. All other brand names and trademarks appearing in this prospectus are the property of their respective holders.

About Us

mPhase Technologies, Inc., a New Jersey corporation (the “Company”, “mPhase”, “we”, “us”, or “our”) is a publicly-held New Jersey company founded in 1996 with approximately 23,000 shareholders and approximately 11,886,967 shares of Common Stock outstanding as of June 30, 2019. The Company’s Common Stock is traded on the Pink Sheets under the ticker symbol XDSL. The Company has offices in Gaithersburg, Maryland.

Historically we have had net operating losses each year since our inception

As of March 31, 2019, we have an accumulated deficit of ($213,374,998) and a stockholder’s deficit of ($1,793,593) and a net loss of $1,442,412 for the three months then ended. As of June 30, 2018, we have an accumulated deficit of ($211,676,692) and a stockholder’s deficit of ($3,992,969). We incurred a net gain of $313,904 and a net loss of $310,765 for the years ended June 30, 2018 and June 30, 2017, respectively. The auditors’ report for the fiscal year ended June 30, 2018 includes the statement that “there is substantial doubt of the Company’s ability to continue as a going concern”.

Business of the Company

mPhase Technologies, Inc. (the “Company” or “We”) was organized on October 2, 1996. Since 2004 the Company has been in the business of developing new products through the science of nanotechnology and micro-fluid dynamics. The Company has made significant progress in developing a reserve battery with an unlimited shelf life prior to initial activation. Our patent portfolio consists of intellectual property covering the “smart surfaces” that liquids in droplets can be suspended upon and collapse upon initial activation by either an electrical impulse or a g force. The Company intends to develop other potential products such as a drug delivery system using such scientific disciplines to monetize its patent portfolio.

In February 2004 the Company engaged the Bell Labs division of Lucent Technologies, Inc. to develop a new type of power cell energy storage device through the science of nanotechnology. Taking advantage of a superhydrophobic effect or suspension of a liquid electrolyte on silicon, Bell Labs created for the Company a reserve battery product with a virtually unlimited shelf-life prior to initial activation. This result was achieved by causing the suspension, in droplet form, of liquid electrolyte on a “smart surface” or repellant such as silicon. The phenomenon is based upon the superhydrophobic effect similar to beads of raindrops forming on a leaf in nature. An electronic impulse is used to trigger the process of “electrowetting” or collapse of the droplet and the mixing of the electrolyte, thereby providing a low- level source of energy.

The Company’s first product is its Smart NanoBattery, a reserve battery, having significant potential military applications for providing low energy power-sources needed to power guidance systems on small munitions as well as reserve sources of power needed to back up computer-memory systems. The Smart Battery is only activated upon command by either a g force or magnetic pulse and therefore has a virtually unlimited shelf-life prior to initial activation as a reserve source of energy. The Company believes there is a significant need for energy storage products that can be activated on command and that are guaranteed to generate reserve sources of power for mission-critical activities.

From 2004 through the present, mPhase’s research and product development focuses on developing “smart surfaces” using materials science engineering, nanotechnology science and the principles of microfluidics and microelectromechanical systems (MEMS). The Company develops products for both commercial and military applications. As noted above, the Company’s first flagship product is its Smart NanoBattery providing Power on Command™. The new patent pending and patented battery technology, based on the phenomenon of electrowetting, offers a unique way to store energy and manage power. Features of the Smart NanoBattery include potentially infinite shelf life, environmentally friendly design, fast ramp to power, programmable control, and direct integration with microelectronic devices. The platform technology behind the Smart NanoBattery is a porous nanostructured material used to repel and precisely control the flow of liquids.

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In February 2008, the Company announced that a prototype of its Smart NanoBattery was successfully deployed in a gun-fired test at the Aberdeen Proving Ground at Maryland. The test was conducted by the U.S. Army Armament Research and Development and Engineering Center (ARDEC) of Picatinny, New Jersey. The battery not only survived the harsh conditions of deployment at a gravitational force in excess of 45,000 g, but was also flawlessly activated in the process.

In March 2008, mPhase announced that it had been invited to submit a proposal for a Phase II STTR grant based upon the successful work it had performed on the Phase I grant to develop a version of the Smart NanoBattery referred to as the multi-cell, micro-array reserve battery for a critical memory backup application. The Phase II grant in the gross amount of $750,000 (shared with Rutgers University which netted $500,000 to mPhase) was granted to the Company in the middle of September 2008. mPhase has completed work under a Phase II Small Business Technology Transfer Program (STTR) grant of approximately $750,000, as part of the Small Business Innovation Research (SBIR) program, from the U.S. Army. Under the grant the Company has continued development of its Smart NanoBattery as a reserve battery for critical mission computer memory. Such reserve battery can be activated by an electronic pulse.

We have developed and maintain a portfolio of patents and patent applications that form the proprietary base for our research and development efforts in the area of “smart surfaces.” We believe that our intellectual property portfolio, which currently includes issued patents either directly owned or licensed by the Company and filed patent applications in various stages of review, is very strong. Our research and development over the years includes some of the world’s leading institutions including Alcatel/Lucent Bell Labs. We believe our technology base, combined with our know-how, provides us with a strong competitive advantage and will facilitate future successful development and commercialization of additional products for use in a variety of potential military and commercial products.

On January 4, 2019 the State of New Jersey accepted an Amendment to the Company’s Certificate of Incorporation providing for 1000 shares of a new class of super voting preferred stock. The shares of the new Series A voting preferred stock provide for 51% of the voting authority of all capital stock; feature no dividends, have a Par Value $.001 per share and have a liquidation preference up to Stated Value (Par) of $.001 per share. All 1,000 shares of the Series A Preferred Stock were issued to the Company’s New President and CEO to effectuate voting control of the Company on January 11, 2019, pursuant to the Transition Agreement as described below.

As of January 11, 2019, the Company underwent a major change in management and control. The Company entered into an Employment Agreement with Mr. Anshu Bhatnagar to become the new President and Chief Executive Officer and a Director of the Company. Mr. Bhatnagar is also the President and CEO of Verus International, Inc. (ticker symbol “VRUS”) a publicly-held company. He replaced Mr. Ronald Durando who resigned as CEO. Mr. Durando remained a Director of the Company until his resignation from such position effective March 20, 2019. Effective January 11, 2019 all of the other prior Officers and Directors of the Company resigned their respective positions. On January 28, 2019 Mr. Smiley, the former CFO of the Company, was reappointed as interim CFO and on June 6, 2019 Mr. Smiley resigned as CFO of the Company and was replaced by Christopher Cutchens. Under the terms of the Employment Agreement, Mr. Bhatnagar will receive a base salary of $275,000 per annum and granted 13,109,494,031(pre- shares or approximately 20% of the Common Stock of the Company then outstanding on January 11, 2019. In addition, Mr. Bhatnagar, pursuant to the terms of a Transition Agreement shall earn the right to be issued 4% of additional shares of the Common Stock of the Company for each $1 million of gross revenues generated by the Company Once the Company has achieved gross revenues of not less than $15,000,000 or is up-listed to a National Securities Exchange, Mr. Bhatnagar will have earned the remaining amount of Common Stock of the Company not to exceed 80% of the shares outstanding on January 11, 2019 as adjusted for the Reverse Split of the Company’s Common Stock described below..

The new management of the Company is positioning the Company to be a leader in software relating to artificial intelligence and machine learning to enable a more rapid commercial development of its patent portfolio and other intellectual property. The goal is to generate a faster growth of revenues for the Company.

The Transition Agreement provides for our new management to evaluate, formulate and implement a revised plan of operation. The Company is implementing undertakings, initiated by outgoing management, to extinguish certain debts and settle or reduce other liabilities outstanding on December 31, 2018, within six (6) months of January 11, 2019.

On February 4, 2019 the Company announced the formation of mPhase Technologies India, Pvt, Ltd to focus on software and technology development for new and existing projects.

On February 6, 2019 the Company announced that it has commenced discussions with a global pharmaceutical company to explore the use of mPhase “Smart Surface” technology for transdermal drug delivery. mPhase’s current technology uses electronic or other external stimulus to dispense an unattended, predetermined quantity of drug or medical agent through a smart surface membrane.

On February 19, 2019 the Company announced that it will assemble a team in India of highly qualified software and technology experts in the fields of artificial intelligence and machine learning to work as part of its newly formed India division.

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On March 7, 2019 the Company announced the acquisition of the rights, software, and code to the technology platform, Travel Buddhi, a software platform to enhance travel via ultra-customization tools that tailor a planned trip in ways not previously available.

The Company is moving in a new strategic direction of modification and modernization of its existing technology to make it “smart” and “connected as part of the internet of things

On April 10, 2019 the Company filed a preliminary Schedule 14C information statement with the SEC in connection with a 5000/1 reverse split of its common stock that had been approved by our Board of Directors in March 2019. The Company under New Jersey law is reducing its authorized shares of common stock to 25 million shares from the previously authorized 125,000,000,000 shares.

On April 10, 2010 the Company repaid $3,000 that was accepted as payment, in full, of the Convertible Note which had been held by M.H Investment Trust II,

On April 22, 2019 the Company filed a Definitive Schedule 14C information statement with the SEC in connection with a 5000/1 reverse split of its common stock. The Company under New Jersey law is reducing its authorized shares of common stock to 25 million shares from the currently authorized 125,000,000,000 shares.

On April 22, 2019 we extended the obligations of Company and the CEO to register shares of our Common Stock on a Registration Statement on Form S-1, which at a minimum include shares held by prior management and strategic vendors referred to as “Related Parties” as outlined in Section 1(d) of the Transition Agreement of January 11, 2019. The revised time to file a Registration Statement with the SEC was amended in order to include certain participants in an ongoing private placement of its stock pursuant to Section 4(a)(2) of the Securities Act of 1933. This Registration Statement is being filed on July 19, 2019.

From July 1, 2018 through May 13, 2019 the Company completed and announced the closing of a Private Placement of shares of its common stock at $.00005 per share (pre-split), or $.25 on a post-split basis, raising gross proceeds of $115,000. The Private Placement was executed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and the proceeds will be used by the Company for working capital and corporate acquisitions.

On March 19, 2019 Mr. Durando loaned the Company approximately $5,200 for general working capital purposes, under the terms of previous agreements for officers’ loans. Separately Messrs. Durando and Bhatnagar each loaned the Company $25,000 on April 17, 2019 and April 24, 2019, respectively, providing an additional $50,000 for general working capital purposes, under the terms of new notes, which generally provide for 6% interest and short-term repayment.

On April 25, 2019 the Company announced an agreement to acquire all the outstanding stock of AIRobotica Services Limited, a Bangalore, India-based technology company, (“AIRobotica”) under the terms of a Stock Purchase Agreement (“SPA”) dated April 19, 2019. The purchase price of $2,500,000 was to be paid over two years in the form of the Company’s common stock, $1,250,000 each anniversary, contingent upon this division attaining prescribed revenue targets. The agreement also required the Company to provide up to $2,400,000 of working capital over the same two years. Effective June 30, 2019, the Company and AIRobotica mutually agreed under the provisions of a Termination of Stock Purchase Agreement, to terminate, cancel, and void the SPA as it was determined by each party to the SPA that each held different strategic visions on conducting the future business of AIRobotica and therefore the termination of the SPA was in the best interest of both parties. The termination of the SPA did not result in any economic or other penalties to the Company.

Effective May 22, 2019 the Company completed a 5,000/1 reverse split of its Common stock reducing its authorized shares to 25 million shares of Common Stock.

On June 30, 2019, the Company entered into a Share Purchase Agreement (“SPA”) to acquire a controlling interest in Alpha Predictions, LLP, (“Alpha Predictions”) an India-based technology company, that has developed a suite of commercial data analysis products for use across multiple industries. Alpha Predictions is comprised of a team of 15 professionals including data specialists who are developing software designed to provide enhanced levels of data analysis for specific business applications. The current product offering includes software covering eight categories: inventory, stock management, marketing optimization, sentiment analysis, customer segmentation and behavior, agro-tech image detection, electrocardiogram automation, and a recommendation engine with multiple uses. Alpha Predictions currently has sales in excess of $2.0 million (USD) and will contribute immediately to mPhase revenues. Pursuant to the terms of the SPA, the Company is acquiring 99% of the outstanding stock of Alpha Predictions from Snehalkumar Santosh Kadam, Smita Dinakar Shinde, Anuj Kumar Saxena, and Dhananjay Rajendra Adik (collectively, the “Sellers”) in exchange for approximately $1,400 (USD), (99,000 INR).

On June 30, 2019, the Company entered into a contract with an IT solutions and services company to provide software, training, and support services. The contract provides the Company with an initial $2.5 million of revenue upon delivery of the software license and also provides subsequent revenue for training, support, updates and maintenance services as provided.

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About This Offering

Common stock offered: Up to 10,477,800 shares of common stock, of which 10,477,800 shares are issued and outstanding.

Common Stock to be outstanding after this offering: Approximately 11,886,967 shares of common stock.

Use of proceeds: We will not receive any proceeds from the sale and issuance of the common stock included in this offering.

Risk Factors: An investment in our common stock is subject to significant risks. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus as well as other information set forth in this prospectus, including our financial statements and related notes.

Dividend policy: We do not expect to pay dividends on our common stock in the foreseeable future. We anticipate that all future earnings, if any, generated from operations will be retained to develop and expand our business.

Plan of Distribution: The shares of common stock (OTC pink sheet symbol: XDSL.OB) offered for resale may be sold by the selling stockholders pursuant to this prospectus in the manner described under “Plan of Distribution.”

Estimated use of proceeds

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds resulting from the sale of Common Stock.

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Summary of Shares offered by the Selling Shareholders.

The following is a summary of the Shares being offered by each of the Selling Shareholders:

Common Stock outstanding prior to the offering: 11,886,967 based upon the total amount of shares issued as of June 28, 2019.

Common Stock outstanding after the offering is 11,886,967 shares.

Use of Proceeds We will not receive any proceeds from sales of stock by the Selling Shareholders.

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SUMMARY FINANCIAL AND OTHER DATA

The following table sets forth the summary financial and operating data as of the dates and for the periods indicated. The consolidated statements of operations data for the year ended June 30, 2018, and the consolidated balance sheet data as of June 30, 2017, have been derived from the audited financial statements of the Company, which are included elsewhere in this prospectus. The statements of operations data for the Nine months ended March 31, 2019 and 2018 and the balance sheet data as of March 31, 2019 have been derived from our unaudited financial statements included elsewhere in this prospectus and have been prepared on the same basis as the audited consolidated financial statements. Our historical results are not necessarily indicative of the results that may be expected in any future period, and our interim results are not necessarily indicative of the results to be expected for the full fiscal year.

You should read the following financial and other data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Balance Sheet Data	March 31, 2019	June 30, 2018	June 30, 2017
Cash	$25,344	$261	$4,164
Total Assets	$29,830	$1,061	$10,173
Total liabilities	$1,743,423	$4,027,251	$4,519,116
Total Stockholders’ Equity	$(1,793,593)	$(399,246)	$(4,508,943)

Statement of Operations	For the nine months ended March 31, 2019	For the nine months ended March 31, 2018
Revenue	$-	$-
Net Income (loss)	$(1,696,306)	$942,974

Statement of Operations	Year Ended June 30, 2018	Year Ended June 30, 2017
Revenue	$-	$-
Net Income (Loss)	313,904	$(310,765)

RISK FACTORS

Risks Relating to the Company’s Complete Dependence upon the Development of New Products

Prior to the Company’s change in management on January 11, 2019, the Company has been forced to curtail development of all products and it is unknown whether the Company will be successful in acquiring and developing products in the fields of artificial intelligence and machine learning except its Smart NanoBattery in order to conserve financial resources

The Company has been forced to focus on commercialization of only one of its products. No assurance can be given that the Company will have sufficient resources to develop new products in the areas of artificial intelligence and machine learning. The Company’s lack of financial resources to simultaneously develop multiple products could increase its overall risk profile as a company.

Our current “smart surface technology” is at an early stage of development and we may not develop products that can be commercialized.

We have derived very limited revenues from a Phase I Army Grant of approximately $100,000 and a Phase II Army Grant of approximately $750,000 with respect to our Smart NanoBattery product from inception of development in February 2004 through the date hereof. Other material revenue was derived from our series of battery “Jump Starters” in the fiscal years ended 2014 and 2015; products that the Company discontinued beginning in April 2016 owing to contracting margins and increased competition,

We have limited manufacturing, marketing, distribution and sales capabilities which may limit our ability to generate revenues.

Due to the relatively early stage of our products, we have recent, but very limited, investments in software platform, marketing, distribution or product sales resources. We cannot assure you that we will be able to invest or develop any of these resources successfully or as expediently as necessary. The inability to do so may inhibit or harm our ability to generate revenues or operate profitably.

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We have a history of operating losses and we may not achieve future revenues or operating profits.

We have generated modest revenue to date from our operations. Historically we have had net operating losses each year since our inception. The Company has not generated significant revenue outside of STTR grants with respect to its Smart Nano Battery or other potential products related to Smart Surfaces and artificial intelligence and machine learning. Additionally, even if we are able to commercialize our technologies or any products or services related to our technologies it is not certain that they will result in profitability.

The Company has never made an operating profit in its history.

If we continue to suffer losses as we have in the past, investors may not receive any return on their investment and may lose their entire investment. Our prospects must be considered speculative in light of the risks, expenses and difficulties frequently encountered by companies with new products in their early stages of development, particularly in light of the uncertainties relating to the new, competitive and rapidly evolving markets in which we anticipate we will operate. To attempt to address these risks, we must, among other things, further develop our technologies, products and services, successfully implement our research, development, marketing and commercialization strategies, respond to competitive developments and attract, retain and motivate qualified personnel. A substantial risk is involved in investing in us because, as a company we have fewer resources than an established company, our management may make mistakes with respect to development of new products, and we may be more vulnerable operationally and financially to any mistakes that may be made, as well as to external factors beyond our control.

We have limited resources to manage development activities.

Our limited resources in conducting and managing development activities might prevent us from successfully designing or implementing new products. If we do not succeed in conducting and managing our development activities, we might not be able to commercialize our product candidates, or might be significantly delayed in doing so, which will materially harm our business.

Our ability to generate revenues from our entry into the fields of artificial intelligence and machine learning as well as from our Smart Nano Battery will depend on a number of factors, including our ability to successfully complete and implement our commercialization strategy. In addition, even if we are successful in bringing our Smart Nano Battery to market, we will be subject to the risk that the marketplace will not accept such product. We may, and anticipate that we will need to, transition from a company with a research and development focus to a company capable of supporting commercial activities and we may not succeed in such a transition.

Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict the extent of our future losses or when or if we will become profitable.

Our failure to successfully commercialize our new products in the fields of machine learning and artificial intelligence as well as our Smart Nano Battery or to become and remain profitable could depress the market price of our Common Stock and impair our ability to raise capital, expand our business, diversify our product offerings and continue our operations.

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Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict the extent of our future losses or when or if we will become profitable.

Our failure to successfully commercialize our products to be developed in the fields of artificial intelligence as well as our Smart Nano Battery or to become and remain profitable could depress the market price of our Common Stock and impair our ability to raise capital, expand our business, diversify our product offerings and continue our operations.

Risks Relating to Technology

We are dependent on new and unproven technologies.

Our risks as an early stage company are compounded by our heavy dependence on emerging and sometimes unproven technologies such artificial intelligence and machine learning as well as our Smart Nanobattery. If these technologies do not produce satisfactory results, our business may be harmed.

We may not be able to commercially develop our technologies and proposed product lines, which, in turn, would significantly harm our ability to earn revenues and result in a loss of investment.

Our ability to commercially develop our technologies will be dictated in, large part, by forces outside our control which cannot be predicted, including, but not limited to, general economic conditions. Other such forces include the success of our research and field testing, the availability of collaborative partners to finance our work in pursuing applications of artificial intelligence, machine learning and “smart surfaces” or other developments in the field which, due to efficiencies or technological breakthroughs may render one or more areas of commercialization more attractive, obsolete or competitively unattractive. It is possible that one or more areas of commercialization will not be pursued at all if a collaborative partner or entity willing to fund research and development cannot be located. Our decisions regarding the ultimate products and/or services we pursue could have a significant adverse effect on our ability to earn revenue if we misinterpret trends, underestimate development costs and/or pursue wrong products or services. Any of these factors either alone or in concert could materially harm our ability to earn revenues or could result in a loss of any investment in us.

If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.

We are engaged in activities in the artificial intelligence, machine learning, nanotechnology and microfluidics field, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other companies will not render our technologies or potential products or services uneconomical or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly-developed technologies, products or services.

Risks Related to Intellectual Property

Certain aspects of our technology are not protectable by patent.

Certain parts of our know-how and technology are not patentable. To protect our proprietary position in such know-how and technology, we require all employees, consultants, advisors and collaborators with access to our technology to enter into confidentiality and invention ownership agreements with us. We cannot assure you; however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business.

Patent litigation presents an ongoing threat to our business with respect to both outcomes and costs.

It is possible that litigation over patent matters with one or more competitors could arise. We could incur substantial litigation or interference costs in defending ourselves against suits brought against us or in suits in which we may assert our patents against others. If the outcome of any such litigation is unfavorable, our business could be materially adversely affected. To determine the priority of inventions, we may also have to participate in interference proceedings declared by the United States Patent and Trademark Office, which could result in substantial cost to us. Without additional capital, we may not have the resources to adequately defend or pursue this litigation.

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We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.

Patent and trade secret protection is critical for the new technologies we utilize, artificial intelligence, machine learning and nanotechnology and microfluidics, as well as the products and processes derived through them. Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our products, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that:

●	we will succeed in obtaining any patents in a timely manner or at all, or that the breadth or degree of protection of any such patents will protect our interests,

●	the use of our technology will not infringe on the proprietary rights of others,

●	patent applications relating to our potential products or technologies will result in the issuance of any patents or that, if issued, such patents will afford adequate protection to us or not be challenged, invalidated or infringed, and

●	patents will not issue to other parties, which may be infringed by our potential products or technologies.

●	we will continue to have the financial resources necessary to prosecute our existing patent applications, pay maintenance fees on patents and patent applications, or file patent applications on new inventions.

The fields in which we operate have been characterized by significant efforts by competitors to establish dominant or blocking patent rights to gain a competitive advantage, and by considerable differences of opinion as to the value and legal legitimacy of competitors’ purported patent rights and the technologies they actually utilize in their businesses.

Patents obtained by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential products.

If third party patents or patent applications contain claims infringed by either our technology or other technology required to make and use our potential products and such claims are ultimately determined to be valid, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop some products commercially. We may be required to defend ourselves in court against allegations of infringement of third-party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. Any adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

We may not be able to adequately defend against piracy of intellectual property in foreign jurisdictions.

Considerable research in the areas of micro fluid dynamics is being performed in countries outside of the United States, and a number of potential competitors are located in these countries. The laws protecting intellectual property in some of those countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property. Several of these potential competitors may be further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. Competitive products may render any products or product candidates that we develop obsolete.

We may incur substantial expenditures in the future in order to protect our intellectual property.

We believe that our intellectual property with respect to our Smart NanoBattery and our proprietary rights with respect to the Company’s permeable membrane design consisting of both micro and nano scale silicon features that are coated with a monolayer chemistry used to repel liquids is critical to our future success. The Company’s current battery related patent portfolio consists of seven issued patents, of which one is jointly owned with Rutgers University, two are jointly owned with Nokia (formerly Lucent Technologies) and four are licensed from Nokia. We also have four patent applications related to the Smart Surfaces technology that have been filed with the United States Patent Office and other foreign patent offices that are in various stages of examiner review, as well as four additional patent applications related to other Smart Surfaces technologies under review. Our pending patent applications may never be granted for various reasons, including the existence of conflicting patents or defects in our applications. Even if additional U.S. patents are ultimately granted, there are significant risks regarding enforcement of patents in international markets. There are many patents being filed as the science of nanotechnology develops and the Company has limited financial resources compared to large, well established companies to bring patent litigation based upon claims of patent infringement.

12

Our products may not be accepted in the marketplace.

The degree of market acceptance of those products will depend on many factors, including:

●	Our ability to manufacture or obtain from third party manufacturers sufficient quantities of our product candidates with acceptable quality and at an acceptable cost to meet demand, and

●	Marketing and distribution support for our products.

We cannot predict or guarantee that either military or commercial entities, in general, will accept or utilize any of our product candidates. Failure to achieve market acceptance would limit our ability to generate revenue and would have a material adverse effect on our business. In addition, if any of our product candidates achieve market acceptance, we may not be able to maintain that market acceptance over time if competing products or technologies are introduced that are received more favorably or are more cost-effective.

Risks Related to Third Party Reliance

We depend on third parties to assist us in the development of new products extensively, and any failure of those parties to fulfill their obligations could result in costs and delays and prevent us from successfully commercializing our product candidates on a timely basis, if at all.

We engage consultants and contract research organizations to help design, develop and manufacture our products. The consultants and contract research organizations we engage provide us critical skills, resources and finished products for sale that we do not have within our own company. As a result, we depend on these consultants and contract research and product supply organizations to deliver our existing automotive products and to perform the necessary research and development to create new products. We may face delays in developing and bringing new products to market if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers.

We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful.

Our strategy for the development, testing and commercialization of our proposed products requires that we enter into collaborations with corporate partners, licensors, licensees and others. Some of these collaborators will be located in India and other countries outside of the United States which pose additional legal and economic risks. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Under agreements with collaborators, we may rely significantly on such collaborators to, among other things:

●	Fund research and development activities with us;

●	Pay us fees upon the achievement of milestones under STIR and SBIR programs; and

●	Market with us any commercial products that result from our collaborations.

Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

The development and commercialization of potential products will be delayed if collaborators fail to conduct these activities in a timely manner, or at all.

If various outside vendors and collaborators do not achieve milestones set forth in our agreements, or if our collaborators breach or terminate their collaborative agreements with us, our business may be materially harmed.

Our reliance on the activities of our non-employee consultants, research institutions, and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.

We rely extensively upon and have relationships with outside consultants and companies having specialized skills to conduct research. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities. These research facilities may have commitments to other commercial and non-commercial entities. We have limited control over the operations of these collaborators and can expect only limited amounts of time to be dedicated to our research and product development goals.

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Risks Related to Competition

The market for energy storage products, artificial intelligence and machine learning is highly competitive.

We expect that our most significant competitors will be large more established companies. These companies are developing products that compete with ours and they have significantly greater capital resources in research and development, manufacturing, testing, obtaining regulatory approvals, and marketing capabilities. Many of these potential competitors are further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent recognition and filings.

Our industry is characterized by rapidly evolving technology and intense competition. Our competitors include major multinational energy-storage device and battery companies as well as nanotechnology companies that specialize in micro fluid dynamics and smart surfaces.

Many of these companies are well-established and possess technical, research and development, financial and sales and marketing resources significantly greater than ours. In addition, certain smaller nanotechnology companies have formed strategic collaborations, partnerships and other types of joint ventures with larger, well established industry competitors that afford these companies’ potential research and development and commercialization advantages. Academic institutions, governmental agencies and other public and private research organizations are also conducting and financing research activities which may produce products directly competitive to those we are developing. Moreover, many of these competitors may be able to obtain patent protection, obtain regulatory approvals and begin commercial sales of their products before we do.

Our competition includes both public and private organizations and collaborations among academic institutions and large companies, most of which have significantly greater experience and financial resources than we do.

Private and public academic and research institutions also compete with us in the research and development of nanotechnology products based on micro-fluid dynamics. In the past several years, the nanotechnology industry has selectively entered into collaborations with both public and private organizations to explore the development of new products evolving out of research in micro-fluid dynamics.

RISKS RELATED TO FINANCIAL ASPECTS OF OUR BUSINESS

We may not be able to raise the required capital to conduct our operations and develop and commercialize our products. We require substantial additional capital resources in order to conduct our operations and develop and commercialize our products and run our facilities. We will need significant additional funds or collaborative partners, or both, to finance the research and development activities of our potential products. Accordingly, we are continuing to pursue additional sources of financing. Our future capital requirements will depend upon many factors, including:

●	The continued progress and cost of our research and development programs,

●	The costs in preparing, filing, prosecuting, maintaining and enforcing patent claims,

●	The costs of developing sales, marketing and distribution channels and our ability to sell the products if developed,

●	The costs involved in establishing manufacturing capabilities for commercial quantities of our proposed products,

●	Competing technological and market developments,

●	Market acceptance of our proposed products, and

●	The costs for recruiting and retaining employees and consultants.

Additional financing through strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all Our prior failure to be timely in our required periodic filings of quarterly and annual financial reports with the SEC may significantly limit our ability to raise additional capital. Additional equity financing could result in significant dilution to our shareholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our programs or potential products, any of which could have a material adverse effect on our financial condition or business prospects.

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Risks Relating to Earn Out Agreement with the new CEO of the Company

As of March 31, 2019, the Company has estimated by application of a Black Scholes option pricing model that $19,656,741 of unrecognized pre-tax non-cash compensation expense, which the Company expects to recognize, based on a weighted-average period of 2 years and 5 ½ months. The Company will record the compensation expense over the estimated term requisite service or vesting period to earn the conditions of the warrant. There are an estimated 39,313,000 total shares issuable under the warrant on a post-split basis that are attainable under the agreement as of March 31, 2019. Such issuance will cause periodic dilution of the Company’s stock during the course of the Earn-Out period and reductions to book income with respect to the first $15 million in revenues realized by the Company.

Risks Relating to Our Debt Financings

If we are required for any reason to repay our outstanding debt, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the debt, if required, could result in future legal action against us, which could require y depletion of our working capital.

At March 31, 2019 the amount recorded in Current Liabilities for convertible note plus accrued interest thereon previously issued to JMJ Financial was $109,000 and $80,472 respectively. As of March 31, 2019, the aggregate remaining amount of convertible securities held by JMJ could be converted into 47,370,000 pre-split common shares at the conversion floor price of $.004 or 9,497 shares on a post-split basis with a conversion price of $26.

As of December 15, 2014, a Convertible Debenture Holder has a Judgment in the amount of approximately $1.6 million entered into by the United States District Court of the Northern District of Illinois.

The Company has entered into a Forbearance Agreement, as amended, with John Fife currently its largest debt- holder arising out of a lawsuit and judgment in connection with the default on a Convertible Note in the original principal amount of $550,000 issued on September 13, 2011.

On December 10, 2018 this agreement was modified to eliminate the conversion feature of the underlying security. Monthly payments of $15,000 are due and payable on the 15th day of each month through December 15, 2019 with a final payment of $190,000 due and payable on January 15, 2020. Failure to pay such amounts enable Fife to immediately enforce the remaining about of the debt owed by the Company.

Under the Judgement Settlement Agreement $310,910 is included in the line item “Current Portion, liabilities, in arears,- Judgement Settlement Agreement” and $580,000 in the line item “Long term portion, liabilities, in arrears,- Judgement Settlement Agreement” in the liabilities section of the Company’s Balance Sheet as of March 31, 2019.

Should the Company satisfy this liability under the Judgement Settlement Agreement we would realize a gain on such settlement of approximately $580,000.

The Company recorded $11,532 of finance charges for the fiscal year ended June 30, 2018. As of June 30, 2018, $39,468 remained outstanding under this note. During the nine months ended March 31, 2019 and 2018 we incurred $7,976 and $8,273, respectively, of finance charges under this note and at March 31, 2019, $48,392 remained outstanding.

On June 25, 2019 mPhase Technologies, Inc., a New Jersey corporation (the “Company”), entered into a Securities Purchase Agreement dated as of June 19, 2019 with Power Up Lending Group, (Lender).

The Company issued an 8% Convertible Promissory Note in the principal amount of $78,000 to the Lender with a maturity date of June 19, 2020. The Company received proceeds in the amount of $48,000 and refinance prior indebtedness, of which $48,392 had been recorded as outstanding, owed to the Lender that had been in default. This note becomes due in full, together with accrued interest in June 2020 for approximately $86,000. Should we fail to make such payments, the lender can demand shares of our stock, to satisfy this obligation.

mPhase’s stock price has suffered significant declines during the past ten years and remains volatile.

The market price of our common stock closed at $7.88 on July 26, 2000 and, despite a significant reverse-split of 5000/1 effective May 22, 2019 is currently at $1.00 as of June 21, 2019. Stocks in microcap companies having stock values below $5.00 per share generally have much more volatility than higher priced stocks. Our common stock is a highly speculative investment and is suitable only for such investors with financial resources that enable them to sustain the loss of their entire investment in such stock. Because the price of our common stock is less than $5.00 per share and is not traded on the NASDAQ National or NASDAQ Small Cap exchanges, it is considered to be a “penny stock,” limiting the type of customers that broker/dealers can sell to. Such customers consist only of “established customers” and “Accredited Investors” (within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended), generally individuals and entities of substantial net worth, thereby limiting the liquidity of our common stock. Finally, the OTC markets group has designated our stock a “shell risk” which causes brokerage firms and their clearing agents to not accept newly issued shares of our common stock for deposit in street name and allow the holder to sell such stock.

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Other General Risks

We may not be able to raise sufficient capital to market our new products in the areas of artificial intelligence and machine learning and our Smart NanoBattery product applications of our technology on any meaningful scale.

We may not be able to obtain the amount of additional capital needed until the Company has established significant and predictable sales and revenues from our technology. We have been successful in the past as a micro-cap development stage company in raising capital; however, recent trends in the capital markets are likely to pose significant challenges for the Company. Factors affecting the availability of capital include:

(1)	the price, volatility and trading volume of our common stock;

(2)	future financial results including sales and revenues generated from operations;

(3)	the market’s view of the business sector of nanotechnology reserve batteries and emergency flashlights; and

(4)	the perception in the capital markets of our ability to execute our business plan.

We have reported net operating losses for each of our fiscal years from our inception in

We have reported net operating losses for each of our fiscal years from our inception in 1996 through the present and may not be able to operate profitability in the future.

We have had net losses of approximately $213,374,998 since our inception in 1996 and cannot be certain when or if we will ever be profitable. We expect to continue to have net losses for the foreseeable future. We need to raise not less than $5 million in additional cash in the next 12 months through further equity private placements to continue operations and implement the acquisition plans of the Company’s new management including the completion of the acquisitions of AIRobitca and Travel Buddha as well as potentially complete a merger with Scepter Commodities LLC. As of March 31, 2019, we have working capital deficit of approximately ($1,234,393) and a stockholders’ deficit of ($1,793,593).

Our independent auditor’s report expresses doubt about our ability to continue as a going concern.

The reports of the Company’s outside auditors Assurance Dimensions, and its prior auditors D’Arelli Pruzansky, P.A., Demetrius Berkower, LLC., Rosenberg, Rich, Baker, Berman & Company, and Arthur Andersen & Co., with respect to its latest audited reports on Form10-K for each of the fiscal years commencing in the fiscal year ended June 30, 2001 through the fiscal year ended June 30, 2018, stated that “there is substantial doubt of the Company’s ability to continue as a going concern.” Such opinion from our outside auditors makes it significantly more difficult and expensive for the Company to raise additional capital necessary to continue our operations.

RISK FACTORS RELATED TO OUR OPERATIONS

We have not to date had completed final military or commercial development of our flagship product, the Smart NanoBattery.

We have derived no material revenues from our Smart NanoBattery from inception of development in February 2004 through March 31, 2019.

The loss of future potential investments by prior officer and directors could adversely affect our business

Management and employment contracts with all of our officers prior to January 11, 2019 have expired and no assurances can be given that such executives will continue to invest in the Company or that the Company will be able to successfully enter into agreements with such key executives. All of our prior officers have made significant investments in the Company in the form of equity periodic purchases of common stock and bridge loans and been granted stock and stock options that are intended to represent a key component of their compensation. Such grants may not provide the intended incentives to such officers to continue investing in our common stock if our stock price declines or experiences significant volatility. In addition our three corporate officers accumulated past accrued and unpaid salaries in the aggregate amount of approximately $538,777 certain notes and accrued interest were settled for stock and an amended conversion feature during the FYE June 30, 2017 and portions of the fiscal year ended June 30, 2018 and have and have agreed to convert such amounts into common stock of the Company.

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RISKS RELATED TO OUR TARGETED MARKETS

The sale of new high technology products often has a long lead-time and a multiplicity of risks.

Commercialization of new technology products often has a very long lead time since it is not possible to predict when major companies will license such technology for sale to their customers. The scientific disciplines of artificial intelligence, machine learning, nanotechnology and microfluidics used to develop our Smart NanoBattery are each in their very early stages and acceptance and demand for such products can often be a long evolutionary process.

The sciences of artificial intelligence, machine learning and nanotechnology is at a very early stage as disciplines and each is subject to great uncertainty and swift changes in technology.

Microfluid dynamics and the manipulation of materials of nano size and dimensions is a very new science and the creation of new products is dependent upon new and different properties of such materials created that will result in many uncertain applications and rapid change. The evolution of nanotechnology as a new science adds greater uncertainty to new applications and new and improved product introductions is unpredictable. Artificial intelligence and machine learning are even newer sciences and are subject to many uncertain future developments.

We may not be able to create new products from our intellectual property using microfluidics that will be acceptable in water purification, oil separation from water and other environment markets.

The market for “green” products and solutions is characterized by changing regulatory standards, new and improved product introductions, and changing customer demands.

Large companies such as General Electric with great resources are currently focusing significant monies for new solutions. Large Companies such as Microsoft have made significant in- roads to date in the areas of artificial intelligence and machine learning owing to their substantial capital resources and focused and committed research and development.

Our future success will depend upon our ability to achieve compelling technology innovations that are economic and practical to produce in large quantities. Success in new technology, products and services is a complex and uncertain process requiring high levels of innovation, highly-skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, market or support new or enhanced technology, products, or services on a timely basis, if at all, owing to our size and limited financial resources.

The commercialization of many applications of our technologies will depend on our ability to establish strategic relationships with commercial partners.

We are seeking commercial partners with established lines of business and greater financial resources than our own. Such partners may not place the priority that we do on joint projects because the success or failure of such projects is not as material to other existing well- developed lines of business.

Our Smart NanoBattery and our potential applications of our technology are components of end products and therefore our products are tied to the success of such end products.

The compelling need for critical mission batteries and other applications of our nanotechnology will depend upon both military and commercial needs going forward and the demand for our products as components. Thus, the success of our Smart NanoBattery and other applications of our technology will depend upon the continuing need for the end user products and market demand.

The sale of new high technology products often has a long lead-time and a multiplicity of risks.

Commercialization of new technology products often has very long lead time since it is not possible to predict when major companies will license such technology for sale to their customers. The science of artificial intelligence and machine learning as well as nanotechnology and microfluidics used to develop our Smart NanoBattery are each in their very early stages and acceptance and demand for such products can often be a long evolutionary process.

The science of nanotechnology is at a very early stage as a discipline and is subject to great uncertainty and swift changes in technology.

Microfluid dynamics and the manipulation of materials of nano size and dimensions is a very new science and the creation of new products is dependent upon new and different properties of such materials created that will result in many uncertain applications and rapid change. The evolution of nanotechnology as a new science adds greater uncertainty to new applications and new and improved product introductions is unpredictable.

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Our future success will depend upon our ability to achieve compelling technology innovations that are economic and practical to produce in large quantities. Success in new technology, products and services is a complex and uncertain process requiring high levels of innovation, highly-skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, market or support new or enhanced technology, products, or services on a timely basis, if at all, owing to our size and limited financial resources.

General Risks Relating to Our Business

We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.

Because of the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified scientific and technical personnel for the research and development activities we conduct or sponsor. The loss of one or more certain key executive officers, or scientists, would be significantly detrimental to us. In addition, recruiting and retaining qualified scientific personnel to perform research and development work is critical to our success. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as new applications for “smart surfaces”, manufacturing and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. Despite the current economic conditions and job market there is significant competition for qualified personnel in the areas of our present and planned activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. The failure to attract and retain such personnel or to develop such expertise would adversely affect our business.

Our insurance policies are limited in scope and coverage and may potentially expose us to unrecoverable risks.

We do not carry director and officer insurance and have limited commercial insurance policies. Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may, due to limited financial resources, be unable to correctly cover those risks that we can anticipate or quantify as insurable risks. We may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

We have no product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy.

The testing, manufacturing, marketing and sale of consumer products entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. We have no product liability insurance. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses.

We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

We presently have members of management and other key employees located in various locations throughout the country which adds complexities to the operation of the business.

Presently, we have members of management and other key employees located in both Connecticut and New York and Maryland, which adds complexities to the operation of our business.

We face risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, have materially increased our legal and financial compliance costs and made some activities more time-consuming and more burdensome.

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We may not be able to adequately defend against piracy of intellectual property in foreign jurisdictions.

Considerable research in the areas of micro fluid dynamics is being performed in countries outside of the United States, and a number of potential competitors are located in these countries. The laws protecting intellectual property in some of those countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property. Several of these potential competitors may be further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. Competitive products may render any products or product candidates that we develop obsolete.

We may incur substantial expenditures in the future in order to protect our intellectual property.

We believe that our intellectual property with respect to our Smart NanoBattery , our proprietary rights with respect to the Company’s permeable membrane design consisting of both micro and nano scale silicon features that are coated with a monolayer chemistry used to repel liquids, and our recent entry into the area of artificial intelligence and machine learning are critical to our future success. The Company’s current battery related patent portfolio consists of Smart Surfaces technologies. Our pending patent applications may never be granted for various reasons, including the existence of conflicting patents or defects in our applications. Even if additional U.S. patents are ultimately granted, there are significant risks regarding enforcement of patents in international markets. There are many patents being filed as the science of nanotechnology develops and the Company has limited financial resources compared to large, well established companies to bring patent litigation based upon claims of patent infringement.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this prospectus, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; the development and commercialization of largely novel and unproven technologies and products; our ability to protect, maintain and defend our intellectual property rights; uncertainties regarding our ability to obtain the capital resources needed to continue research and development operations and to conduct research; uncertainty regarding our overall ability to compete effectively in a highly complex, rapidly developing, capital intensive and competitive industry. See “Risk Factors” set forth herein for a more complete discussion of these factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of Common Stock offered by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares in the over-pink sheet market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.

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SELLING SECURITY HOLDERS

The following table details the name of each selling stockholder, the number of shares owned by that selling stockholder, and the number of shares that may be offered by each selling stockholder for resale under this prospectus. The selling stockholders may sell up to 10,477,800 shares of our Common Stock from time to time in one or more offerings under this prospectus. Because each selling stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders.

Name	Number of Shares of Common Stock

Ace Fenimore LLC	15,000

ADMK Holdings LLC	221,775

American European Insurance Company	3,000

Yehuda ASSAF	1,750

Charlote Atlas	40,000

Belsky Family Foundation, Inc.	80,000

Abraham Belsky	135,834

Anshu Bhatnager	2,620,899

Abraham Biderman	9,016

David Biderman	5,000

Robert Brantl2	3,750

Bnos Devorah Inc.	50,000

Colel Chabad	7,500

Congregation Chazon Avrohom	674,834

Congregation Kahal Minchas Chinuch	1,250

Congregation Torah Utefilah, Inc.	10,000

Patricia J. Dotoli	889,759

Karen A Durando	2,288,955

Eagle Strategic Advisers, LLC	292,204

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Necdet F. Ergul	4,843

Fargil Realty, LLC	40,000

Abraham Feigenbaum	5,000

Melvin Feigenbaum	10,000

Morris Fuchs	85,000

Elyakum Green	7,500

Chaim Gross	55,000

American European Insurance Group	25,000

Alexander Hasenfeld Inc. Profit Sharing and Retirement Plan	3,000

Hoch Family Equities	15,000

Joseh Hoch	32,500

HSI Partnership	5,750

Eddie Hsu	31,000

Alex A Janklowicz	70,000

Brian Kelly	5,000

Jacob Kohn	5,000

Levilev Family Trust/Joseph Levilev TTEE	40,000

Levilev Family Trust/Joseph Levilev TTEE	320,000

Eagle Advisors LLC	154

Raizel Mandelbaum	12,500

Beth Mayer	112,000

Timothy J McCarthy	428

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NCL Family Trust	20,000

J Michael Parish	1,000

RABD Capital, LLC	7,740

257-261 20th Ave Realty, LLC	667

George Rieder	113,775

Leslie Rieder	1,340

Yussi Rieder	1,334

Riverside Properties LLC	52,750

Judyr Rooz	92,000

David Rosenberg	45,034

Martin Smiley	1,047,281

David J Smith	100,000

Spraybreak & Co.	1,520

Alan R Steen	14,370

Chaim Stefansky	10,003

Nachum Stein	52,750

Murray Sternfeld	14,847

Philip Strauss	60,000

Edward Suozzo	88,600

688 New Dorp Lane,LLC E.Suozzo Mng. Mbr	46,400

EJS Restoration Trust, E. Suozzo ttee	100,000

EJS Family Trust E. Suozzo ttee	100,000

Eliazer Susna	24,001

Tamir Law Group PC	113,334

Tower 50 Partners LP	770

Charlotte Atlas CPA Trust	40,000

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Werdiger Family Foundation Inc.	1,334

Solomon Werdiger	18,350

Rivka Wolmark	25

Joshua Zeitman	73,374

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. As of June 30, 2019, the Company had 11,886,987 shares of Common Stock issued and outstanding.

(2) Assumes the sale of all shares included in this prospectus.

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PLAN OF DISTRIBUTION

Each selling stockholder and any of its pledges, assignees and successors-in-interest may, from time to time, sell any or all of its shares of Common Stock on the pink sheets or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

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The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

A selling stockholder or its pledges, donates, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. A selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

A selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of Common Stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. Not only is the selling stockholder contractually restricted from engaging in short sales but in the event any such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our Common Stock. All of these limitations may affect the marketability of the shares.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the Common Stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes 10,477,800 shares of our Common Stock offered by the selling stockholders which constitutes approximately 88% of out currently outstanding Common Stock. The following description of our Common Stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 25,000,000 shares of Common Stock of $.01 par value per share. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors. Our outstanding shares of Common Stock are fully paid and non-assessable. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there is no redemption or sinking fund provisions applicable to the Common Stock.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares offered hereby will be passed upon for us by Martin Smiley, Esq, General Counsel to the Company. With this exception, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company. Nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Overview

mPhase, a New Jersey corporation founded in 1996, is a publicly-held company with over 23,000 shareholders and 11,886,967 shares of Common Stock outstanding as of June 30, 2019. The Company’s Common Stock is traded on the pink sheets under the ticker symbol XDSL. We are headquartered in Gaithersburg, Maryland.

As of January 11, 2019, the Company has undergone a change of control and management Mr. Anshu Bhatnagar become the new President and Chief Executive Officer of the Company replacing Mr. Ronald Durando who resigned from such position. In addition, all of the former Officers and Directors of the Company have each resigned their positions. On January 28, 2019 Mr. Smiley, the former CFO of the Company, was reappointed as CFO. On June 6, 2019 Mr. Smiley resigned as CFO of the Company and Mr. Christopher Cutchens was appointed as CFO.

As a result of the change in management the Company is commencing entry into the sciences of Artificial Intelligence and Machine Learning. The new management of the Company believes that this will accelerate the completion and deployment of revenue generating products from the Company’s existing patent portfolio by modifying and updating such products.

Prior to January 11, 2019, mPhase was a company specializing only in microfluidics, microelectromechanical systems (MEMS) and nanotechnology. mPhase is commercializing its first nanotechnology-enabled product for military and commercial applications - The Smart NanoBattery providing Power on Command™. The new patented and patent pending battery technology, based on the phenomenon of electrowetting, offers a unique way to store energy and manage power. Features of the Smart NanoBattery include potentially infinite shelf life, environmentally friendly design, fast ramp to power, programmable control, and direct integration with microelectronic devices.

The platform technology behind the Smart NanoBattery is a porous nanostructured material used to repel and precisely control the flow of liquids. The material has a Smart Surface that can potentially be designed for self-cleaning applications, water purification/desalination, liquid filtration/separation, and environmental cleanup. mPhase has completed a Phase II Small Business Technology Transfer Program (STTR) grant, part of the Small Business Innovation Research (SBIR) program, from the U.S. Army for continued development of a reserve Smart NanoBattery for a critical computer memory application.

Since our inception in 1996, we have been a development-stage company and operating activities have related primarily to research and development, establishing third-party manufacturing relationships and developing product brand recognition. In December 2007 the Company ceased further activities with respect to its prior telecommunications equipment products which have been treated as a Discontinued Business effective June 30, 2010. Since January 2008, the Company has focused primarily upon development of our smart reserve battery, and other battery and illuminator products as well as establishing a patent portfolio of intellectual property for “smart surfaces” in the field of nanotechnology.

Description of Operations

Microfluidics, MEMS, and Nanotechnology

In February 2004, mPhase entered the business of developing new products based on materials whose properties and behavior are controlled at the micrometer and nanometer scales. (For reference, a micrometer or micron is equal one millionth (10 -6) of a meter and a nanometer is one billionth (10 -9) of a meter – the scale of atoms and molecules. A human hair is approximately 50 microns in diameter, or 50,000 nanometers thick.) The Company has expertise and capabilities in microfluidics, microelectromechanical systems (MEMS), and nanotechnology. Microfluidics refers to the behavior, precise control and manipulation of fluids that are geometrically constrained to a small, typically micrometer scale. MEMS is the integration of mechanical elements, sensors, actuators, and electronics on a common silicon substrate through microfabrication technology. Nanotechnology is the creation of functional materials, devices and systems through control of matter (atoms and molecules) on the nanometer length scale (1-100 nanometers), and exploitation of novel phenomena and properties (physical, chemical, biological, mechanical, electrical) at that length scale. In its Smart NanoBattery, mPhase exploits the physical phenomenon of electrowetting by which a voltage is used to change the wetting properties of a liquid/solid interface at the nanometer scale. Through electrowetting, mPhase can change a surface from what is referred to as a hydrophobic (“water repelling”) state to a hydrophilic (“water attracting”) state. In the hydrophobic state, the water beads up or is repelled by the surface. In the hydrophilic state, the water spreads out or is absorbed by the surface. The ability to electronically control the wetting characteristics of a surface at the nanometer scale forms the basis of mPhase’s nanotechnology operations and intellectual property portfolio.

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In the Smart NanoBattery application, mPhase uses electrowetting as a new technique to activate or literally “turn on” a battery once it is ready to be used for the first time. At the heart of the Smart NanoBattery is a porous, nanostructured superhydrophic or superlyophobic membrane designed and fabricated by mPhase. The so-called superhydrophobic membrane applies to water and the superlyophobic membrane applies to nonaqueous or organic liquids such as ethanol or mineral oil. The difference between the two membrane types lies in the nanoscale architecture at the surface. By virtue of its superhydrophobic or superlyophobic character, the membrane, although porous, is able to physically separate the liquid electrolyte from the solid electrodes so that the battery remains dormant or inactive, thus providing no voltage or current until called upon. This electrolyte-electrode separation gives the battery the feature of potentially unlimited shelf life and the benefit of being always ready when needed, which is not necessarily the case for conventional batteries. Electrowetting alters the liquid/membrane interface so that the liquid is now able to flow over the membrane’s surface and rapidly move through the pores where it is able to contact the solid electrode materials located on the other side of the membrane.

mPhase uses MEMS to precisely control the machining of silicon-based materials at the micrometer and nanometer scales. This ability has led to the Company’s proprietary membrane design that controls the wetting and movement of liquids on a solid surface. mPhase uses microfluidics to control the flow of liquid electrolyte through the porous membrane and this is also the basis for other possible applications such as self-cleaning surfaces, filtration and separation and liquid delivery systems.

History of Nanotechnology Operations

Smart NanoBattery

mPhase Technologies along with Bell Labs jointly conducted research from February 2004 through April 2007 that demonstrated control and manipulation of fluids on superhydrophobic and superlyophobic surfaces to create a new type of battery or energy storage device with power management features obtained by controlling the wetting behavior of a liquid electrolyte on a solid surface. The scientific research conducted set the ground work for continued development of the Smart NanoBattery and formed a path to commercialization of the technology for a broad range of market opportunities. During 2005 and 2006, the battery team tested modifications and enhancements to the internal design of the battery to optimize its power and energy density characteristics, as well as making engineering improvements that were essential in moving the battery from a zinc-based chemistry to a commercial lithium-based chemistry that can be manufactured on a large scale. The Company began its efforts by entering into a $1.2 million 12-month Development Agreement with the Bell Labs division of Alcatel/Lucent for exploratory research of control and manipulation of fluids on superhydrophobic surfaces to create power cells ( batteries) by controlling wetting behavior of an electrolyte on nanostructured electrode surfaces. The goal was to develop a major breakthrough in battery technology creating batteries with longer shelf lives as the result of no direct electrode contact (meaning no power drain prior to activation). The Company extended its development effort twice for an additional two years ending in March 2007 and for two additional periods thereafter through July 5, 2007. During this time, the technical focus shifted from trying to separate the liquid electrolyte from nanostructured electrodes to developing a nanostructured membrane that could physically separate the liquid electrolyte from the solid electrodes. mPhase also began working with the Rutgers University Energy Storage Research Group (ESRG) in July 2005 to conduct contract research in advanced battery chemistries involving lithium.

This work involved characterizing and testing materials that could be used in the mPhase battery. In July 2007, the relationship shifted to a collaboration focused on developing a memory backup battery needed by the U.S. Army. The work was funded through a Phase I Small Business Transfer grant.

The Company decided in September 2007 to transfer its development work out of Bell Labs (Alcatel/Lucent) in order to broaden its nanotechnology product commercialization efforts. Prior to such time mPhase was limited to development using zinc-based batteries since Bell Labs did not have facilities to handle lithium chemistry. mPhase continued to work with Rutgers ESRG that has facilities capable of handling lithium battery development and also engaged in work with other companies to supply essential components, fabricate prototypes, and plan manufacturing approaches. These companies included a well-respected silicon foundry and battery manufacturer.

In February 2008, the Company announced that a prototype of its Smart NanoBattery was successfully deployed in a gun-fired test at the Aberdeen Proving Ground at Maryland. The test was conducted by the U.S. Army Armament Research and Development and Engineering Center (ARDEC) of Picatinny, New Jersey. The battery not only survived the harsh conditions of deployment at a gravitational force in excess of 45,000 g, but was also flawlessly activated in the process.

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In March 2008, mPhase announced that it had been invited to submit a proposal for a Phase II STTR grant based upon the successful work it had performed on the Phase I grant to develop a version of the Smart NanoBattey referred to as the multi-cell, micro-array reserve battery for a critical U.S. Army memory backup application. The Phase II grant in the gross amount of $750,000 (net $500,000) was granted to the Company in the middle of September 2008. In March 2008, the Company also announced the successful transfer to a commercial foundry of certain processes critical to the manufacturing of its Smart NanoBattery. This enabled fabrication of the porous membranes for the multi-cell, micro-array reserve battery mentioned above. The Company successfully manufactured nanostructured membranes at the foundry that are essential to commercial production of the battery. By achieving a series of delayed activations, the shelf-life and continuous run-time of such battery is increased to a period of time in excess of twenty years. In April 2008, the Company announced that it had successfully activated its first Smart NanoBattery prototype by electrowetting using a hard-wired configuration and a remotely-activated device. Remote activation plays a key role in providing power to wireless sensors systems and RFID tags.

Also, in April 2008, the Company announced that it had successfully produced its first lithium-based reserve battery with a soft or pouch package and breakable separator (in place of the electrowettable membrane) that relies on mechanical rather than electrical activation to provide Power on Command™. The Company believes that it is a significant milestone in moving from a low energy density zinc-based battery to a higher energy density lithium-based battery towards proving that the Smart NanoBattery will eventually be economically and commercially viable.

In fiscal years ended June 30, 2009 and June 30, 2010, the Company focused upon further development of its Smart Nano Battery under a Phase II STTR grant from the U.S. Army as a potential reserve battery for a back-up computer memory application for a weapons system. The Company completed this Phase II Army grant in the fall of 2010. On November 12, 2010, the Company announced that it had successfully triggered and activated its first functional multi-cell smart nano battery. Triggering and activation of the cells of the battery were achieved by using the technique of electrowetting or programmable triggering. Triggering was accomplished by applying a pulse of electrical energy to a porous, smart surface membrane located inside each cell in the battery causing the electrolyte to come in contact with the cell’s electrodes, creating the chemical reaction to produce voltage inside of the multi-cell battery. The multi-cell battery consists of a matrix of 12 individual cells populated with an electrode stack consisting of lithium and carbon monofluoride materials with each rated at 3.0 volts. Using a custom designed circuit board for testing, each of the cells in the battery were independently triggered and activated without affecting any of the non-activated cells in the multi-cell configuration. Each cell in the battery has a very long shelf-life prior to triggering.

On February 9, 2011, the Company announced that it had signed a 3 year Cooperative Research and Development Agreement (CRADA) with the U.S. Army Armament Research, Development, and Engineering Center (ARDEC) at Picatinny, New Jersey, to continue to cooperatively test and evaluate the mPhase Smart NanoBattery, including new design features functionally appropriate for DoD based systems requiring portable power sources. The army researchers are evaluating the prototypes using the Army’s testing facilities at Picatinny Arsenal in New Jersey in order to determine applicability of the technology to gun fired munitions and potentially to incorporate the technologies into research and development and other programs sponsored by Picatinny. The Research Agreement is supported by the Fuze & Precision Armaments Technology Directorate

From 2011 through January 2019 the Company continued to add to and manage its patent portfolio primarily consisting of “Smart Surfaces” through the sciences of nanotechnology, microfluidics and material science engineering.

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Patents and Trademarks

Our Intellectual Property

Various aspects of the mPhase technology are protected by patents either owned directly by the Company or with respect to which the Company has full sub-licensing rights. The Company’s current battery related patent portfolio consists of seven issued patents, of which one is jointly owned with Rutgers University, two are jointly owned with Lucent Technologies and four are licensed from Lucent Technologies. These cover such aspects of the technology as the ability to use electrowetting to create a moveable liquid lens, methodology and apparatus for reducing friction between a fluid and a body, methodology for etching planar silicon substrates to develop a reserve battery device, methodology and apparatus for controlling the flow resistance of a fluid on nanostructured or microstructured surfaces, methodology for creating a structured membrane with controllable permeability, methodology for a nanostructured battery with end of life cells, and methodology for making a multi-cell battery system with multiple chemistries in each individual cell of the battery pack. Some of these patents are specific to the development of a battery device while others are more generalized. The Company also has four patent applications related to the Smart Surfaces technology that have been filed with the United States Patent Office and other foreign patent offices and that are in various stages of examiner review, as well as four additional patent applications related to other Smart Surfaces technologies under review.

Employees

Currently we have two full-time employees. We also use the services of numerous outside consultants in business and scientific matters. We believe that we have good relations with our employees and consultants.

Competition

The nanotechnology and battery industries as well as the disciplines of artificial intelligence and machine learning are characterized by rapidly evolving technology and intense competition. Our competitors include major multinational companies, specialty nanotechnology companies and energy storage products companies. Many of these companies, including Microsoft are well-established and possess technical, research and development, financial and sales and marketing resources significantly greater than ours. In addition, certain smaller nanotechnology companies have formed strategic collaborations, partnerships and other types of joint ventures with larger, well established industry competitors that afford these companies’ potential research and development and commercialization advantages. Academic institutions, governmental agencies and other public and private research organizations are also conducting and financing research activities which may produce products directly competitive to those we are developing. Moreover, many of these competitors may be able to obtain patent protection and begin commercial sales of their products before we do.

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DESCRIPTION OF PROPERTY

Our headquarters is located in 9841 Washingtonian Boulevard, Suite 390, Gaithersburg, MD 20878. The lease for this office, since January 11, 2019; which presently is month to month, is charged at a monthly cost of $1,350 ($16,200 annually).

LEGAL PROCEEDINGS

From time to time the Company may be involved in various legal proceedings in the ordinary course of business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this prospectus, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; the development and commercialization of largely novel and unproven technologies and products; our ability to protect, maintain and defend our intellectual property rights; uncertainties regarding our ability to obtain the capital resources needed to continue research and development operations; uncertainty regarding our overall ability to compete effectively in a highly complex, rapidly developing, [capital intensive] and competitive industry. See “Risk Factors” set forth herein for a more complete discussion of these factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

OVERVIEW

The following discussion should be read in conjunction with the financial statements and notes thereto included in this prospectus.

We are a nanotechnology company focused on developing and commercializing reserve batteries and other products with “smart surfaces” in the emerging fields of micro fluid dynamics and nanotechnology. On January 11, 2019 the Company underwent a major change in management and control and as a result it is also focusing on development of software platforms and other products associated with the areas of artificial intelligence and machine learning. Effective May 22, 2019 the Company completed a 5,000/1 reverse split of its Common Stock reducing its shares of authorized common stock to 25 million shares. As part of the January 11, 2019 change of control of the Company a new class of 1,000 shares of super voting preferred stock were issued to the new CEO of the Company.

Plan of Operations

While we continue to pursue research and development in connection with our work on smart surfaces, we are increasingly focused on the identification and development of product candidates utilizing our technology in both commercial and military arenas. This now includes broadening our technology to include the areas of artificial intelligence and machine learning. We cannot, however, predict the amount and timing of future revenues. We do not expect sufficient revenues to cover our expenses for the foreseeable future and expect to continue to fund our operations primarily from outside capital investments including debt financings and private placements of our common stock.

Strategy

The Company is seeking to identify strategic partners with significant financial resources through the current valuation of its patent portfolio. The Company believes that its patents as well as its development efforts in the scientific area of microfluidics and “smart surfaces” may provide compelling solutions as part of products and strategies of other companies in the area of energy storage related product. Finally, the Company intends to continue to pursue acquisitions of privately-held companies that have innovative products that are synergistic with the Company’s strategy of introducing new high-growth products in the areas of artificial intelligence and machine learning to the market that will enhance and accelerate the Company’s growth of revenues.

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In April 2016 the prior management of the Company determined to discontinue our then primary revenue generating product which was a Jump Starter for automotive batteries line of products owing to increased competition from China and eroding margins. We have had limited resources dedicated to protecting our technology and recapitalizing the Company. During our last two fiscal years ending June 30, 2018 and 2017, we have focused our operating activity primarily at implementing a plan to monetize our existing intellectual property portfolio and restructuring our debt obligations. On December 10, 2018, the Company entered into an amendment to the Judgment Settlement Agreement with John Fife which we believe significantly enhanced the opportunity to complete our Debt restructuring.

On January 11, 2019, the Company executed contracts including a “Transition Agreement”, together with our prior management and Mr. Bhatnagar whereby Mr. Bhatnagar acquired control of the Company. The Transition Agreement provides the protocol that allows our new management to review our intellectual property portfolio and implement its current plan of operation. The Company is continuing to implement undertakings already in process to extinguish specific debts and settle or reduce other liabilities outstanding within six (6) months of January 11, 2019. Such effort will enable the Company to be in a position to continue to implement a plan to monetize our technology and continuing the prior management’s plan to (i) reduce liabilities to an acceptable level,(ii) streamline internal financial information and update to best practices our corporate governance and that of our subsidiaries The foregoing will allow us to, formulate and implement a revised plan of operations based upon the status of each potential application of our legacy intellectual property portfolio as well as estimate cost and time frames to commercial deployment., including:

(a)- further development of new “smart surface” products through the sciences of microfluidics, micro-electromechanical systems (MEMS) and nanotechnology.

(b)- continued development of our patented Drug Delivery Systems.

(c)- completing our first nanotechnology-enabled product for military and commercial applications - the Smart NanoBattery providing Power on Command™. Our patented and patent-pending battery technology, based on the phenomenon of electrowetting, offers a unique way to store energy and manage power that could revolutionize the battery industry. Features of the Smart NanoBattery include potentially infinite shelf life, environmentally friendly design, fast ramp to power, programmable control, and direct integration with microelectronic devices.

In addition, Mr. Bhatnagar intends to broaden the Company’s existing lines of business in order to accelerate revenue growth through acquisitions of companies and products focused upon proprietary software for artificial intelligence and machine learning applications.

Subsequent to March 31, 2019, the Company acquired the rights, software and code to the technology platform utilized by the Travel Buddhi division in India, for $115,000. Amortization will be computed using the straight-line method over the estimated useful life of the asset.

Effective May 22, 2019 the Company completed a 5000/1 Reverse Split of its Common Stock.

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CRITICAL ACCOUNTING POLICIES

The Company’s critical accounting policies are as follows:

Convertible Instruments - The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments in accordance with EITF 00-19. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional (as that term is described).

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with the provisions of ASC 470 20 “Debt with Conversion Options” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

Transactions With New Management

On January 11, 2019 the Company agreed to an employment agreement with Mr. Bhatnagar which includes annual compensation for a period of five (5) years with annual salary of $275,000. Also included as compensation was the issuance of restricted shares of common stock of the Company equal to 20% pre-split or 13,109,494,031, of the number of shares outstanding, after giving effect to the shares reserved under the agreements, (“Signing Shares”) on January 11, 2019 to Mr. Bhatnagar.; And a warrant agreement (s) with provisions to acquire up to 80% (the warrant cap) of the Company’s common stock based upon the Company increasing revenues’;

During the three and nine months ended March 2019, the Company charge to expense $1,310,449, based upon the closing price of the Company’s common stock on January 11, 2019, for the issuance of 2,621,899 post-split shares of common stock in connection with his employment contract, as discussed in Note 3.

During the three-month and nine-month periods ended March 31, 2019 the Company charge to expense and included in accrued expenses at March 31, 2019, $61,111 and $4,938 of compensation expense and related fringe costs for amounts due under the employment contract to Mr. Bhatnagar as our President, as well as $3,571 for facility use and support costs at our Maryland office, to Verus International, Inc. (ticker symbol “VRUS”) a publicly-held company, for which Mr. Bhatnagar is also the President and CEO.

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TRANSACTIONS WITH OUTGOING MANAGEMENT

TRANSACTIONS WITH OFFICERS

The officers of the Company have made working capital loans to the Company from time to time. These loans, together with accrued interest at 6% totaled $53,712 and $777,912 at March 31, 2019 and June 30, 2018, respectively. The Company recorded $3,724 and $28,545 for interest on these loans during the nine months ended March 31, 2019 and 2018, respectively.

Through December 31, 2018 the Company had not recorded outgoing officers’ salaries since April 2017. During the nine months ended March 31, 2019, the three Officers of the Company received 4,000,000,000 pre-split shares, or 800,000 shares (adjusted for the reverse split described in Note 3), of common stock which were valued at $400,000 and the liability for this award had been included in accrued expenses at June 30, 2018, pursuant to a resolution of the Company’s Board dated November 28, 2017, that such shares were issuable upon the availability of sufficient authorized and unissued shares of Common Stock.

In September 2018, the officers of the Company converted $538,777 accrued wages into 5,387,770,000 pre-split shares, or 1,077,554 shares (adjusted for the reverse split described in Note3), and $702,105 of notes payable and accrued interest into 7,021,050,000 pre-split shares, or 1,404,210 shares (adjusted for the reverse split described in Note 3), of the Company’s common stock. Effective December 31, 2018, the officers of the Company converted $128,641 of notes payable and accrued interest into 2,572,825,000 shares, or 514,565 shares (adjusted for the reverse split described in Note 3), of the Company’s common stock. The Company’s officers did not convert any amounts owed by the Company into shares of common stock during the three-month period ending March 31, 2019.

During the three-month and nine-month periods ended March 31, 2019, the Company charge to expense and included in accrued expenses at March 31, 2019, $5,000 in fees to Mr. Smiley as the Company’s General Counsel and Chief Financial Officer during the transition period.

DIRECTOR

Mr. Biderman received 1,000,000,000 pre-split shares, or 200,000 shares (adjusted for the reverse split described in Note3), of common stock which were valued at $100,000 and the liability for this award had been included in accrued expenses at June 30, 2018, pursuant to a resolution of the Company’s Board dated November 28, 2017, issuable when such shares became available.

In September 2018, Mr. Biderman, an outside Director’s affiliated firms of Palladium Capital Advisors and Eagle Strategic Advisers converted $186,000 of accrued fees into 1,860,000,000 pre-split shares and $126,364 of a note and accrued interest into 1,263,642,700 pre-split shares, or 372,000 shares (adjusted for the reverse split described in Note 3), of common stock of the Company. Effective December 31, 2018, this director converted $4,369 of this note into 87,375,000 pre-split shares, or 17,475 shares (adjusted for the reverse split described in Note 3), of common stock. $1,498 remained outstanding on December 31, 2018. During the nine months ended March 31, 2019 and 2018 the Company recorded $1,937 and $5,926 of accrued interest on this loan

Effective October 1, 2018 the Company reversed to additional paid in capital $7,500 of accrued finders’ fees waved by Eagle Strategic Advisers and no amount of fees remain accrued to this Director’s affiliated firm.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred in accordance with Statement of Financial Accounting Standards (“SFAS”), No.2, “Accounting for Research and Development Cost.”

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from outside contracts with customers and supersedes most of the existing revenue recognition guidance and notes that lease contracts with customers are a scope exception. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. On August 12, 2015, the FASB issued ASU 2015-14 to defer the effective date of ASU 2014-09. Public business entities may elect to adopt the amendments as of the original effective date however, adoption is required for annual reporting periods beginning after December 15, 2017. The Company will implement this pronouncement on July 1, 2019.

In January 2016, the FASB issued ASU-2016-01, Financial Instruments- Overall (Subtopic 825-10) Recognition and Measurement of Financial Assets and Financial Liability Letters. The Company is currently assessing the impact of the guidance on our financial statements and notes to our financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). The standard amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 will be effective beginning in the first quarter of fiscal 2020. Early adoption of ASU 2016-02 is permitted. The new leases standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. In September, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842) which amends certain aspects of the new lease standard. The Company is currently evaluating the impact of adopting ASU 2016-02 on the Company’s financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The new standard changes the presentation of restricted cash and cash equivalents on the statement of cash flows. Restricted cash and restricted cash equivalents will be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s financial statements.

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In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” The amendments in this Update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. The amendments in this Update provide a screen to determine when a set is not a business. If the screen is not met, it (1) requires that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) removes the evaluation of whether a market participant could replace the missing elements. This Update is the final version of Proposed ASU 2015-330 Business Combinations (Topic 805) – Clarifying the Definition of a Business, which has been deleted. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s financial statements.

In May 2017, the FASB issued ASU 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting” to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This Update is the final version of Proposed ASU 2016-360—Compensation—Stock Compensation (Topic 718)—Scope of Modification Accounting, which has been deleted. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying abbreviated financial statements.

Patents and Licenses

We have filed and intend to file United States patents and/or copyright applications relating to some of our proposed products and technologies, either with our collaborators, strategic partners or on our own. There can be no assurance however, that any of the patents obtained will be adequate to protect our technologies or that we will have sufficient resources to enforce our patents.

Because we may license our technology and products in foreign markets, we may also seek foreign patent protection for some specific patents. With respect to foreign patents, the patent laws of other countries may differ significantly from those of the United States as to the patentability of our products or technology. In addition, it is possible that competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investments in competing technologies, may have applied for, or may in the future apply for and obtain, patents, which will have an adverse impact on our ability to make and sell our products. There can also be no assurance that competitors will not infringe on our patents or will not claim that we are infringing on their patents. Defense and prosecution of patent suits, even if successful, are both costly and time consuming. An adverse outcome in the defense of a patent suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease our operations.

The Company has intellectual property as follows:

Nano Technology, Micro Electrical Mechanical Systems (MEMS) and Battery Portfolio:

Various aspects of the mPhase technology are protected by patents either owned directly by the Company or with respect to which the Company has sub-licensing rights. The Company’s current battery related patent portfolio consists of ten issued or licensed patents, of which one is jointly owned with Nokia Corporation (formerly Alcatel Lucent Technologies), and five are licensed from Nokia Corporation. These cover such aspects of the technology as the ability to use electrowetting to create a moveable liquid lens, methodology and apparatus for reducing friction between a fluid and a body, methodology for etching planar silicon substrates to develop a reserve battery device, methodology and apparatus for controlling the flow resistance of a fluid on nanostructured or microstructured surfaces, methodology for creating a structured membrane with controllable permeability, methodology for a nanostructured battery with end of life cells, and methodology for making a multi-cell battery system with multiple chemistries in each individual cell of the battery pack. Some of these patents are specific to the development of a battery device while others are more generalized. The Company has four patent applications that are subject to reinstatement, of which three, the Company intends to submit for reinstatement.

Other Patents

On July 12, 2005, mPhase announced that it had been granted a U.S. patent that covers a series of techniques for splitting different voice and data signals in DSL access networks that is used in its Broadband Loop Watch product. The Company has discontinued further development and marketing of this product owing to the lack of demand for loop diagnostics systems by telephone service providers.

The Company has obtained trademark protection for its mPower Emergency Illuminator and mPower on CommandTM.

In July 2009, the Company filed for 3 new patents covering the unique design features of its manually-activated lithium reserve battery and emergency flashlight products.

On May 20, 2011, the Company announced that it had been granted a U.S. patent for multi-chemistry battery architecture.

On February 10, 2012 the Company filed a U.S. provisional patent with the USPTO for a Non-Pump Enabled Drug Delivery System.

On February 11, 2013 the provisional patent application was converted to a patent application entitled Drug Delivery System.

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In order to conserve financial resources, the Company did not file for patent protection any additional technology or products during Fiscal year ended June 30, 2018. As of the date hereof, the Company has rights under the following patents:

File Number	Invention Title	Filing Date	Issue Date	Patent Number	Patent Office
ALWA-001	Battery System	3/20/2008	9/20/2011	8,021,773	United States
ALWA-004	Tunable Liquid Microlens With Lubrication Assisted Electrowetting	9/13/2001	4/8/2003	6,545,815	United States
ALWA-005	Method and Apparatus for Controlling Friction Between A Fluid and A Body	8/27/2003	1/2/2007	7,156,032	United States
ALWA-006	Electrowetting Battery Having A Nanostructured Electrode Surface	11/18/2003	6/5/2007	7,227,235	United States
ALWA-007	Method and Apparatus for Controlling the Flow Resistance of a Fluid on Nanostructured or Microstructured Surfaces	9/30/2003	2/28/2012	8,124,423	United States
ALWA-009	Structured Membrane with Controllable Permeability	7/28/2006	4/13/2010	7,695,550	United States
ALWA-010	End of Life Cycle, Nanostructured Battery	3/18/2004	11/17/2009	7,618,746	United States
ALWA-011	Adjustable Barrier for Regulating Flow of a Liquid	8/10/2007			United States
ALWA-012	Event Activated Micro Control Devices	8/10/2007			United States
ALWA-013	Combined Wetting/Non-Wetting Element for Low and High Surface Tension Liquids	1/25/2008			United States
ALWA-014	Device for Fluid Spreading and Transport	1/25/2008		8,435,397	United States
ALWA-017	Electrical Device Having A Reserve Battery Activation System	9/2/2009			United States
ALWA-019	Modular Device	9/2/2009	1/1/2013	8,344,543	United States
ALWA-022	Reserve Battery	7/8/2009			United States
ALWA-029	Portable Battery Booster	9/17/2010			United States
ALWA-034	Reserve Battery System	3/2/2010	2/12/2013	8,372,531	United States
ALWA-038	Adjustable Barrier for Regulating Flow of a Liquid	3/10/2010
*ALWA-043	Combined Wetting/Non-Wetting Element for Low and High Surface Tension Liquids (SOUTH KOREA)	8/18/2010			SOUTH KOREA
ALWA-046	Adjustable Barrier for Regulating Flow of a Liquid				United States
ALWA-047	Drug Delivery System	2/11/2013			United States

We also rely on unpatented proprietary technology, and we can make no assurance that others may not independently develop the same or similar technology or otherwise obtain access to our unpatented technology.

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Results of Operations

	For the Nine Months Ended		For the Year Ended
	March 31,	March 31,	June 30,	June 30,
	2019	2,018	2018	2017
	(unaudited)	(unaudited)
REVENUES	$-	$-	$-	$-

COSTS AND EXPENSES

General and Administrative	1,541,960	136,896	734,343	228,386

Depreciation and amortization	-	683	683	2,948

TOTAL COSTS AND EXPENSES	1,541,960	137,579	735,026	231,334

OPERATING LOSS	(1,541,960)	(137,579)	(735,026)	(231,334)

OTHER INCOME (EXPENSE)
Interest (Expense)	(155,912)	(184,342)	(246,162)	(302,906)
Other income - gain on debt extinguishments	16,279	1,057,249	1,107,922	152,320
TOTAL OTHER (EXPENSE) INCOME	(139,633)	872,907	861,760	(150,586)

(Loss) Income From Continuing Operations, before Income Taxes	(1,681,593)	735,328	126,734	(381,920)

(Loss) Income from Discontinued Operations	(14,713)	207,247	187,170	71,155

Income Taxes		-	-	-

Net (Loss) Income	$(1,696,306)	942,575	$313,904	$(310,765)

Basic Net (Loss) Income per share:
(Loss) Income per share From Continuing Operations	$(0.22)	$0.22	$0.04	$(0.11)
Income per share From Discontinued Operations	$0.01	$0.06	$0.05	$0.02
Net (Loss) Income per share	$(0.23)	$0.28	$0.09	$(0.09)
Diluted Net (Loss) Income per share:
(Loss) Income per share From Continuing Operations	$(0.22)	$0.20	$0.04	$(0.11)
Income per share From Discontinued Operations	$0.01	$0.06	$0.05	$0.02
Net (Loss) Income per share	$(0.23)	$0.26	$0.09	$(0.09)
Weighted Average Number of Shares Outstanding;
Basic	7,496,294	3,388,282	3,336,811	3,580,911
Diluted	7,496,294	3,600,000	3,600,000	3,600,000

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NINE MONTHS ENDED MARCH 31, 2019 VS. MARCH 31, 2018

Continuing Operations

General and Administrative Expenses. General and administrative expenses charged to continuing operations were $154,960 for the nine months ended March 31, 2019 compared to $136,896 for the nine months ended March 31, 2018 an increase of $18,064 primarily due to the commencement of a stock award to the President and CEO of the Company resulting in a non-cash charge of $1,310,449 and an additional $60,000 of cash charges in the period.

Other Income and Expense. Interest expense charged to continuing operations was $155,912 in the nine months in Fiscal 2019 as compared to $184,342 for the prior period, a decrease of $28,430

Net loss. mPhase recorded net loss of ($1,681,593) from continuing operations for the nine month period ended March 31, 2019, plus a ($4,713) of loss from discontinued operations, resulting in net loss of ($1,696,306) for the current year as compared to a net income of $942,975 in the prior relative period, which consisted of a $735,238 income from continuing operations and $207,247 of income from discontinued operations for the nine months ended March 31, 2018.

Basic and Diluted Net Income (Loss) per share. This represents basic and diluted net income (loss) from continuing operations and basic and diluted net income (loss) per common share of ($.22) and $($.23) for the nine months ended March 31, 2019 as compared to basic and diluted net income (loss) from continuing operations and basic and diluted net income (loss) per common share of ($.22) and ($.23) for the nine months ended March 31, 2019. The basic and diluted per share computations are based upon weighted average common shares outstanding of 7,496,294 for basic and diluted, and 3,388,282 and 3,600,000 for basic and diluted during the respective nine months ended March 31, 2019 and 2018, as adjusted for the May 17, 2019 reverse split.

Discontinued Operations

Selling and Marketing Expenses. Selling and marketing expenses were $0 for the nine months ended March 31, 2019 compared to $2,251 for the nine months ended March 31, 2018, a decrease of $2,251. The decrease is attributable to the wind-down of the Company’s efforts to service customers of its line of Jump Products.

General and Administrative Expenses. General and administrative expenses charged to discontinued operations were $0 for the nine months ended March 31, 2019 compared to $16,920 for the nine months ended March 31, 2018, a decrease of $16,920.

Other Income and Expense. Interest expense charged to discontinued operations was ($27,245) in the nine months ended March 31 2019 as compared to ($31,057) in the same nine months in 2018, a decrease of $ 3,812. During the nine months ended March 31, 2019 the Company recorded $12,532 of gain on debt extinguishments of discontinued liabilities. During the nine months ended March 31, 2018 the Company recorded $257,475 of gain on debt extinguishments of discontinued liabilities.

Net loss from Discontinued Operations. mPhase recorded a net loss from discontinued operations of $(14,713) for the nine months ended March 31, 2019 as compared to net income of $207,247 for the nine months ended March 31, 2018.

Basic and Diluted Net Income (Loss) per share. This represents basic and diluted net income from discontinued operations per common share of ($0.01) net loss for the nine months ended March 31, 2019 as compared to basic and diluted net income per common share of ($0.01) for the nine months ended March 31, 2018. The basic and diluted per share computations are based upon weighted average common shares outstanding of 7,496,294 for basic and diluted, and 3,388,282 and 3,600,000 for basic and diluted during the respective nine months ended March 31, 2019 and 2018, as adjusted for the May 20, 2019 reverse split.

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TWELVE MONTHS ENDED JUNE 30, 2018 VS. JUNE 30, 2017

YEAR ENDED JUNE 30, 2018 VS. JUNE 30, 2017

Continuing Operations

General and Administrative Expenses. General and administrative expenses charged to continuing operations were $734,343 for the fiscal year ended June 30, 2018 compared to $228,386 for the fiscal year ended June 30, 2017, an increase of $505,957. The Company recorded a $575,000 charge to continuing operations for stock awards for officers, a director and strategic consultants during the fiscal year ended June 30, 2018 compared to no such awards in fiscal 2017. The Company eliminated the accrual of the salaries of the three officers of the Company in fiscal year ended June 30, 2018 resulting in lower payroll of approximately $180,000 to executive officers when compared to fiscal year ended June 30, 2017.

Other Income and Expense. Interest expense charged to continuing operations was $246,162 in for the fiscal year ended June 30, 2018 compared to $302,905 in fiscal year ended June 30, 2017, a decrease of $56,743 due to reduced liability balances. During the fiscal year ended June 40, 2018 other income from continuing operations was $1,107,922 on debt extinguishments. During the the fiscal year ended June 30, 2017 other income from continuing operations included $153,320 of debt extinguishments.

Net Income (loss). mPhase recorded a net income of $313,904 for the fiscal year ended June 30, 2018 consisting of $126,734 income from continuing operations plus a $187,170 gain from discontinued operations as compared to a net loss of ($381,920) from continuing operations for the fiscal year ended June 30, 2017, offset by a $71,155 gain from discontinued operations, resulting in a net loss of $310,765 for the prior year.

This represents a net income per common share of $0.09 in 2018 as compared to a net loss per common share of $(0.110) in 2017, based upon weighted average post-split basic common shares outstanding of 3,336,811 and 3,580,911 during the fiscal years ended June 30, 2018 and June 30, 2017 respectively. The Company had 3,600,000 diluted post-split common shares outstanding during both periods.

Discontinued Operations

Revenues. Total revenues for the fiscal year ended June 30, 2018 decreased to $0 from $20,516 in fiscal year ended June 30, 2017, or 100%. The revenue decrease for the current fiscal year was derived solely due to the terminated sales of the mPower Jump products.

Cost of sales. Cost of sales decreased $20,471 for the year ended June 30, 2018 to $0 from $20,471 in the fiscal year ended June 30, 2017. This decrease is directly attributable to the termination of sales of our mPower Jump products.

Research and Development. Research and development expenses were $0 for the  fiscal year ended June 30, 2018 compared to $38 for the  fiscal year ended June 30, 2017.

Selling and Marketing Expenses. Selling and marketing expenses were $0 for the  fiscal year ended June 30, 2018 compared to $11,154 for the  fiscal year ended June 30, 2017 a decrease of 100%. The decrease is attributable to the elimination of the Company’s sales force and marketing efforts with respect to its line of Jump Products.

General and Administrative Expenses. General and administrative expenses charged to discontinued operations were $19,694 for the fiscal year ended June 30, 2018 compared to $78,228 for the  fiscal year ended June 30, 2017 a decrease of $58,533. The Company eliminated a portion of the salaries of the three officers of the Company in fiscal year ended June 30, 2018 resulting in lower payroll expense charged to discontinued operations of approximately $70,000 for executive officers as compared to fiscal year ended June 30, 2017.

Other Income and Expense. Interest expense charged to discontinued operations was $41,957 in the fiscal year ended June 30, 2018 compared to $47,635 in the fiscal year ended June 30, 2017. During the fiscal year ended June 30, 2018 other income from discontinued operations included $2,875 in a Co-exist agreement for trade name rights offset by $2,309 net termination costs and $250,570 of income from debt extinguishments. During the fiscal year ended June 30, 2017 other income from discontinued operations included $12,500 from the conditional sale of a patent and $195,664 of debt extinguishments.

Net Income from Discontinued Operations. mPhase recorded a net gain from discontinued operations of $187,170 for the year ended June 30, 2018 as compared to $71,155 for the fiscal year ended June 30, 2017.

This represents net income from discontinued operations per common share of $0.00 in the fiscal year ended June 30, 2018 as compared to $0.00 in 2017, based upon weighted average post-split Basic common shares outstanding of 3,336,811 and 3,580,911 during the fiscal years ending June 30, 2018 and 2017 respectively. The Company had 3,600,000 diluted post-split common shares outstanding during both periods.

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LIQUIDITY AND CAPITAL RESOURCES

Through March 31, 2019, the Company had incurred cumulative losses totaling approximately ($213,374,998) and had cash and cash equivalents of $25,344. At March 31, 2019 mPhase had a working capital deficit of ($1,329,393) compared to working capital deficit a of ($3,992,269) as of June 30, 2018, an improvement of $2,663,876 as result of material debt conversions by officers; a director and strategic vendors, as well as further reductions in liabilities and continued debt extinguishments and settlements (“Debt Restructurings”).

The auditors’ report for the fiscal year ended June 30, 2018 includes the statement that “there is substantial doubt of the Company’s ability to continue as a going concern”. As of March 31, 2019, the Company had a negative net worth of ($1,793,593) compared to a negative net worth of ($3,992,469) as of June 30, 2018, primarily because of progress with our Debt Restructurings.

The Company has incurred cumulative losses of ($211,678,692) and a working capital deficit of ($3,993,269) as of June 30, 2018. The auditors’ report for the fiscal year ended June 30, 2018 includes the statement that “there is substantial doubt of the Company’s ability to continue as a going concern”. As of June 30, 2018, the Company had a negative net worth of ($3,992,469) compared to a negative net worth of ($4,508,943) as of June 30, 2017 because of continuing net losses.

The following tables sets forth a summary of our cash flows for the nine months ended March 31, 2019 and 2018.

	Nine months ended March 31,
	2019	2018
Net cash used in operating activities	$(149,371)	$(101,067)
Net cash used in investing activities	-	-
Net cash provided by financing activities	174,544	102,674
Net increase in cash and cash equivalents	25,083	1,607
Cash and cash equivalents at the end of the period	$25,344	$5,770

Cash used in operating activities

Cash used in operating activities was ($149,371) during the nine months ended March 31, 2019. During such period, the cash used by operating activities consisted principally of the net loss for the nine months ended March 31, 2019 of ($1,696,306) decreased by the non-cash gain on debt extinguishments ($28,111) and prepaid expenses of ($3,696), increased by adding back a non-cash charge for stock compensation of $1,310,449 plus an increase of $169,830 of accounts payable and accrued expenses; and further reduced by debt amortization of $7,976 and beneficial conversion interest expense of $91,177.

Cash used in operating activities was ($101,067) during the nine months ended March 31, 2018. During such period, the cash used by operating activities consisted principally of the net income for the nine months ended March 31, 2018; of $942,575 subtracting the non-cash gain on debt extinguishments ($1,309,069); decreasing cash used by the increase of accounts payable and accrued expenses of $165,792 and further reduced by debt amortization of $8,273 and beneficial interest expense of $91,179.

Proceeds from issuance of common stock

During the nine months ended March 31, 2019 and 2018, the Company issued 440,000 and 200,000 post-split shares of its common stock in connection with private placements pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended, raising gross proceeds of $110,000 and $50,000. The proceeds were used by the Company as working capital.

Proceeds from notes payable - related parties

During the nine months ended March 31, 2019 and 2018, two prior and one current of the Company’s Officers’ and a former Director loaned the Company approximately $93,046 and $50,674, net of repayments during those periods, providing the funding needed to assist with the Company’s efforts to bring its filings current and settle its operating debts, when at that time funding via the issuance of common stock was either not available or unfavorably dilutive.

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The following tables sets forth a summary of our cash flows for the- fiscal years ended June 30,2018 and 2017.

	Fiscal Year ended June 30,
	2018	2017
Net cash used in operating activities	$(173,228)	$(60,331)
Net cash used in investing activities	-	-
Net cash provided by financing activities	169,326	59,777
Net decrease in cash and cash equivalents	(3,902)	(554)
Cash and cash equivalents at the end of the period	$261	$4,163

During the twelve months ended June 30, 2018, the Company issued 1,800,000,000 shares of its common stock in connection with private placements, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, raising net proceeds of $81,000 and incurred finder’s fees in the amount of $9,000. The proceeds were used by the Company as working capital.

During the twelve months ended June 30, 2017, the Company issued 900,000,000 shares of its common stock in connection with private placements, pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended, raising net proceeds of $40,500 and incurred finder’s fees in the amount of $4,500. The proceeds were used by the Company as working capital.

Also, during the twelve months ended June 30, 2017, an unaffiliated shareholder advanced the Company $1,000, and an additional $2,000 in fiscal 2018. Additionally, the Director who had loaned the Company $90,000 in the fourth quarter of the fiscal year ended June 30, 2015 advanced the Company $20,000, net of repayments, in the twelve months ended June 30, 2016, together with $5,486 of accrued interest resulted in a balance of $115,486 on June 30, 2016. The Director has not demanded repayment, and together with $7,665 and $7,123 of accrued interest for the fiscal years ended June 30, 2018 & 2017 resulted in a balance of $130,274 outstanding as of June 30, 2018. This director converted $126,364 of this note and accrued interest into 1,263,642,700 shares of the Company’s common stock in September 2018.

During the fiscal years ended June 30, 2018 and 2017, the officers advanced $77,326 and $15,880 to provide working capital to the Company and $44,274 and $37,288 was charged to interest expense on the loans from officers. At June 30, 2018 and 2017 these notes and accrued interest at the rate of 6% totaled $777,712 and $658,311, respectively. In September 2018 the officers converted $702,105 of notes payable and accrued interest into 7,021,050,000 shares of the Company’s common stock.

The Company believes that private placements of its common stock to be issued from time to time will fund our short-term capital needs and in November 2017 the Board of Directors determined it necessary increase its authorized shares of common stock. On August 22, 2018 the Company received approval from New Jersey Secretary of State to Increase authorized Common Shares from 18 billion to 72 billion shares.

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MANAGEMENT’S PLANS AND CURRENT STATUS

Continue settlements and Commence New Operations

The Company had curtailed its efforts with respect to selling its line of automotive jump starter products owing to increased competition resulting in poor margins because of commodity pricing of such products. The Company has sought to implement alternative products for development from our existing patent portfolio and intellectual property but is unable to predict the timing and amount of future revenues. On January 11, 2019 the Company underwent a major change in management and focus to restructure its business to accelerate the generation of revenue through a combination of raising additional capital to improve its balance sheet and aggressively pursue mergers and acquisitions.

Conversion of Prior Management and Strategic Vendor Debts during the nine months ended March 31, 2019

On September 24, 2018 the officers of the Company converted $538,777 accrued wages into 5,387,770,000 pre-split shares, or 1,077,554 shares on a post-split basis, and $702,105 of notes payable and accrued interest into 7,021,050,000 pre-split shares, or 1,404,210 shares on a post-split basis, and a director converted $186,000 of accrued fees into 1,860,000,000 pre-split shares, or 372,000 shares on a post-split basis, and $126,364 of a note and accrued interest into 1,263,642,700 pre-split shares, or 252,729 shares on a post-split basis, of the Company’s common stock. Also, on September 24, 2018 accounts payable to strategic vendors totaling $99,500 were converted into 995,000,000 pre-split shares, or 199,000 shares on a post-split basis, of common stock. The September conversions were for all debt owed these individuals by as of December 31, 2017, at $.0001 per share on a pre-split basis, or $.50 per share on a post-split basis, Effective December 31, 2018 the officers and a Director of the Company converted $133,010 and vendors of the Company converted $15,300 of debt of the Company outstanding on December 31, 2018 into 2,660,200,000 and 306,000,000 pre-split shares respectively, or 532,040 and 61,200 shares on a post-split basis  respectively, of common stock at $.00005 per share on a pre-split basis, or $.25 per share on a post-split basis. Prior Management did not convert any amounts owed by the Company into common stock during the quarter ended March 31, 2019.

Debt Conversions by Prior Management and Strategic Vendors

for the nine months ended March 31, 2019 as adjusted for the May 20, 2019 reverse split, are as follows are as follows:

Liability Converted by Prior Management and Strategic Vendors	Amount of Liability Converted	Post- split Shares of Common Stock
Conversion of accrued wages Officers’	$538,777	1,077,554
Conversion of Officers’ loans and accrued interest	830,746	1,918,775
Conversion of accrued fees to a Director	186,000	37,200
Conversion of loans and accrued interest due to a Director	130,733	270,204
Conversion of accounts payable to strategic vendors	114,800	260,200
Totals conversions by liability into common Stock for Debts owed to Prior Management and Strategic Vendors of the Company during the Nine Months Ended March 31, 2019	$1,801,056	3,563,933

Judgement Settlement Agreement (Formerly Fife Forbearance Obligation)

On March 31, 2019, the judgement settlement agreement, which satisfies the Fife obligation in full, totaled $890,910. During the nine months ended March 31, 2019 the Company paid $45,000 applying $28,004 to principle and $16,996 to interest. During the nine months March 31, 2019 and 2018 the Company recorded a total of $50,546 and $55,886 interest expense  respectively on the preceding forbearance and current judgement settlement agreement.

On various occasions commencing with August 11, 2015 and then January 19, 2016, June 30, 2016, August 18, 2017 and February 16, 2018 the Company entered into an Amendments No. 1 through 5 to the Forbearance Agreement with Mr. Fife; primarily rescheduling the monthly payment schedules. On December 15, 2018, the Company paid $15,000 as the execution payment for the judgement settlement agreement, The Company plans to satisfy this agreement in full by making payments of $15,000 per month through December 30, 2019 and a balloon payment of $195,000 in January 2020 and has included $310,910 in the line item “Current Portion, liabilities in arears- Judgement Settlement Agreement” for this agreement and $580,000 in the line item “Long term portion, liabilities in arears- Judgement Settlement Agreement in the liabilities section of the Company’s Balance Sheet as of March 31, 2019.

The Company has pursued strategic alternatives to best monetize its remaining patent portfolio restructuring and revising its debt obligations and Capital structure, primarily satisfying prior obligations while it implements its new operating strategy.

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River North Equity, LLC (“River North”); which had purchased notes previously issued to JMJ Financial, commenced a litigation against the Company, which was dismissed with prejudice on April 17, 2017; and additionally, we were awarded attorney’s fees. River North failed to appeal a Judgement in favor of the Company negating such Notes by July 17, 2017 and the Judgement became final. As a result of this proceeding the Company recorded the cancellation of the two notes assigned to River North from JMJ Financial for a total of $693,060 of principal and $358,534 accrued interest thereon. This resulted in a $1,051,594 gain from debt during the nine months ended March 31, 2019. The Company been negotiating a settlement for the remaining JMJ notes for an amount less than the $109,000 of principle and $80,472 of accrued interest thereon we have recorded due to JMJ at March 31, 2019.

The Company has also settled the amount due to MH Investment Trust II in full for a payment of $3,000 on April 10, 2019.

The Transition Agreement enables our new management to develop and implement its current plan of operation while the Company finalizes undertakings already in process to extinguish specific debts and settle or reduce other liabilities outstanding within six (6) months.

The Company is focused upon developing a world-class software capability in the core disciplines of artificial intelligence and machine learning in order to broaden its product line and achieve connectively of its existing technology to become part of the “internet of things” The Company believes this effort is essential to accelerate and increase rapid growth of its revenues and maximize shareholder value.

During March 2019, the Company formed its operating subsidiary in Bangalore, India, mPhase Technologies India Pvt ltd., which leases office space for approximately 40 employees.

During April 2019, the Company acquired the rights, software, and code to the technology platform utilized by the Travel Buddhi division in India, for $115,000 (USD).

During June 2019, the Company secured a $2.5 million (USD) contract to provide software, training, and support services to an IT solutions and services company. The contract provides mPhase with an initial $2.5 million of revenue upon delivery of the software license, and also provides subsequent revenue for training, support, updates and maintenance services as provided.

During June 2019, the Company acquired a controlling interest (99%) in Alpha Predictions, LLP, (“Alpha Predictions”) an India-based technology company, that has developed a suite of commercial data analysis products for use across multiple industries. Alpha Predictions is comprised of a team of data specialists who are developing software designed to provide enhanced levels of data analysis for specific business applications. The current product offering includes software covering eight categories: inventory, stock management, marketing optimization, sentiment analysis, customer segmentation and behavior, agro-tech image detection, electrocardiogram automation, and a recommendation engine with multiple uses. Alpha Predictions currently has annualized revenue in excess of $2.0 million (USD) and will become a consolidated subsidiary effective July 1, 2019.

During April 2019 the Company announced an agreement to acquire all the outstanding stock of AIRobotica Services Limited, a Bangalore, India-based technology company, (“AIRobotica”) under the terms of a Stock Purchase Agreement (“SPA”) dated April 19, 2019. The purchase price of $2,500,000 is to be paid over two years in the form of the Company’s common stock, $1,250,000 each anniversary, contingent upon this division attaining prescribed revenue targets. The agreement also requires the Company to provide up to $2,400,000 of working capital over the same two years. Effective June 30, 2019, the Company and AIRobotica mutually agreed under the provisions of a Termination of Stock Purchase Agreement, to terminate, cancel, and void the SPA as it was determined by each party to the SPA that each held different strategic visions on conducting the future business of AIRobotica and therefore the termination of the SPA was in the best interest of both parties. The termination of the SPA did not result in any economic or other penalties to the Company.

The Company’s ability to continue as a going concern and its future success is dependent upon its ability to raise capital in the near term to: (1) satisfy its current obligations, including recently amended settlement agreements, (2) continue its plan to align partners or other third parties to underwrite any research and development efforts needed to exploit our existing technological capabilities, or develop new products and (3) allow the successful wide scale development, deployment and marketing of its smart surface products, or any newly developed, acquired or otherwise obtained product or service line of business. There can be no assurance the necessary debt or equity financing will be available, or if so, on terms acceptable to the Company.

The Company believes that its short-term liquidity requirements are between $140,000 and $150,000 per month until the recently activated Subsidiaries become self-funding from our new operations and any re activation of our existing technologies. In the longer term, we estimate that the Company will need to raise approximately $5-10 million of additional capital for the next 12 months in order to complete targeted acquisitions of revenue producing companies that focus upon artificial intelligence and machine learning. Finally, depending upon sales and margins in fiscal year 2020, additional capital may be required to fund a portion of any growth necessary in operations.

We believe that it is not possible at this stage to provide a meaningful estimate of the total cost to complete our ongoing projects and bring any proposed products to market. The development of new products using the science of nanotechnology and the discipline of microfluidics, artificial intelligence and machine learning are emerging areas and the time for development of future new products is unknown. Costs to complete could vary substantially depending upon the products selected for development. It is possible that the completion and commercialization of these new products could be delayed for a variety of reasons, including difficulties in developing prototypes, delays in manufacturing and the development of new sources of product distribution. Any delay in completion of a product would increase the cost of that product, which would harm our results of operations. Due to these uncertainties, we cannot reasonably estimate the size, nature nor timing of the costs to complete, or the amount or timing of the net cash inflows from our current activities. Until we have developed a larger number of products, we will not be able to estimate our future expenses related to these programs or when, if ever, and to what extent we will receive cash inflows from resulting products.

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Contractual Obligations The following table illustrates debts convertible into shares of the Company’s Common Stock at March 31, 2019:

	March 31, 2019
	(Unaudited)
					Post-Split Shares Convertible
	Note Principle	Accrued Interest	Total		immediately	conditionally available

Arrangement #1 - JMJ Financial, Inc	$109,000	$80,472	$189,472		9,474	-
Arrangement #3 - MH Investment trust II	3,333	3,718	6,844	(iii)	7,604	-
Total Liabilities, in arrears, with convertible features	112,333	84,190	192,577		17,078	-
Judgement Settlement Agreement	890,910	-	890,910	(i)	-
Notes Payable- Officers	71,275	-	71,275	(ii)	-	285,100
Notes Payable- Director	1,478	-	1,478	(ii)	-	5,912
Total	$1,075,996	$84,190	$1,156,240		17,078	291,012

(i) The Judgement Settlement Agreement with Mr. Fife, effective December 10, 2018 has no features whereby the debt is convertible into our common stock on March 31, 2019. (SEE NOTE 8 - Judgement Settlement Agreement)

(ii) Conditionally convertible if available under “Settlements Reserve”, through July 11, 2019 and January 2020. (SEE NOTE 8 - Reserved Shares)

(iii) Arrangement #3 - MH Investment trust II was settled in full on April 10, 2019

At March 31, 2019, our significant contractual obligations for Debt repayments were as follows:

	Less than one year	Greater than one year	Total
Convertible Note-JMJ Financial	$189,472	$-	$189,472
Settlement Agreement -John Fife **	310,910	580,000	890,910
Power-Up Loan* and ***	48,392	-	48,392
Total	$548,774	$580,000	$1,128,774

**- if the Company completes the settlement obligation to Fife by January 2020, the Company will realize a gain from Debt Extinguishments of approximately $580,000

*** On June 25, 2019, the Company entered into a Securities Purchase Agreement dated as of June 19, 2019 with Power Up Lending Group, a Virginia corporation (Lender) and issued an 8% Convertible Promissory Note in the principal amount of $78,000 to the Lender with a maturity date of June 19. 2020. The Company received proceeds in the amount of $48,000 and refinance prior indebtedness owed to the Lender that had been in default.

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

45

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(A) MARKET PRICES OF COMMON STOCK. The primary market for mPhase’s common stock is the NASDAQ OTC Bulletin Board, where it trades under the symbol “XDSL.” The Company became publicly traded through a merger with Lightpaths TP Technologies, formerly known as Tecma Laboratories, Inc. pursuant to an agreement dated February 17, 1997. The following table sets forth the high and low closing prices for the shares for the periods indicated as provided by the NASDAQ’s OTCBB System. The quotations shown reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions. These figures have been adjusted to reflect a 1 for 10 reverse stock split on March 1, 1997 and a 1 for 5,000 reverse split on May 22, 2019.

(A) MARKET PRICES OF COMMON STOCK. The primary market for mPhase’s common stock is the OTC Pink Quotation System, where it trades under the symbol “XDSL.” The Company became publicly traded through a merger with Lightpaths TP Technologies, formerly known as Tecma Laboratories, Inc. pursuant to an agreement dated February 17, 1997. The following table sets forth the high and low closing prices for the shares for the periods indicated as provided by the NASDAQ’s OTCBB System. The stock prices have been adjusted to reflect a 5000/1 reverse split of the Common Stock of the Company. The quotations shown reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions.

YEAR/QUARTER	HIGH	LOW
Fiscal year ended June 30, 2019
First Quarter	$1.00	$.005
Second Quarter	1.00	.05
Third Quarter	1.50	.50
Fourth Quarter	1.50	.50

Fiscal year ended June 30, 2018
First Quarter	.50	.05
Second Quarter	1.00	.25
Third Quarter	1.00	.25
Fourth Quarter	$.75	$.50

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Penny Stock Rules

Our shares of Common Stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our Common Stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

Dividends

We never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, our current preferred stock instruments, and our future credit arrangements may then impose.

Currently under New Jersey law, unless further restricted in its certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets).

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Securities Authorized for Issuance Under Equity Compensation Plan

The following table shows information with respect to each equity compensation plan under which the Company’s Common Stock is authorized for issuance as of the fiscal year ended June 31, 2011.

EQUITY COMPENSATION PLAN INFORMATION

Number of
	securities	Weighted	Number of
	to be issued	average	securities
	upon	exercise	remaining
	exercise of	price of	available for
	outstanding	outstanding	issuance
	options,	options,	under equity
	warrants	warrants	compensation
	and rights	and rights	plans
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	-	-	-

Total	-	-	-

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our exposure to market risk is limited primarily to interest income sensitivity, which is affected by changes in the general level of U.S. interest rates, particularly because a significant portion of our investments are in short term debt securities issued by the U.S. government and institutional money market funds. The primary objective of our investment activities is to preserve principal. Due to the nature of our marketable securities, we believe that we are not exposed to any material market risk. We do not have any derivative financial instruments or foreign currency instruments. If interest rates had varied by 10% in the three months ended March 31, 2011, it would not have had a material effect on our results of operations or cash flows for that period.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors are elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders for the ensuing year or until their successors have been duly elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. No family relationships exist between any of the executive officers or directors.

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The following table sets forth certain information with respect to each person who is an executive officer or director. mPhase’s executive officers and directors as of March 31, 2019 are as follows:

NAME	AGE	POSITION(S)
Anshu Bhatnagar	45	Chief Executive Officer and Director

Martin Smiley **	71	Chief Financial Officer

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

ANSHU BHATNAGAR Anshu Bhatnagar has served as our Chief Executive Officer and Chairman of our board of directors since January 11, 2019. In addition, Mr. Bhatnagar is a food distribution veteran also CEO and Chairman of the Board of VERUS International, Inc, another publicly-traded company and previously was the Chief Executive Officer of American Agro Group, an international trading and distribution company that specialized in exporting agricultural commodities and food products from May 2012 to January 2016. Mr. Bhatnagar was also a Managing Member of Blue Capital Group, a real estate oriented multi-family office focused on acquiring, developing, and managing commercial real estate as well as investing in operating businesses from January 2008 to December 2016. He has also owned NS operated other successful businesses in technology, construction and waste management. We believe Mr. Bhatnagar is qualified to serve as a member of our board because of his extensive business experience including his experience in the food industry.

MARTIN SMILEY was elected on June 28, 2006 to the Board of Directors. He joined mPhase as Executive Vice President, Chief Financial Officer and General Counsel in August 2000. Mr. Smiley has over forty years of experience as a corporate finance and securities attorney and as an investment banker. Prior to joining the company, Mr. Smiley served as a Principal at Morrison & Kibbey, Ltd., a mergers and acquisitions and investment banking firm, from 1998 to 2000, and as a Managing Director for CIBC Oppenheimer Securities from 1994 to 1998. He served as a Vice President of Investment Banking at Chase Manhattan Bank from 1989 to 1994, and as a Vice President and Associate General Counsel for Chrysler Capital Corporation from 1984 to 1989. Mr. Smiley graduated with a B.A. in Mathematics from the University of Pennsylvania and earned his law degree from the University of Virginia, School of Law. Mr. Smiley resigned as the Company’s Chief Financial Officer on June 6, 2019.

Mr. Christopher Cutchens became the Company’s Chief Financial Officer on June 6, 2019, Since June 2018, Christopher Cutchens has served as the Managing Partner of Cutchens Group, LLC, a consulting firm specializing in providing operational and financial services to both public and private companies. From September 2018 until June 2019, Mr. Cutchens served as Chief Operating Officer and Chief Financial Officer of DirectView Holdings, Inc., a company that provides security and surveillance and video conference services. From January 2016 until June 2018, Mr. Cutchens served as Executive Vice President, Chief Operating Officer and Financial Officer of MidAmerica Administrative & Retirement Solutions, LLC, a private company that provides employee benefit programs to plan sponsors and employees. From January 2013 to January 2016, Mr. Cutchens served as Executive Vice President and Chief Financial Officer of Aspire Services, LLC (“Aspire”), and from April 2012 to January 2013, he served as Vice President of Accounting and Finance of Aspire. Aspire is a service provider of retirement solutions. In addition, Mr. Cutchens has served in various other capacities including Corporate Controller of Watsco, Inc. (NYSE: WSO); Corporate Controller of Carrier Enterprise, LLC; Director of Corporate Accounting and Financial Reporting and Assistant Corporate Controller of MarineMax, Inc. (NYSE: HZO); and Senior Auditor at KPMG LLP. Mr. Cutchens received a Bachelor of Science degree in accounting and a master’s degree in accounting information systems from the University of South Florida. Mr. Cutchens is a CPA in the State of Florida.

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EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal year ended June 30, 2018 and the previous fiscal year, the compensation earned by mPhase’s chief executive officer and the other executive officers whose compensation was greater than $100,000 for services rendered in all capacities to the Company for the year ended June 30, 2018.

ITEM 11. EXECUTIVE COMPENSATION

NAME &							NON-
PRINCIPAL					STOCK	OPTION	EQUITY	PENSION
POSITION	YEAR	SALARY		BONUS	AWARDS	AWARDS	INCENTIVE	VALUE	OTHER		TOTAL
Ronald Durando	2018	$-		$-	$200,000	$-	$-	$-	$25,678	(1)	$225,678
Chief Executive Officer	2017	$100,000	(2)	$-	$-	$-	$-	$-	$22,242	(1)	122,242

Gustave Dotoli	2018	$-		$-	$100,000	$	$-	$-	$8,623	(1)	$108,623
Chief Operating Officer	2017	$40,000		$-	$-	$-	$-	$-	$8,020	(1)	$48,020

Martin Smiley	2018	$-		$-	$100,000	$-	$-	$-	$7,973	(1)	$107,973
CFO and General Counsel	2017	$40,000		$-	$-	$-	$-	$-	$7,026	(1)	$47,026

FOOTNOTES

(1)	Interest on loans to the Company.

(2)	Does not include $14,500 of fees charged by Karen Durando, the wife of the Company’s president, for product marketing services during the fiscal years ended June 30, 2017.

OUTSTANDING EQUITY AWARDS at FISCAL YEAR END JUNE 30, 2018

	Number of Securities underlying Unexercised Options (Exercisable)	Number of Securities underlying Unexercised Options (Exercisable)	Equity Incentive Plan awards Number of Securities	Option Exercise Price	Option Expiration Date	Number of shares of stock that has not been vested	Market Value of Shares not vested	Equity Incentive
Ronald Durando	-	-	-	$-		-	-	-
President CEO

Gustave Dotoli	-	-	-	$-		-	-	-
COO

Martin Smiley	-	-	-	$-		-	-	-
Executive VP
CFO Chief Legal Counsel

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Board Committees

We presently do not have an audit committee, compensation committee or nominating and corporate governance committee or committee performing similar functions, as management believes that the Company is in an early stage of development to form an audit, compensation, or nominating committee. The board of directors’ acts in place of such committees. The Company currently does not have an audit committee financial expert for the same reason that it does not have board committees.

Employment Agreements

Mr. Bhatnagar President and Chief Executive Officer pursuant to the terms of an Employment Contract, Transition Agreement and a Warrant each dated as of January 11, 2019 for a period of 5 years and at a base cash salary of $275,000 per annum. Under the terms of the Employment Contract and Transition Agreement Mr. Bhatnagar is to receive 13,109,494,031 Restricted Shares of Common Stock of the Company.

In addition, Mr. Bhatnagar is being granted 1,000 shares of a newly-created class of Series A Preferred Stock of the Company that effectively gives him voting control of the Company. As the holder of one thousand (1,000) shares of Series A Preferred Stock, Mr. Bhatnagar shall have the number of votes (identical in every other respect to the voting rights of the holders of Common Stock entitled at any regular or special meeting of shareholders of the Company) equal to such number of shares of Common Stock that is not less than fifty-one (51%) of the vote required to approve any action that New Jersey law provides may or must be approved by vote or consent of the holders of Common Stock or any other securities of the Company entitled to vote. Except as otherwise required by law, the holder of the Series A Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class. Notwithstanding the foregoing, should the Company enter into a merger agreement with another company and such merger is deemed significant as per SEC Regulation SX Section 3.05 and Section 3.06 Requirements, the Company with seek shareholder approval by a Proxy solicitation in compliance with Federal and State law.

Mr. Bhatnagar has been elected to the Board of Directors of the Company. Under the terms of the Transition Agreement and a cashless Warrant, Mr. Bhatnagar is able to earn an additional 4% of the outstanding Common Stock of the Company for each $1 million of gross revenues of the Company up to $15 million in such revenues and for a total (including his original grant of the Company’s common stock) not to exceed 80% of the total outstanding Common Stock of the Company. The purpose of this transaction is to bring in new management to the Company replacing its existing management to continue development of the Company’s patented and patent pending Smart NanoBattery and Drug Delivery Systems. Either directly or through wholly- owned subsidiaries. In addition, Mr. Bhatnagar intends to broaden the Company’s existing lines of business to include diverse lines of business that the Company can manage profitably within reasonable time frames within the Company’s resources.

On June 1, 2019 (the “Effective Date”), the Company entered into an employment agreement (the “Employment Agreement”) with Christopher Cutchens pursuant to which Mr. Cutchens will serve as Chief Financial Officer of the Company. Pursuant to the terms of the Employment Agreement, Mr. Cutchens will receive a base salary of $75,000 per year. Mr. Cutchens’ base salary shall be subject to annual review and increase by the Company beginning on November 1, 2020. Mr. Cutchens shall also be eligible to receive an annual performance-based bonus based upon the attainment of certain goals established by the Company. The bonus shall not exceed 50% of Mr. Cutchens’ then base salary. In addition to the foregoing, Mr. Cutchens received 231,635 shares of the Company’s common stock which shall vest 25% on the six-month, 1 year, 2 year and 3-year anniversaries of the Effective Date. Mr. Cutchens is also entitled to participate in any and all benefit plans in effect for senior executives of the Company, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

The Company or Mr. Cutchens may terminate the Employment Agreement at any time and for any reason; provided, however, Mr. Cutchens must provide at least 30 days prior written notice of his termination. In addition, the Company may terminate Mr. Cutchens’ employment with or without Cause (as defined in the Employment Agreement). In the event the Company terminates Mr. Cutchens’ employment without Cause (as defined in the Employment Agreement) and if Mr. Cutchens executes a general release of all claims against the Company and its affiliates, which release is not revoked, then, Mr. Cutchens shall receive the following: (i) if Mr. Cutchens has been employed by the Company between 12 and 23 months, six months of his then base salary; (ii) if Mr. Cutchens has been employed by the Company for at least 24 months, twelve months of his then based salary; and (iii) COBRA benefits. In the event Mr. Cutchens terminates his employment with the Company for any reason, he shall be entitled to receive (i) any portion of his then base salary not paid through the date of termination; (ii) reimbursement of expenses incurred on or prior to the termination date; (iii) any accrued but unused vacation pay; (iii) any pro-rated and unpaid portion of the annual bonus Mr. Cutchens is entitled to as of the termination date; and any amount arising from Mr. Cutchens’ participation in, or benefits under, any benefit plans.

Director Compensation Arrangements

None

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 28, 2019 certain information regarding the beneficial ownership of our shares:

1	by each person who is known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock;

2	each of our directors;

3	by each executive officer named in the Summary Compensation Table; and

4	by all of our directors and executive officers as a group.

AFFILIATES (1 & 2)	Shares	Warrants	Options	TOTAL	%

New Management

Anshu Bhatnagar President and CEO and Director (1)	2,620,899	-	-	2,620,899	22.05

Christopher Cutchens Chief Financial Officer (2)	-	-	-	-	-

Old Management

Abraham Biderman Director (3)	301,220	5,960	-	307,180	2.58

Gustave Dotoli Chief Operating Officer and Director (3)(4)	889,759	17,100	-	906,859	7.63

Ronald Durando President and CEO and Director (3)(4)	2,288,996	270,748	-	2,559,703	21.05

Victor Lawrence Director	2,020	-	-	2,020	.02

Martin Smiley EVP, Chief Financial Officer and Director	1,047,281			1,047,281	8.81
		-	-
Total Affiliates	7,150,134	293,808	-	7,443,942	62.13

(1) Doesn’t include warrants for earn out of shares - See page 14

(2) Does not include non-vested shares set forth in Employment Contract

(3) Includes as warrants 5,960 shares, 17,100shares and 270,748 shares respectively due to Messrs. Biderman, Dotoli and Durando at June 28, 2019 valued at $.25 per share consistent with the price of then current private placements by the Company.

(4) Includes 889,770 shares owned by Patricia Dotoli wife of Gustave Dotoli and 2,288,995 shares owned by Karen Durando wife of Ronald Durando

(5) Unless otherwise indicated the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Company beneficially owned by them. The percentage of each beneficial owner listed above is based on 11,886,967 shares of stock outstanding on June 28, 2019 and ,with respect to each person holding options or warrants to purchase shares that are exercisable within 60 days after June 28, 2019 the number of warrants and options are deemed to be outstanding and beneficially owned by the person for the purpose of computing such person’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the ownership of any other person.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Material Related Party Transactions

Transactions with Microphase Corporation

The Company has material related party transactions. The Company has incurred costs for engineering, design and production of prototypes and certain administrative functions from Microphase Corporation in the past through fiscal year ended June 30, 2015.During a portion of the fiscal year ended June 30, 2016, the Company leased office space from Microphase at its Norwalk location. Rental expense charged by Microphase was $4,500 from July 1, 2015 through June 30, 2016. In April 2016 mPhase ceased to be a tenant of Microphase establishing its own independent office. At June 30, 2016, 2017 and 2018 and March 31, 2019, $32,545 remains outstanding to Microphase Corporation. Mr. Durando, President and CEO of mPhase, was an officer of Microphase Corporation until January 22, 2015. Mr. Ergul was a director of Microphase Corporation until December 1, 2016.

Conversion of Prior Management and Strategic Vendor Debts during the nine months ended March 31, 2019

On September 24, 2018 the officers of the Company converted $538,777 accrued wages into 5,387,770,000 pre-split shares, or 1,077,554 shares on a post-split basis, and $702,105 of notes payable and accrued interest into 7,021,050,000 pre-split shares, or 1,404,210 shares on a post-split basis, and a director converted $186,000 of accrued fees into 1,860,000,000 pre-split shares, or 372,000 shares on a post-split basis, and $126,364 of a note and accrued interest into 1,263,642,700 pre-split shares, or 252,729 shares on a post-split basis, of the Company’s common stock. Also, on September 24, 2018 accounts payable to strategic vendors totaling $99,500 were converted into 995,000,000 pre-split shares, or 199,000 shares on a post-split basis, of common stock. The September conversions were for all debt owed these individuals by as of December 31, 2017, at $.0001 per share on a pre-split basis, or $.50 per share on a post-split basis, Effective December 31, 2018 the officers and a Director of the Company converted $133,010 and vendors of the Company converted $15,300 of debt of the Company outstanding on December 31, 2018 into 2,660,200,000 and 306,000,000 pre-split shares, or 532,040 and 61,200 shares on a post-split basis, of common stock at $.00005 per share on a pre-split basis, or $.25 per share on a post-split basis. Prior Management did not convert any amounts owed by the Company into common stock during the quarter ended March 31, 2019.

During fiscal year ended June 30, 2015 the three officers of the Company received a total of $346,147 of their aggregate salaries and a total of $58,333 of their respective aggregate unpaid salaries of $400,000 was accrued as unpaid compensation owed to such officers. Such action was necessary for the Company to conserve financial resources to continue minimal operations. Such unpaid salary is convertible into common stock of the Company at $.0004 per share at the option of each of such officers. During the fiscal year ended June 30, 2015, no such debt conversions have been exercised by any of the officers. During fiscal years ended June 30, 2016 and 2017, an additional $308,000 and $180,000 was accrued and reduced by $7,556 of payments in fiscal 2016 and $538,777 remained as unpaid compensation owed to such officers at June 30, 2017. During fiscal year ended June 30, 2018 the three officers of the Company received a total of $0 cash payments and no additional amounts were accrued toward their respective aggregate unpaid salaries of $538,777. The Company amended the conversion price that unpaid salary is convertible into common stock of the Company to $.0001 per share for the officers in November 2017. Such action was necessary for the Company to conserve financial resources to continue minimal operations and ultimately in September 2018 the officers converted their respective aggregate unpaid salaries of $538,777 into 5,387,770,000 pre-split shares of the Company’s common stock.

During the years ended June 30, 2018 and 2017, a firm owned by Mr. Biderman charged finders’ fees of $9,000 and $4,500 in connection with raising $81,000 and $40,500 in private placements for the Company which funds were used for working capital purposes. Mr. Biderman converted $186,000 of unpaid fees into 1,860,000,000 shares of the Company’s common stock in September 2018.

Additionally, Mr. Biderman loaned the Company $90,000 in the fourth quarter of the fiscal year ended June 30, 2015 advanced the Company $20,000, net of repayments, in the twelve months ended June 30, 2016, together with $5,486 of accrued interest resulted in a balance of $115,486 on June 30, 2016. Mr. Biderman has not demanded repayment, and together with $7,665 and $7,123 of accrued interest for the fiscal years ended June 30, 2018 & 2017 resulted in a balance of $130,274 outstanding as of June 30, 2018. Mr. Biderman converted $126,364 of this note and accrued interest into 1,263,642,700 pre-split shares of the Company’s common stock in September 2018.

53

Conversion Feature and Conversions of Debt to Officers’

The Company amended the conversion feature to provide for the conversion of the remaining Officers’ loans into shares of common stock at a conversion price of $.0004 for a term of five years effective March 31, 2014. The Company amended the conversion price that the remaining Officers’ loans are convertible into common stock of the Company to $.0001 per share in November 2017.

During fiscal year ended June 30, 2016, officers of the Company did not convert any of the officer notes into common stock. The Company amortized $121,570 of the approximately $455,894 previously deferred charge to beneficial conversion feature interest expense for the year ended June 30, 2016. At June 30, 2016 $334,318 of deferred charges for beneficial conversion feature interest expense remain as a reduction of additional paid in capital which will be amortized on a straight-line basis over the life of the warrant or sooner if and when converted.

At June 30, 2016 these notes and accrued interest at the rate of 6% totaled $597,331. On June 30, 2016, these Notes are convertible into approximately 1,493,326,550 pre-split shares of common stock, if available.

During fiscal year ended June 30, 2018, officers of the Company did not convert any of the officer notes into common stock. The Company amortized $121,570 of the approximately $212,746 previously deferred charges remaining to beneficial conversion feature interest expense for the year ended June 30, 2018. At June 30, 2018 $91,176 of deferred charges for beneficial conversion feature interest expense remain as a reduction of additional paid in capital which will be amortized on a straight-line basis over the life of the warrant or sooner if and when converted.

During the fiscal years ended June 30, 2018 and 2017, the officers advanced $77,326 and $15,880 to provide working capital to the Company and $44,274 and $37,288 was charged to interest expense on the loans from officers. At June 30, 2018 and 2017 these notes and accrued interest at the rate of 6% totaled $777,712 and $658,311, respectively. In September 2018 the officers converted $702,105 of notes payable and accrued interest into 7,021,050,000 pre-split shares of the Company’s common stock.

Conversion of Related Party and Strategic Vendor Debts

On September 24, 2018 the officers converted $538,777 accrued wages into 5,387,770,000 pre-split shares, or 1,077,554 shares on a post-split basis, and $702,105 of notes payable and accrued interest into 7,021,050,000 pre-split shares, or 1,404,210 shares on a post-split basis, and a director converted $186,000 of accrued fees into 1,860,000,000 pre-split shares, or 372,000 shares on a post-split basis, and $126,364 of a note and accrued interest into 1,263,642,700 pre-split shares, or 252,729 shares on a post-split basis, of the Company’s common stock. Also, on September 24, 2018 accounts payable to strategic vendors totaling $99,500 were converted into 995,000,000 pre-split shares, or 199,000 shares on a post-split basis, of common stock. These conversions were for 100 % of the debt to these individuals owed by Company on December 31, 2017, pursuant to a resolution, of the Company’s Board dated November 28, 2017, issuable when such shares became available, at $.0001 per share on a pre-split basis, or $.50 per share on a post-split basis.

Effective December 31, 2018 the officers and a Director of the Company converted $133,010 and vendors of the Company converted $15,300 of debt of the Company outstanding on December 31, 2018 into 2,660,200,000 and 306,000,000 pre-split shares, or 532,040 and 61,200 shares on a post-split basis, of common stock at $.00005 per share on a pre-split basis, or $.25 per share on a post-split basis. These shares were issued as a prerequisite to the Transition Agreement which was part of the “Change in Control Agreements” culminating in the change in the Management of the Company.

There were no conversions into common stock by former and present Officers and Directors of the Company during the quarter ended March 31, 2019.

During the nine-month periods ended March 31, 2019, the Company charge to expense and included in accrued expenses at March 31, 2019, $5,000 in fees to Mr. Smiley as the Company’s General Counsel and Chief Financial Officer.

During the nine months ended March 2019, the Company charge to expense $1,310,449, based upon the closing price of the Company’s common stock on January 11, 2019, for the issuance of 2,620,899 post-split shares of common stock to our New President in connection with his employment contract.

During the nine-month periods ended March 31, 2019 the Company charged to expense and included in accrued expenses at March 31, 2019, $61,111 and $4,938 of compensation expense and related fringe costs for amounts due under the employment contract to Mr. Bhatnagar as our President, as well as $3,571 for facility use and support costs at our Maryland office, to Verus International, Inc. (ticker symbol “VRUS”) a publicly-held company, for which Mr. Bhatnagar is also the President and CEO.

54

Director Independence

The Company complies with the standards of “independence” prescribed by rules set forth by the National Association of Securities Dealers (“NASD”). Accordingly, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director who is, or at any time during the past three years, was employed by the Company or by any parent or subsidiary of the Company, shall not be considered independent. Accordingly, there are no Directors of the Company that meet the definition of “independent director” under Rule 4200(A)(15) of the NASD Manual; Anshu Bhatnagar does not.

ADDITIONAL INFORMATION

Federal securities laws require us to file information with the Commission concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.

You can get additional information about the operation of the Commission’s public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Common Stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to mPhase and the Common Stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site.

55

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fees	$1,270
Printing expenses	$3,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$6,000
Outside Consultants	$10,000
Miscellaneous	$1,000
Total	$26,270

INDEMNIFICATION OF OFFICERS AND DIRECTORS

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

From April 1, 2019 through July 10, 1019, the Company issued 500,000 post-split shares of its common stock in connection with private placements pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended, raising gross proceeds of $125,000. The proceeds were used by the Company as working capital.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Martin Smiley, General Counsel of the Company.

EXPERTS

The financial statements of mPhase Technologies, Inc. for the year ended June 30, 2018 and June 30, 2017 have been included herein in reliance upon the reports of Assurance Dimensions, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

56

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a) The following documents are filed as part of this Form S-1

(1) Consolidated Financial Statements

57

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of mPhase Technologies, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of mPhase Technologies, Inc. (the Company) as of June 30, 2018 and 2017, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues, has negative working capital at June 30, 2018, has incurred recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assurance Dimensions
Assurance Dimensions, Inc.
We have served as the Company’s auditor since 2016.
Coconut Creek, FL
October 15, 2018

F-1

mPHASE TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2018	June 30, 2017
ASSETS
CURRENT ASSETS
Cash	$261	$4,163
Assets of discontinued operations	-	4,527

TOTAL CURRENT ASSETS	261	8,690

Property and equipment, net	-	683

Other assets	800	800

TOTAL ASSETS	$1,061	$10,173

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$421,056	$442,746
Accrued expenses	1,273,569	894,930
Due to related parties	226,045	217,045
Notes payable, Officers’	777,912	658,311
Notes payable, Director & Investor	133,274	123,609
Current Portion, Long term convertible debentures	997,698	1,615,266
Liabilities of discontinued operations	163,976	567,209
TOTAL CURRENT LIABILITIES	3,993,530	4,519,116

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ DEFICIT
Common stock, par value $.001, 18,000,000,000 shares authorized, 16,860,514,523 and 17,764,713,048 shares issued and outstanding at June 30, 2018 & 2017, respectively	16,860,514	17,764,712
Additional paid in capital	190,825,709	189,718,941
Accumulated deficit	(211,678,692)	(211,992,596)
TOTAL STOCKHOLDERS’ DEFICIT	(3,992,469)	(4,508,943)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,061	$10,173

The accompanying notes are an integral part of these consolidated financial statements.

F-2

mPHASE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	June 30, 2018	June 30, 2017

REVENUES	$-	$-

COSTS AND EXPENSES

General and Administrative (including $575,000 non-cash stock related charges in 2018)	734,343	228,386

Depreciation and amortization	683	2,948

TOTAL COSTS AND EXPENSES	735,026	231,334

OPERATING LOSS	(735,026)	(231,334)

OTHER INCOME (EXPENSE)
Interest (Expense)	(246,162)	(302,906)
Other income - gain on debt extinguishments	1,107,922	152,320
TOTAL OTHER INCOME (EXPENSE)	861,760	(150,586)

Income (Loss) From Continuing Operations, before Income Taxes	126,734	(381,920)

Income From Discontinued Operations	187,170	71,155

Income Taxes	-	-

Net Income (Loss)	$313,904	$(310,765)

Basic and Diluted Net Income (Loss) per share:
Income (Loss) per share From Continuing Operations	$0.00	$(0.00)
Income per share From Discontinued Operations	$0.00	$0.00
Net Income (Loss) per share	$0.00	$(0.00)
Weighted Average Number of Shares Outstanding;
Basic	16,684,055,107	17,904,555,752
Diluted	18,000,000,000	18,000,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

mPHASE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE TWO YEARS ENDED JUNE 30, 2018

	Common Stock		Additional
	Shares	$.001 Par Value	Paid in Capital	Accumulated Deficit	Stockholders’ Deficit
Balance June 30, 2016	17,772,643,845	$17,772,643	$189,533,940	$(211,681,831)	$(4,375,248)

Issuance of Common Stock to accredited investors in private placements, net of $4,500 fees	900,000,000	900,000	(859,500)	-	40,500

Issuance of Common Stock for the Conversion on a Convertible Debenture & accrued interest thereon	187,500,000	187,500	(172,500)	-	15,000

Beneficial Conversion Feature Interest Expense Charged to Additional Paid in Capital	-	-	121,570	-	121,570

Return to treasury of shares cancelled by significant shareholders	(1,095,430,797)	(1,095,431)	1,095,431	-	-

Net Loss for the Year Ended June 30, 2017	-	-	-	(310,765)	(310,765)

Balance June 30, 2017	17,764,713,048	$17,764,712	$189,718,941	$(211,992,596)	$(4,508,943)

Issuance of Common Stock to accredited investors in private placements, net of $9,000 fees	1,800,000,000	1,800,000	(1,719,000)	-	81,000

Beneficial Conversion Feature Interest Expense Charged to Additional Paid in Capital	-	-	121,570	-	121,570

Return to treasury of shares cancelled by significant shareholders	(2,704,198,525)	(2,704,198)	2,704,198	-	-

Net Income for the Year Ended June 30, 2018	-	-	-	313,904	313,904

Balance June 30, 2018	16,860,514,523	$16,860,514	$190,825,709	$(211,678,692)	$(3,992,469)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

mPHASE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	June 30,
	2018	2017
Cash Flow From Operating Activities:
Net Income (Loss)	$313,904	$(310,765)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	683	2,948
(Gain) on debt extinguishments	(1,107,922)	(152,320)
Other non-cash charges including amortization of deferred compensation and beneficial conversion interest expense	121,570	121,570
Changes in assets and liabilities:
Other assets	-	(800)
Accounts payable & Accrued expenses	755,048	261,859
Due to/from related parties Officers	-	130,000
Net cash provided by continuing operating activities	83,283	52,492
Net cash used in discontinued operating activities	(256,511)	(112,823)
Net cash used in operating activities	$(173,228)	$(60,331)

Cash Flow Used in Investing Activities:
Net Cash used in investing activities	$-	$-

Cash Flow from Financing Activities:
Proceeds from issuance of common stock, net of finder’s fees	81,000	40,500
Due from related party - Eagle	9,000	4,500
Proceeds of demand note - investor	2,000	1,000
Proceeds from notes payable officers’	78,404	32,784
Repayment of notes payable officers’	(1,078)	(16,904)
Net cash provided by continuing financing activities	169,326	61,880
Net cash used in discontinued financing activities	-	(2,103)
Net cash provided by financing activities	$169,326	$59,777

Net decrease in cash	(3,902)	(554)

CASH AND CASH EQUIVALENTS, beginning of period	4,163	4,717
CASH AND CASH EQUIVALENTS, end of period	$261	$4,163

The accompanying notes are an integral part of these consolidated financial statements.

F-5

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

1. ORGANIZATION AND NATURE OF BUSINESS

mPhase Technologies, Inc. (“mPhase” or the “Company”) was initially incorporated in New Jersey in 1979 under the name Tecma Laboratory, Inc. In 1987, the Company changed its name to Tecma Laboratories, Inc. As Tecma Laboratories, Inc., the Company was primarily engaged in the research, development and exploration of products in the skin care field. On February 17, 1997, the Company acquired Lightpaths, Inc., a Delaware corporation, which was engaged in the development of telecommunications products incorporating DSL technology, and the Company changed its name to Lightpaths TP Technologies, Inc.

On May 5, 1997, the Company completed a reverse merger with Lightpaths TP Technologies, Inc. and thereafter changed its name to mPhase Technologies, Inc. on June 2, 1997.

mPhase, a New Jersey corporation is a publicly-held company with approximately 16.9 billion shares of common stock outstanding as of June 30, 2018. The Company’s common stock is traded on the OTC Pink Quotation System under the ticker symbol XDSL.

The Company from inception through June 30, 2010 focused much of its efforts in the commercial deployment of its TV+ products for delivery of broadcast IPTV, and DSL component products which include POTS splitters. Beginning in 2004, the Company added a new line of power cell batteries and electronic sensors (magnetometers) being developed through the use of nano-technology. The Company discontinued its TV+ line of products as of June 30, 2010 as well as its electronic sensor products.

In recent years, the Company has shifted its primary business focus to the development of innovative power cells and related products through the science of microfluidics, microelectromechanical systems (MEMS) and nano- technology. Using these disciplines, it has developed a battery that has a significantly longer shelf life prior to activation than conventional batteries. In addition, such battery product, unlike conventional batteries, is capable of disposal after use without harm to the environment. This technology is the primary technology and business of the Company today. Presently the Company is pursuing strategic alternatives to best monetize its patent portfolio, including partnering to exploit its opportunities for our drug delivery system. The Company is seeking to engage a grant and project proposal consultant to obtain government funding available under the Departments of Defense & Homeland Security including The Department of Defense Ordnance Technology Consortium “DOTC”, Small Business Innovative Research “SBIR”, Cooperative Research and Development Agreements (CRADA) and similar programs for targeted applications for its smart nano-battery applications.

mPower Technologies, Inc. is a New Jersey corporation and is a wholly-owned consumer products subsidiary of mPhase Technologies, Inc. This subsidiary had its last significant sale of Jump products during the first Quarter of Fiscal 2017 and this product line is treated as Discontinued Operations in these financial statements. Medds, Inc is a Wyoming Corporation that was formed to capitalize on opportunities for our drug delivery system.

We are presently headquartered in New Dorp Lane, Staten Island, New York.

F-6

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

2. GOING CONCERN AND MANAGEMENT’S PLANS

Through June 30, 2018, the Company incurred cumulative losses reflected in its accumulated deficit of $211,678,692 and at June 30, 2018 had a working capital deficit of $3,993,269. Funding in our traditional capital markets was difficult during FYE 2016, 2017 and 2018. These matters raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months from the issue date of this report.

The Company was able to enter into convertible debt arrangements and private placements of equity with independent investors to provide liquidity and capital resources during the preceding two fiscal years. In addition, and from time to time during FYE 2018 and 2017, the Company raised necessary working capital via bridge loans from officers. During FYE June 30, 2018 and 2017, the Company received net proceeds from private placements with accredited investors of approximately $81,000 and $40,500 respectively.

The Company is currently focused on preserving the ability to continue the development and commercialization of its battery products using the science of nanotechnology. Presently the Company is pursuing strategic alternatives to best monetize its patent portfolio, including partnering with to exploit its opportunities for our drug delivery system in the medical device industry and pursuing development programs in the Defense & Homeland Security departments for targeted applications for our smart nano-battery applications. In April of 2016, the Company began the wind-down of its entire line of mPower Jump products owing to increased competition and erosion of pricing in the market. The Company had its last significant sale of Jump products during the first Quarter of Fiscal 2017 and this product line is treated as Discontinued Operations in these financial statements.

The Company’s ability to continue as a going concern and its future success is dependent upon its ability to raise capital in the near term to: (1) satisfy its current obligations, (2) continue its research and development efforts, and (3) successfully develop, market and sell its products. The Company believes that it will be able to complete the necessary steps in order to meet its cash flow requirements throughout fiscal 2018 and continue its development and commercialization efforts.

However, there can be no assurance that mPhase will generate sufficient revenue to provide positive cash flows from operations or that sufficient capital will be available, when required, to permit the Company to realize its plans. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of mPhase and its wholly-owned owned subsidiaries, mPower Technologies, Inc. & Medds, Inc. Significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These include net realizable inventories, prepaid expenses, accrued expenses and stock based compensation expense. Actual results could differ from those estimates.

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments include cash, accounts payable, current and long-term debt, line of credit, convertible debt and due to related parties. Management believes the estimated fair value of cash, accounts payable and debt instruments at June 30, 2018 and 2017 approximate their carrying value as reflected in the balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments. Fair value of due to related parties cannot be determined due to lack of similar instruments available to the Company.

F-7

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

DEBT DISCOUNTS

Costs incurred with parties who are providing the actual long-term financing, which generally may include loan fees, the value of warrants, fair value of the derivative conversion feature, or the intrinsic value of conversion features associated with the underlying debt, are reflected as a debt discount. These costs and discounts are generally amortized to interest expense generally over the life of the related debt.

DERIVATIVE FINANCIAL INSTRUMENTS

Derivative instruments are accounted for in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income. The Company determined that due to the lack of an active market for the Company’s common stock that there was no derivative liability associated with the convertible notes outstanding at June 30, 2018 and 2017. (See Note 8)

LONG-LIVED ASSETS

The Company reviews long-term assets for impairment whenever events or circumstances indicate that the carrying amount of those assets may not be recoverable. The Company also assesses these assets for impairment based on their estimated future cash flows.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of three to five years.

RESEARCH AND DEVELOPMENT -Discontinued Operations

Research and Development cost are charged to operations when incurred. The amounts charged to expense for the years ended June 30, 2018 and 2017 were $0 and $38, respectively.

PATENTS AND LICENSES

Patents and licenses are capitalized when mPhase determines there will be a future benefit derived from such assets and are stated at cost. Amortization is computed using the straight-line method over the estimated useful life of the asset, generally five years. As of June 30, 2018, and 2017, the book value of such assets, or $214,383, has been fully amortized and no amortization expense was recorded for the years ended June 30, 2018 and 2017, respectively. During the years ended June 30, 2018 and 2017 the Company included in other income $0 and $12,500 for the conditional sale of a patent which had no capitalized costs associated with the patent.

INVENTORIES -Discontinued Operations

The Company uses the First-In First Out method (FIFO) to account for inventory which is carried at the lower of cost and net realizable value. As of June 30, 2018, and 2017, inventory was valued at $0 and $3,477, net of a $72,503 and $69,106 reserve, respectively. The amounts of inventory write downs charged to the reserve for the year ended June 30, 2018 was $2,000.

F-8

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

LOSS PER COMMON SHARE, BASIC AND DILUTED

mPhase accounts for net loss per common share in accordance with the requirements FASB ASC 260 Earnings Per Share. Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net loss adjusted for income or loss that would result from the assumed conversion of potential common shares from contracts that may be settled in stock or cash by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company has convertible securities held by third parties and convertible notes plus accrued interest thereon held by officers of the Company, subject to availability, convertible into approximately 765,042,167 shares immediately, and up to 11,219,196,667 shares if the forbearance agreement discussed in Note 8 is settled entirely in stock, for convertible notes held by third parties; and 16,404,630,000 shares, if available, for officer and director notes and unpaid wages and fees of the Company’s common stock based upon the conversion terms at June 30, 2018. If all were fully converted at June 30, 2018 based upon the terms at that date it would total 27,623,826,667 shares of the Company’s Common Stock.

In periods reporting a loss the inclusion of warrants and potential common shares to be issued in connection with convertible debt have an anti-dilutive effect on diluted loss per share and have been omitted in such computation.

The following Table Illustrates shares of the Company’s Common Stock subject to Convertible Obligations as of June 30, 2018

	June 30, 2018
				Shares Convertible
	Note Principle	Accrued Interest	Total	immediately	over full term, when available
Arrangement #1 - JMJ Financial, Inc	$109,000	$69,520	$178,520	44,630,000	44,630,000
Arrangement #2 - St. George Investments/Fife Forbearance Obligation	885,364	-	885,364	625,000,000	11,067,050,000
Arrangement #3 - MH Investment trust II	3,333	3,118	6,451	107,516,667	107,516,667
Total Convertible Notes payable	997,697	72,638	1,070,335	777,146,667	11,219,196,667
Notes Payable- Officers (1) (2)	531,932	245,980	777,912	-	7,779,120,000
Accrued Wages-Officers (1) (2)	538,777	-	538,777	-	5,387,770,000
Fees Payable- Director (1) (2)	193,500	-	193,500	-	1,935,000,000
Notes Payable- Director (1) (2)	130,274	-	130,274	-	1,302,740,000
Total	$2,392,180	$318,618	$2,710,798	777,146,667	27,623,826,667

(1)	Shares convertible at $.0001 when available pursuant to November 28, 2017 Board resolution to increase authorized common shares to 72 billion

(2)	On August 22, 2018 the Company received approval from New Jersey Secretary of State to Increase authorized Common Shares to 72 billion. In September 2018 a.) the officers converted $538,777 accrued wages into 5,387,770,000 shares and $702,105 of notes payable and accrued interest into 7,021,050,000 shares, &; b.) a director converted $186,000 of accrued fees into 1,860,000,000 shares and $126,364 of a note and accrued interest into 1,263,642,700 shares, of the Company's common stock.

REVENUE RECOGNITION

As required, mPhase has adopted the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements,” which provides guidelines on applying generally accepted accounting principles to revenue recognition based on the interpretations and practices of the SEC. The Company has recognized revenue on it JUMP products (SEE Discontinued Operation caption herein) when the products were shipped, and title passed to the customer.

F-9

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

DISCONTINUED OPERATIONS

The Company has classified the operating results and associated assets and liabilities from its Jump line of products, which ceased having material sales in the first quarter of Fiscal 2017, as Discontinued Operations in the Consolidated Financial Statements for the Fiscal Years ended June 30, 2018 and 2017.

THE ASSETS AND LIABILITIES ASSOCIATED WITH DISCONTINUED OPERATIONS INCLUDED IN OUR CONSOLIDATED BALANCE SHEET WERE AS FOLLOWS:

	June 30, 2018			June 30, 2017
	Total	Discontinued	Continuing	Total	Discontinued	Continuing
ASSETS

CURRENT ASSETS
Cash	$261	$-	$261	$4,163	$-	$4,163
Inventory, net	-	-		3,477	3,477
Prepaid and other current assets	-	-		1,050	1,050
TOTAL CURRENT ASSETS	261	-	261	8,690	4,527	4,163

Property and equipment, net	-	-	-	683		683

Other assets	800	-	800	800	-	800

TOTAL ASSETS	$1,061	$-	$1,061	$10,173	$4,527	$5,646

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$421,056	$124,508	$421,056	$839,825	$397,078	$442,746
Accrued expenses	1,273,569	142,195	1,131,374	1,037,124	142,195	894,930
Due to related parties	226,045	-	226,045	217,045	-	217,045
Notes payable, Officers’	777,912	-	777,912	658,311	-	658,311
Notes payable, Director & Investor	133,274	-	133,274	123,609	-	123,609
Note Payable, Finance Company	39,468	39,468	-	27,936	27,936	-
Current Portion, Long term convertible debentures	997,698	-	997,698	1,615,266	-	1,615,266

TOTAL LIABILITIES	3,993,530	306,171	3,687,359	4,519,116	567,209	3,951,907

F-10

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

DISCONTINUED OPERATIONS - (Continued)

Revenue and Expense Recognition for Discontinued Operations

The Company has recognized revenue on its JUMP products when the products were shipped, and title passed to the customer.

The results of discontinued operations include specifically identified and allocated common overhead expenses.

THE REVENUES AND EXPENSES ASSOCIATED WITH DISCONTINUED OPERATIONS INCLUDED IN OUR CONSOLIDATED STATEMENTS OF OPERATIONS WERE AS FOLLOWS:

	For the Year Ended
	June 30, 2018	June 30, 2017
	Discontinued	Discontinued

REVENUES	$-	$20,516

COSTS AND EXPENSES

Cost of Sales	-	20,471

Research and Development	-	38

Selling and Marketing	2,315	11,154

General and administrative	19,694	78,228

TOTAL COSTS AND EXPENSES	22,009	109,891

OPERATING LOSS	(22,009)	(89,375)

OTHER INCOME (EXPENSE)
Interest (Expense)	(41,957)	(47,635)
Other income, including gain on debt extinguishments of $250,570 in 2018 and $195,664 in 2017	251,136	208,164

TOTAL OTHER INCOME (EXPENSE)	209,179	160,529

Income From Discontinued Operations, before Income Taxes	187,170	71,155

Income Taxes	-	-

Net Income from Discontinued Operations	$187,170	$71,155

F-11

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

INCOME TAXES

The Company accounts for income taxes in accordance with accounting guidance now codified as Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At June 30, 2018 and 2017, the Company had a full valuation allowance against its deferred tax assets.

Effective July 1, 2007, the Company adopted the provisions of FASB ASC 740-10-05, “Accounting for Uncertainties in Income Taxes.” The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

The Company files U.S. and state income tax returns with various statutes of limitations. The 2015 through 2018 tax years generally remain subject to examination by federal and most state tax authorities.

The Company recognizes interest accrued and penalties related to unrecognized tax benefits, if any, in interest and operating expenses. No interest or penalties were recorded for the years ended June 30, 2018 and 2017.

BUSINESS CONCENTRATIONS AND CREDIT RISK

To date, the Company’s products have been sold to a limited number of wholesale customers, earlier primarily in the primarily in the automotive consumer products industry. During the fiscal year ended 2018 and 2017 sales consisted primarily of the Company’s new Jump products. Sales of individual Jump products are prepaid in advance and sales to distributors have terms of net 15 days or less while sales to retail chains have terms of 60 days. Sales through corporate office headquarters of major distributors can have payment terms of up to net 360 days to which the Company has not yet experienced. Throughout the year, cash balances that the Company maintains at financial institutions may exceed the Federal Deposit Insurance Corporation insurance limitation of up to $250,000. Cash balances exceeded FDIC did not exceed such amount during fiscal year ended June 30, 2018 and 2017.

RECLASSIFICATIONS

Certain reclassifications have been made in the prior period consolidated financial statements to conform to the current period presentation. The Company reclassified accrued fees to Eagle Advisors to a source of funds from financing activities previously included as a source of funds in operating activities in the Statement of Cash Flows. The reclassified financial statement items had no effect on Net Income (Loss) for the Year, Total Stockholders’ Deficit or Total Assets for the fiscal years ended June 30, 2018 and 2017.

NEW ACCOUNTING PRONOUNCEMENTS

The Company is evaluating several pronouncements issued by the FASB which have recently or may result in the adoption by the Company of these standards in upcoming accounting periods as follows:

ASU 2016-02 — In February 2016, the FASB issued a new lease standard that supersedes existing lease guidance under GAAP. This standard requires lessees to record most leases on their balance sheets but recognize expenses on their income statements in a manner similar to existing lease guidance under GAAP. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, with the option to use certain relief. Full retrospective application is prohibited. This standard is effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2018, which for us is our fiscal 2019. We are currently evaluating the impact this standard will have on our financial position, results of operations and cash flows.

F-12

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

NEW ACCOUNTING PRONOUNCEMENTS - (Continued)

ASU 2016-15 The FASB recently issued ASU 2016-15 to clarify whether the certain items should be categorized as operating, investing or financing in the statement of cash flows. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within those fiscal years, which for us is our fiscal 2019. Early adoption is permitted in any annual or interim period, but all of the guidance is required to be adopted in the same period and any adjustments must be reflected as of the beginning of the fiscal year. We are currently evaluating the impact this accounting standards update will have on our financial position, results of operations and cash flows.

ASU 2016-18 Statement of Cash Flows (Topic 230) : Restricted Cash (A Consensus of the FASB Emerging Issues Task Force) : The new standard requires the statement of cash flows explain the change during the period in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Entities will also be required to reconcile such total to amounts on the balance sheet and disclose the nature of the restrictions. The Company has a restricted cash balance of $0 on the Condensed Consolidated Balance Sheet.

4. SUPPLEMENTAL CASH FLOW INFORMATION

	For the Years Ended
	June 30, 2018	June 30, 2017
Cash Paid for:
Interest Paid	$9,684	$98,078
Non-Cash Investing and Financing Activities:
Conversion of $9,460 convertible debt and $5,540 accrued interest to common stock in 2017.	$-	$15,000

5. PROPERTY AND EQUIPMENT

Property and equipment, at cost, consist of the following:

	June 30,
	2018	2017
Research Equipment	$48,383	$48,383
Office and Marketing	151,118	151,118
Gross Cost	199,501	199,501
Less Accumulated Depreciation	(199,501)	(198,818)

Net Property and Equipment	$-	$683

Depreciation expense for the years ended June 30, 2018 and 2017 was $683 and $2,948, respectively, none of which relates to research laboratory and testing equipment included in research and development expense.

F-13

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

6. ACCRUED EXPENSES

Accrued expenses consist of the following as of each Balance Sheet date:

	June 30,
	2018	2017
Accrued Interest - Convertible Debentures	$72,638	$413,271
Accrued Wages - Officers’- continuing operations	395,582	396,582
Other Expenses	89,044	85,077
Accrued Stock Bonus	575,000	-
Total - continuing operations	$1,273,569	$894,930
Accrued Wages - Officers’- discontinued operations	$142,195	$142,195

7. SHORT TERM NOTES PAYABLE

Short term notes payable is comprised of the following:

Other Short-Term Notes

Note Payable, Director (Eagle)

A Director of the Company loaned the Company and was owed $115,486. The Company recorded $7,123 of accrued interest during FYE 2017 and $7,655 of accrued interest during FYE 2018 which resulted in $130,274 and $122,609 outstanding at June 30, 2018 and 2017, respectively.

On September 26, 2018 the Director converted $126,364 of this note into 1,263,642,700 shares of the Company’s Common Stock.

Other Note payable (Investor)

During the fourth quarter fiscal 2017 a shareholder advanced the Company $1,000. During FYE June 30, 2018 the shareholder advanced an additional $2,000. At June 30, 2018 $3,000 remains outstanding under this note.

Note Payable Finance Company (Power Up)- Discontinued Liability

The Company borrowed approximately $66,000 under two advances commencing January 2016, with scheduled repayments of approximately $87,500 originally due through July 2016. During fiscal year ended June 30, 2016 we made $75,012 of payments, which included $38,819 of principal and $36,193 of finance charges which are included in interest expense for the period. At June 30, 2016, $27,210 remained outstanding under this note. During the FYE June 30, 2017 we made $12,300 of repayments which included $2,103 of principal and $10,197 of finance charges which are included in interest expense for the period. At June 30, 2017, $27,936 remained outstanding under this note. The Company recorded $11,532 of finance charges for the fiscal year ended June 30, 2018. As of June 30, 2018 $39,468 remained outstanding under this note.

F-14

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

8. STOCKHOLDERS’ EQUITY and Convertible Debt Arrangements

Long Term Convertible Debentures / Debt Discount

The Company had three separate convertible debt arrangements with independent investors that were in effect at various times during the two fiscal years ended June 30, 2018 and 2017.

During the fiscal year ended June 30, 2017 a lender converted $15,000 of Convertible Debt which included $9,460 principal and $5,540 accrued interest thereon relating to the forbearance agreement into 187,500,000 shares of the Company’s Common stock.

These transactions are intended to provide liquidity and capital to the Company and are summarized below.

Arrangement #1

The Company entered into a convertible note on November 17, 2009, whereby the Company received a total of $186,000 of proceeds in connection with a new financing agreement with JMJ Financial. This transaction consists of the following: 1) a convertible note in the amount of $1,200,000 plus a one-time interest factor of 12% ($144,000) and a maturity date of September 23, 2012 and (2) a secured promissory note in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000 each) and a maturity date of September 23, 2012 due from the holder of the convertible note, of which the Company received a total of $150,000 of proceeds in connection with the second promissory note under this agreement. The convertible debenture converts into the Company’s common stock at 75% of the lowest trading price during the 20 trading days prior to conversion. Due to certain ratchet provisions contained in the convertible note the Company accounted for this conversion feature as a derivative liability. In connection herewith, at the commitment date, the Company recorded a derivative liability of $536,000 and a debt discount of $636,000. The debt discount was amortized over the term of the convertible note. At June 30, 2012, the outstanding convertible note balance of $372,060 was combined with the April 5, 2010 arrangement with JMJ Financial, Inc.

On December 15, 2009 the Company entered into a new financing agreement with JMJ Financial that consisted of the following: 1) a convertible note issued by the Company in the amount of $1,500,000 plus a one-time interest factor of 12% ($180,000) and a maturity date of December15, 2012 and (2) a secured promissory note in the amount of $1,400,000 plus a one-time interest rate factor of 13.2% ($180,000) and a maturity date of December 15, 2012 due from the holder of the convertible note. To date the Company has received a total of $300,000 of proceeds in connection with this promissory note and has issued no shares of common stock to the holder upon conversions. The convertible debenture converts into the Company’s common stock at 75% of the lowest trading price during the 20 trading days prior to conversion. Due to certain ratchet provisions contained in the convertible note the Company accounted for this conversion feature as a derivative liability. In connection herewith, at the commitment date, the Company recorded a derivative liability of $542,714 and debt discount of $642,714. The debt discount was amortized over the term of the convertible note. The Company and the holder entered into a Forbearance Agreement amendment, as amended, and additional funding and conversions have not occurred since April 2011. At June 30, 2012, the convertible note balance of $321,000 was combined with the April 5, 2010 arrangement with JMJ Financial, Inc.

On April 5, 2010, the Company entered into a financing agreement with JMJ Financial that consisted of the following: 1) a convertible note issued by the Company in the principal amount of $1,200,000 plus a one-time interest factor of 12% ($144,000) and a maturity date of December 15, 2012, and (2) a secured promissory note from the holder of the convertible note in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000 each) and a maturity date of December 15, 2012. To date the Company has received a total of $100,000 of proceeds in connection with this promissory note and has issued no shares of common stock to the holder upon conversions. The remaining $1,144,000 of proceeds to be received from the holder plus accrued and unpaid interest is convertible into shares of the Company’s common stock at the option of the holder. The convertible debenture converts into the Company’s common stock at 75% of the lowest trading price during the 20 trading days prior to conversion. Due to certain ratchet provisions contained in the convertible note the Company accounted for this conversion feature as a derivative liability. In connection herewith, at the commitment date, the Company recorded a derivative liability of $421,891 and debt discount of $521,891. The debt discount was amortized over the term of the convertible note. At June 30, 2012, the outstanding convertible note balance of $109,000 was combined with the November 17, 2009 and December 15, 2009 financing arrangements with JMJ Financial, Inc., for a total outstanding convertible note balance of $802,060. The Company has no promissory notes receivable from JMJ as of June 30, 2012.

In April of 2017, the Company received a judgment from the Federal District Court of Northern Illinois Eastern Division in its favor dismissing a claim by River North Equity which effectively negated two notes River North Equity purchased from JMJ Financial. At June 30, 2017 the amount recorded in Current Liabilities for the two notes and accrued interest thereon subject to the River North Equity claim was $1,046,416. Such amount is included in the amount recorded in Current Liabilities for all three convertible notes and accrued interest thereon previously issued to JMJ Financial which totaled $1,212,940 on that date. River North failed to appeal the Judgement by July 17, 2017 and the Judgement become final. As a result of this proceeding the Company recorded the cancellation of the two notes assigned to River North from JMJ Financial for a total of $693,060 of principal and $358,534 accrued interest thereon. This resulted in a $1,051,594 gain from the cancellation of debt which is included in other income for the fiscal year ended June 30, 2018.

The Company recorded $17,175 and $92,958 of interest expense on its arrangement with JMJ for the years ended June 30, 2018 and 2017, respectively.

As of June 30, 2018 and 2017, the combined arrangements with JMJ in this note would be convertible into 44,630,000 and 303,234,810 common shares at the conversion floor price of $.004, respectively. At June 30, 2018 and 2017, there was no derivative liability associated with this convertible note payable. (See Note 3)

The Company has not made any payments of the $37,018 installment payments commencing October 1, 2012 and the holder has continued to accrue interest on the outstanding balance. At June 30, 2017 the amount recorded in Current Liabilities for all three convertible notes and accrued interest thereon previously issued to JMJ Financial was $802,060 and $410,879, respectively. At June 30, 2018 the amount in Current Liabilities for notes issued to JMJ Financial was $109,000 and $69,520, for all three convertible notes and accrued interest thereon, respectively.

F-15

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

8. STOCKHOLDERS’ EQUITY and Convertible Debt Arrangements - (Continued)

Arrangement #2 (John Fife dba St. George Investors)/Fife Forbearance

The Company entered into an amended agreement on June 1, 2012, in the amount of $719,499, consisting of principle of $557,500, accrued interest of $66,338, and $95,611 of contractual charges for previous notes with John Fife, whereby, the Company agreed to make principal and interest payments of $33,238 per month commencing October 1, 2012 through September 1, 2014 at 8% interest per annum. As long as the monthly payments are not in default, no conversions into the Company’s common stock would be available to the convertible note holder. The convertible debenture converts into the Company’s common stock at 75% of the three lowest volume weighted average trading prices during the 20 trading days prior to conversion. Due to certain ratchet provisions contained in the convertible note the Company accounted for this conversion feature as a derivative liability. In connection herewith, at the commitment date, the Company recorded a derivative liability of $137,481 and debt discount of $194,981. The debt discount was amortized over the term of the convertible note.

On November 20, 2012, mPhase Technologies, Inc. (the “Company”) formally received an Event of Default and Redemption Notice dated November 16, 2012 with respect to an 8% Convertible Note (“Convertible Note”) dated September 13, 2011 issued by the Company to St. George Investments LLC and assigned to John Fife. The notice included alleged defaults with respect to payments owed by the Company under the Convertible Note and the failure to convert the Note into shares of the Company’s common stock. The alleged amount owed according to the notice is approximately $902,279.

On December 15, 2014, a Memorandum Opinion and Order was issued by the United States District Court Northern District of Illinois Eastern Division granting the motion of John Fife, plaintiff (“Plaintiff”), for summary judgment against mPhase Technologies, Inc. (the “Company”) for breach of contract (the “Opinion”). All other claims and counterclaims were dismissed. The Company commenced settlement negotiations with the Plaintiff after we explored options with regard to an appeal and other alternatives, which there is no guarantee of success. As discussed in Note 7, effective February 10, 2015, the Company entered into a Forbearance Agreement with the Holder. The agreement provides that the Holder would forego his right to enforce its remedies pursuant to the judgment, which include demand for immediate payment of approximately $1.6 million, provided the Company satisfy its forbearance obligation of $1,003,943, and after accounting for a payment of $15,000 the Company paid, under the terms of the agreement.

The terms of the agreement, as amended, provide for interest to accrue on the unpaid portion at 9% per annum with monthly payments in cash or conversions into common stock of the Company; commencing with an initial $15,000 payment due on February 15, 2015, and thereafter and on or before the 15th day of each month thereafter the Company agrees to pay to Holder the following amounts ; $30,000.00 per month on each of the following dates: March 15, 2015, April 15, 2015, May 15, 2015, June 15, 2015, and July 15, 2015; $15,000.00 per month on each of the following dates: August 15, 2015 and September 15, 2015; $20,000.00 per month on each of the following dates: October 15, 2015, November 15, 2015, and December 15, 2015; $35,000.00 per month on each of the following dates: January 15, 2016 and February 15, 2016 and March 15, 2016; and $50,000.00 per month thereafter until the Forbearance Amount has been paid in full.

During the year ended June 30, 2016 the Company repaid $146,035 of principle and $72,465 of interest under the agreement, which included non-cash conversions of 812,500,000 shares of the Company’s common stock valued at $70,000 of which $17,812 represented accrued interest and $52,188 represented principle. The value of the forbearance debt obligation on June 30, 2016 was $756,218.

As of August 11, 2015 the Company entered into an Amendment No. 1 with Fife to the Forbearance Agreement rescheduling the monthly payment schedules.

As of January 19, 2016 the Company entered into a Second Amendment to the Forbearance Agreement again rescheduling certain of the monthly payments.

As of June 30, 2016 this forbearance obligation, as amended, would only be convertible for monthly obligations the Company elects to/or does not pay in cash in part or in full, for: (i) up to 625,000,000 shares, for the satisfaction of the next required monthly payment, and (ii) up to 9,452,725,000 shares of our common stock should the entire obligation be converted.

On August 18, 2017 the Company entered into a Judgment Settlement Agreement with John Fife with respect to the Judgment in favor of Fife, which reduces the balance under the amended agreement to $360,000, without conversion rights, in connection with the default by the Company under a Convertible Debenture dated September 13, 2011.

On February 16, 2018 the Company entered into a Third Amendment to the Forbearance Agreement with John Fife modifying the payment schedule for repayment of the Convertible Debenture issued on September 11, 2013 that was the subject of a Summary Judgment in favor of Fife on December 15, 2015. Under the amendment the Company is obligated to pay beginning on October 16, 2018 either a lump sum payment of $275,000 or $375,000 in monthly installments of $15,000 each.

F-16

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

8. STOCKHOLDERS’ EQUITY and Convertible Debt Arrangements - (Continued)

During the fiscal year ended June 30, 2017 this lender converted $15,000 of Convertible Debt which included $9,460 principal and $5,540 accrued interest thereon relating to the forbearance agreement into 187,500,000 shares of the Company’s Common stock. The Company recorded $68,655 interest on this obligation for the fiscal year ended June 30, 2017, of which $63,115 was accrued and unpaid bringing the value of the forbearance debt obligation on June 30, 2017 to $809,873. At June 30, 2017, there was no derivative liability associated with this convertible note payable. (See Note 3)

During fiscal year ended June 30, 2018 the lender did not make any conversions of this note. The Company recorded $75,492 interest on this obligation for the fiscal year ended June 30,2018 that was accrued and unpaid bringing the value of this forbearance debt obligation for the fiscal year ended June 30, 2018 to $885,364.

As of June 30, 2018 this forbearance obligation, as amended, would only be convertible for monthly obligations the Company elects to/or does not pay in cash in part or in full, for: (i) up to 625,000,000 shares, for the satisfaction of the next required monthly payment, and (ii) up to 11,067,050,000 shares of our common stock should the entire obligation be converted. At June 30, 2018, there was no derivative liability associated with this convertible note payable. (See Note 3)

Arrangement #3 (MH Investment trust II)

On August 26, 2014, the Company issued to the MH Investment Trust, a Convertible Note in a Private Placement pursuant to Section 4(2) of the Securities Act of 1933 in which the Company received $40,000 in gross proceeds on September 1, 2014. The instrument is in the principal amount of $40,000 and matured on May 1, 2015. Interest only was payable at the rate of 12% per annum by the Company to the holder until maturity. The convertible debenture converts into the Company’s common stock at 60% of the volume weighted average price of the stock based upon the average of the three lowest trading days in the 10 day trading period immediately preceding such conversion, or 65 % when the trading price exceeds $.0020 for the five days before such conversion. Due to certain ratchet provisions contained in the convertible note the Company accounted for this conversion feature as a derivative liability. In connection herewith, at the commitment date, the Company recorded a derivative liability of $37,778 and debt discount of $37,778. The debt discount was amortized over the term of the convertible note. All proceeds received in connection with the above financing have been used by the Company as working capital.

At June 30, 2016 the note balance was $3,333 and accrued interest of $1,747, at 12% per annum, remained due under this agreement. Based upon the price of the Company’s common stock on June 30, 2016 this Note was convertible into approximately 84,672,667 shares of common stock. At June 30, 2017 the note balance was $3,333 and accrued interest of $2,392, at 12% per annum, remained due under this agreement. Based upon the price of the Company’s common stock on June 30, 2017 this Note was convertible into approximately 95,412,167 shares of common stock. Based upon the price of the Company’s common stock this note is convertible into approximately 107,516,667 shares of common stock as of June 30, 2018. As of June 30, 2018 the note balance was $3,333 and accrued interest of $3,118 at 12% per annum, remained due under this agreement. At June 30, 2017 and 2018, there was no derivative liability associated with this convertible note payable. (See Note 3)

The Company recorded $726 and $644 interest expense for this agreement for the years ended June 30, 2018 and 2017, respectively.

The following table summarizes notes payable under convertible debt and debenture agreements as of:

	June 30,
	2018	2017
Arrangement #1 - JMJ Financial, Inc	$109,000	$802,060
Arrangement #2 - St. George Investments/Fife Forbearance Obligation	885,365	809,873
Arrangement #3 - MH Investment trust II	3,333	3,333
Total notes payable	997,698	1,615,266
Convertible Notes payable-short-term portion	$997,698	$1,615,266

Included in accrued expenses is $72,638 and $413,271 interest accrued on these notes at June 30, 2018 and June 30, 2017, respectively.

During the fiscal year ending June 30, 2018 and 2017, the following transactions impacted stockholders’ equity

Private Placements

During the fiscal year ended June 30, 2018, the Company received $81,000 of net proceeds from the issuance of 1,800,000,000 shares of common stock in private placements with accredited investors, incurring finder’s fees of $9,000.

During the fiscal year ended June 30, 2017, the Company received $40,500 of net proceeds from the issuance of 900,000,000 shares of common stock in private placements with accredited investors, incurring finder’s fees of $4,500.

Conversion of debt securities

During the fiscal year ended June 30, 2018 there were no conversions by John Fife (dba St George Investors) under the Forbearance Agreement

During the fiscal year ended June 30, 2017, $15,000 of debt including of accrued interest and fees thereon was converted into 187, 500,000 shares of the Company’s common stock to the forbearance agreement referred to as Arrangement #2 (John Fife dba St. George Investors) discussed above. This conversion consisted of $9,460 principal and $5,540 accrued interest.

F-17

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

8. STOCKHOLDERS’ EQUITY and Convertible Debt Arrangements - (Continued)

Stock Based Compensation

No awards of shares were issued to employees and consultants during the fiscal year ended June 30, 2017. No stock-based compensation was issued to Officers of the Company during the fiscal years ended June 30, 2017. During fiscal year ended June 30, 2018 the Company accrued $575,000 for grants of 5,750,000,000 shares of common stock pursuant to the stock award the Board approved November 28, 2017, which were issued in when such shares were available in September 2018.

RESERVED SHARES

The Forbearance agreement connected with arrangement #2 above requires the Company to place, and the Company has done so, 1,000,000,000 shares in reserve with its transfer agent, to satisfy the conversion provisions for any unpaid monthly cash payments. During the year ended June 30, 2016, 812,500,000 shares from this reserve have been issued to satisfy the conversion provisions. Through June 30, 2017, to satisfy the conversion provisions, 187,500,000 shares were issued from this reserve and no amounts remain under the reserve agreement with our transfer agent. During the Fiscal Year Ended June 30, 2018 there were no conversions under the Forbearance Agreement by John Fife and there were no additions by the Company to the reserve agreement.

During the Fiscal Year Ended June 30, 2014 the Company advanced 40,000,000 shares distributable under the Equity Line of Credit discussed above, of which 3,990 shares of the Company’s common stock were resold and 36,010,000 shares were unsold when the agreement expired in February 2015 and remain subject to be returned to the Company’s treasury for cancellation.

RETIRED SHARES

Effective June 26, 2016, November 25, 2016 and June 26, 2017, Karen Durando, the wife of Ron Durando, returned 299,569,203, 800,000,000 and 295,430,797, for a total of 1,395,000,000 shares of common stock returned to the Company during the fiscal year ended June 30, 2017.

Effective October 19, 2017 Mr. Smiley returned 1,367,226,450 to the Company.  Effective December 31, 2017 Patricia Dotoli, the wife of, Gus Dotoli, returned 1,336,972,075 shares of common stock to the Company. This represents a total of 2,704,198,525 shares of common stock returned to the Company during the fiscal year ended June 30, 2018.

Such shares were previously issued common stock of the Company. The return of common stock was to provide the Company with sufficient authorized but unissued shares of stock to enable the Company to have additional authorized shares of its common stock to complete present private placements to provide operating capital for the Company.

See Also - Subsequent events

9. RELATED PARTY TRANSACTIONS

MICROPHASE

During a portion of the fiscal year ended June 30, 2016, the Company leased office space from Microphase at its Norwalk location. Rental expense charged by Microphase was $4,500 from July 1, 2015 through June 30, 2016. In April of 2016 mPhase ceased to be a tenant of Microphase establishing its own independent office in Norwalk, Connecticut At June 30, 2016, 2017 and 2018 $32,545 remains outstanding to Microphase Corporation.

During the years ended June 30, 2018 and 2017, Mr. Biderman’s (a Director of the Company) firm charged finders’ fees of $9,000 and $4,500.

During the fiscal years ended June 30, 2018 and 2017, the Company paid $0 and $14,500 of fees to Karen Durando, the wife of the Company’s president, for product marketing services.

F-18

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

9. RELATED PARTY TRANSACTIONS - (Continued)

Transactions with Officers

At various points during past fiscal years the Messrs. Durando, Dotoli and Smiley provided bridge loans to the Company evidenced by individual promissory notes and deferred compensation so as to provide working capital to the Company. All of these notes are payable on demand. These notes have been convertible into shares of the Company’s common stock since 2009. The Company amended the conversion feature to provide for the conversion of the remaining Officers’ loans into shares of common stock at a conversion price of $.0004, representing the concurrent terms of private placements with accredited investors, for a term of five years effective March 31, 2014.

During the fiscal years ended June 30, 2018 and 2017, the officers advanced $77,326 and $15,880 to provide working capital to the Company and $44,274 and $37,288 have been charged for interest on loans from officers.

At June 30, 2018 and 2017 these notes and accrued interest at the rate of 6% totaled $777,712 and $658,311, respectively. On June 30, 2018 and 2017, these Notes are convertible into approximately 7,779,120,000 and 645,777,500 shares of common stock, respectively, if available.

Conversion Feature and Conversions of Debt to Officers’

The Company amortized $121,570 of the approximately $212,748 previously deferred charge to beneficial conversion feature interest expense for the year ended June 30, 2018. At June 30, 2018 $91,176 of deferred charges for beneficial conversion feature interest expense remain as a reduction of additional paid in capital which will be amortized on a straight-line basis over the life of the warrant or sooner if and when converted.

On November 28, 2017 the conversion price for notes and accrued interest due to the officers was amended to $.0001, by the Board of Directors, subject to such shares being available.

See Also - Subsequent events

F-19

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

10. INCOME TAXES

Due to recurring losses for the years ended June 30, 2018 and 2017, the Company’s net tax provision was zero.

The difference between the effective income tax rate and the applicable statutory federal income tax rate is summarized as follows:

	2018	2017
Statutory federal rate	(28.1)%	(35.0)%
State income tax rate, net of federal benefit	(5.6)%	(5.6)%
Permanent differences, including stock based compensation & beneficial conversion interset expense	34.5%	15.9%
Change in valuation allowance	(0.8)%	24.7%

Effective tax rate	-%	-%

At June 30, 2018 and 2017, the Company’s deferred tax assets were as follows:

Deferred Tax Liability	2018	2017

Property and equipment	-	-
Total deferred tax liability	-	-

Deferred Tax Assets	2018	2017

Federal and state net operating loss carry forward	34,752,000	42,650,000
Other temporary differences	-	-
Total deferred tax asset	34,752,000	42,650,000
Net deferred tax asset	34,752,000	42,650,000
Less valuation allowance	(34,752,000)	(42,650,000)
	$-	$-

The valuation allowance at June 30, 2018 and 2017 was $34,752,000 and $42,650,000, respectively. The valuation was reduced for a reduction in the total NOL carry forwards due to expiring loss years and the change in tax rate.

At June 30, 2018, the Company has federal net operating loss carry forwards of approximately $112.9 million and $56 million to offset future federal and state income taxes, respectively, which expire at various times from 2019 through 2037. The federal net operating loss carry forwards may be subject to the separate return loss limitation rules and IRC section 382 limitations due to changes in ownership. The Company has assessed the evidence of its forecasted future operations against the potential likelihood of the realization of the deferred tax assets to make the determination that the Company will not utilize these carry forwards and has recorded a valuation allowance against the net deferred tax asset.

Effective December 22, 2017 a new tax bill was signed into law that reduced the federal income tax rate for corporations from 35% to 21%. The new bill reduced the blended tax rate for the Company from 35.0% to 28.1%. The change in blended tax rate reduced the 2018 net operating loss carry forward deferred tax assets by approximately $5.1 million.

F-20

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

10. INCOME TAXES - (Continued)

The provision for income taxes from continuing operations differs from taxes that would result from applying Federal statutory rates to Book Income because of the following:

The Company had estimated net tax losses of $352,500 and $173,191 in 2018 and in 2017. Deferred income taxes relate principally to the use of net operating loss carry forwards; these can differ from computations based upon book losses for the use for tax purposes of accelerated depreciation methods and the difference in the book and tax basis of certain stock-based compensation, beneficial conversion interest expense and the effect of debt cancellation income.

At June 30, 2018 and 2017, the Company had no material unrecognized tax benefits and no adjustments to liabilities or operations were required. The Company does not expect that its unrecognized tax benefits will materially increase within the next twelve months. The Company did not recognize any interest or penalties related to uncertain tax positions at June 30, 2018 and 2017.

11. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

The Company had leased a warehouse and limited office space in Norwalk, Connecticut, commencing in April of 2015 with a monthly rental of $2,200 per month. The Company vacated the Norwalk premise in April 2016 and the Company moved its warehouse contents, primarily inventory and associated shipping materials of its mPower battery products into the Clifton premise. The Company had $22,000 of unpaid rent in accounts payable at June 30, 2018 and 2017.

Presently the Company has relocated its office, which includes modest office space, limited storage and utilities, to 688 New Dorp Lane, Staten Island, New York, on May 1, 2017, the rental terms included a three-month commitment; renewable 3 months at a time, with monthly rent of $400 plus limited utilities.

CONTINGENCIES

The Company had been in litigation with John Fife with respect to a Convertible Note originally issued on September 13, 2011 in the principal amount of $557,000. Fife sought damages on a Motion for Summary Judgment in the amount in excess of $1,300,000 attorney’s fees. On December 15, 2014 the federal district court in the North East District of Illinois found in favor of Fife on a motion for Summary Judgment. The Company has entered into a Forbearance Agreement with Fife as a result of negotiations to settle such Judgment.

The value of the forbearance obligation on June 30, 2018 is $885,364 (See Note 8), all of which are included in current liabilities at that date. The value of the judgment totaled approximately $1.6 million as of December 31, 2014 and bears a punitive interest rate of 16% and would become payable in full if the Company defaults under the forbearance obligation reduced by payments under the Forbearance Agreement, which through June 30, 2018 totals $250,000 or approximately, $1.35 million. Through June 30, 2018 the Company has not been notified it has defaulted under the agreement. The Forbearance agreement requires the Company to place, and the Company has done so, 1,000,000,000 shares in reserve with its transfer agent, to satisfy the conversion provisions for any unpaid monthly cash payments, which through June 30, 2016, 812,500,000 shares from this reserve have been issued to satisfy the conversion provisions. During the first quarter of fiscal year ended June 30, 2017 187,500,000 shares were issued from this reserve and no amounts remain under the reserve agreement with our transfer agent. There were no conversions by Fife in the fiscal year ended June 30, 2018 or additions to the reserve in such period.

On August 18, 2017 the Company entered into a Judgment Settlement Agreement with John Fife with respect to the Judgment in favor of Fife, which reduces the balance under the amended agreement to $360,000, without conversion rights, in connection with the default by the Company under a Convertible Debenture dated September 13, 2011.

On February 16, 2018 the Company entered into a Third Amendment to the Forbearance Agreement with John Fife modifying the payment schedule for repayment of the Convertible Debenture issued on September 11, 2013 that was the subject of a Summary Judgment in favor of Fife on December 15, 2015. Under the amendment the Company is obligated to pay beginning on October 16, 2018 either a lump sum payment of $275,000 or $375,000 in monthly installments of $15,000 each.

As of June 30, 2018, this forbearance obligation would only be convertible for monthly obligations the Company elects to/or does not pay in cash in part or in full, for: (i) up to 625,000,000 shares immediately for the satisfaction of the next required monthly payment, and (ii) up to 11,067,050,000 shares of our common stock should the entire obligation be converted.

(See Note 8)

F-21

mPHASE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018

12. FAIR VALUE MEASUREMENTS

Effective July 1, 2008, we adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements, now known as FASB ASC 820 Fair Value Measurements and Disclosures (ASC 820), which provides a framework for measuring fair value under GAAP. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation.

13. SUBSEQUENT EVENTS

●	From July 1, 2018 through October 12, 2018, the Company issued 400,000,000 shares of its common stock in private placements pursuant to Section 4(a)(2) of the Securities Act of 1933 raising gross proceeds of $20,000 subject to $2,000 of accrued finder’s fees, all of which was used for working capital and general corporate purposes.

●	From July 1, 2018 through October 12, 2018, Messrs. Durando, Dotoli and Smiley loaned the Company approximately $27,900, $10,000 and $15,000 respectively to provide general working capital

●	Effective August 22, 2018 the Company increased its authorized shares of common stock from 18 billion shares to 72 billion shares.

●	In September 2018:

	a.)	the officers converted $538,777 accrued wages into 5,387,770,000 shares and $702,105 of notes payable and accrued interest into 7,021,050,000 shares,

	b.)	a director converted $186,000 of accrued fees into 1,860,000,000 shares and $126,364 of a note and accrued interest into 1,263,642,700 shares, &;

	c.)	Strategic vendors converted $99,500 of accounts payable into 990,500,000 shares, of the Company's common stock.

●	In September 2018 the Company issued the 5,750,000 shares of its common stock pursuant to the stock award the Board approved November 28, 2017, extinguishing an accrued expense at June 30, 2018 of $575,000 for the same.

F-22

mPHASE TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2019	June 30, 2018

ASSETS
CURRENT ASSETS
Cash	$25,344	$261
Prepaid expenses	3,686	-
TOTAL CURRENT ASSETS	29,030	261
Other assets	800	800
TOTAL OTHER ASSETS	800	800
TOTAL ASSETS	$29,830	$1,061

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$359,713	$421,056
Accrued expenses	235,864	1,131,374
Due to related parties	32,545	226,045
Notes payable, Officers’	53,712	777,912
Notes payable, Director & Investor	4,478	133,274
Current Portion, Liabilities, in arrears, with convertible features	112,333	997,698
Current Portion, Liabilities, in arrears, - Judgement Settlement Agreement (Notes 3 and 5)	310,910	-
Liabilities of discontinued operations	133,868	306,171
TOTAL CURRENT LIABILITIES	1,243,423	3,993,530

Long term portion, Liabilities, in arrears, - Judgement settlement agreement (Notes 3 and 5)	580,000	-

OTHER OBLIGATIONS CONVERTIBLE TO EQUITY	-	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ DEFICIT
Common stock, $.01 par value, 25,000,000 shares authorized, 11,481,734 and 3,372,103 shares issued and outstanding at March 31, 2019 and June 30, 2018, respectively (as adjusted for reverse split of 5,000 to 1 discussed in note 3)	114,817	33,721
Additional Paid in Capital	211,466,587	207,652,502
Preferred stock, par value $.01 per share, 1,000 shares authorized, 1,000 and no shares issued and outstanding at March 31, 2019 (unaudited) and June 30, 2018, respectively	1	-
Accumulated deficit	(213,374,998)	(211,678,692)
TOTAL STOCKHOLDERS’ DEFICIT	(1,793,593)	(3,992,469)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$29,830	$1,061

The accompanying notes are an integral part of these condensed consolidated financial statements

F-23

mPHASE TECHNOLOGIES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018

REVENUES	$-	$-

COSTS AND EXPENSES

General and administrative	1,422,737	65,092

Depreciation and amortization	-	-

TOTAL COSTS AND EXPENSES	1,422,737	65,092

OPERATING LOSS	(1,422,737)	(65,092)

OTHER INCOME (EXPENSE)
Interest (Expense)	(15,870)	(61,094)
Gain on debt extinguishments	-	5,655
TOTAL OTHER INCOME (EXPENSE)	(15,870)	(55,439)

Loss from Continuing Operations, before Income Taxes	$(1,438,607)	$(120,531)

Loss from Discontinued Operations	(3,805)	(18,741)

Income Taxes	-	-

Net Loss	$(1,442,412)	$(139,272)

Loss per share From Continuing Operations	$(0.13)	$(0.03)
Loss per share From Discontinued Operations	$(0.00)	$(0.01)
Net Loss per share	$(0.13)	$(0.04)
Weighted Average Number of Shares Outstanding;
Basic	10,943,154	3,523,071

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-24

mPHASE TECHNOLOGIES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Nine Months Ended
	March 31, 2019	March 31, 2018

REVENUES	$-	$-

COSTS AND EXPENSES

General and administrative	1,541,960	136,896

Depreciation and amortization	-	683

TOTAL COSTS AND EXPENSES	1,541,960	137,579

OPERATING LOSS	(1,541,960)	(137,579)

OTHER INCOME (EXPENSE)
Interest (Expense)	(155,912)	(184,342)
Gain on debt extinguishments	16,279	1,057,249
TOTAL OTHER INCOME (EXPENSE)	$(139,633)	$872,907

Income (Loss) From Continuing Operations, before Income Taxes	$(1,681,593)	$735,328

Income (Loss) From Discontinued Operations	(14,713)	207,247

Income Taxes	-	-

Net Income (Loss)	$(1,696,306)	$942,575

Basic and Diluted Net Income (Loss) per share:
Income (Loss) per share From Continuing Operations	$(0.22)	$0.22
Income (Loss) per share From Discontinued Operations	$(0.01)	$0.06
Net Income (Loss) per share	$(0.23)	$0.28
Weighted Average Number of Shares Outstanding;
Basic	7,496,294	3,388,282
Diluted	7,496,294	3,600,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-25

mPHASE TECHNOLOGIES, INC.

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

For the Nine Months Ended March 31, 2019 and 2018 (Unaudited)

	Common Stock		Additional	Preferred Stock
	Shares	$.01 Par Value	Paid in Capital	Shares	$01 Par Value	Accumulated Deficit	Stockholders’ Deficit

Balance June 30, 2017	3,552,943	$35,529	$207,448,124	-	$-	$(211,992,596)	$(4,508,943)

Issuance of Common Stock to accredited investors in private placements, net of $5,000 fees	200,000	2,000	43,000	-	-	-	45,000

Beneficial conversion feature interest expense	-	-	91,179	-	-	-	91,179

Return to treasury of shares cancelled by significant shareholders	(540,840)	(5,408)	5,408	-	-	-	-

Net Income for the Nine Months Ended March 31, 2018 (Unaudited)	-	-	-	-	-	942,575	942,575

Balance March 31, 2018	3,212,103	$32,121	$207,587,711	-	$-	$(211,050,021)	$(3,430,189)

Balance June 30, 2018	3,372,103	$33,721	$207,652,502	-	$-	$(211,678,692)	$(3,992,469)

Reversal of accrued fees, accrued from January 1, 2018 to June 30, 2018, in connection with private placements to accredited investors	-	-	7,500	-	-	-	7,500

Issuance of Common Stock to accredited investors in private placements	440,000	4,400	105,600	-	-	-	110,000

Beneficial conversion feature interest expense	-	-	91,177	-	-	-	91,177

Issuance of 5,750,000,000 shares of Common Stock for Stock awards for services valued at $575,000, accrued through June 30, 2018	1,150,000	11,500	563,500	-	-	-	575,000

Issuance of Common Stock for the conversion of Related Party debts & Strategic Vendor payables	3,898,732	38,987	1,762,069	-	-	-	1,801,056

Issuance of Common Stock in connection with employment contract	2,620,899	26,209	1,284,240	-	-	-	1,310,449

Issuance of Preferred Stock in connection with employment contract	-	-	(1)	1,000	1	-	-

Net (Loss) for the Nine Months Ended March 31, 2019 (Unaudited)	-	-	-	-	-	(1,696,306)	(1,696,306)

Balance March 31, 2019	11,481,734	$114,817	$211,466,587	1,000	$1	$(213,374,998)	$(1,793,593)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

mPHASE TECHNOLOGIES, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	March 31,
	2019	2018
Cash Flow From Operating Activities:
Net (Loss) Income	$(1,696,306)	$942,575

Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	-	683
Gain on debt extinguishments	(16,279)	(1,057,249)
Non-cash charges relating to common stock compensation	1,310,449	-
Other non-cash charges including beneficial conversion interest expense	91,177	91,179
Changes in assets and liabilities:
Prepaid expenses and Other current assets	(3,686)	-
Accounts payable & accrued expenses	196,330	158,049
Net cash (used in) provided by continuing operating activities	(118,315)	135,237
Net cash used in discontinued operating activities	(31,056)	(236,304)
Net cash used in operating activities	$(149,371)	$(101,067)

Cash Flow Used in Investing Activities:
Purchase of fixed assets	-	-
Net Cash used in investing activities	$-	$-

Cash Flow from Financing Activities:
Proceeds from issuance of common stock	110,000	50,000
Proceeds of demand note	-	2,000
Repayments of settlement agreement	(28,004)	-
Proceeds from notes payable related parties	93,046	51,400
Repayment of notes payable related parties	(588)	(726)
Net cash provided by continuing financing activities	174,454	102,674
Net cash provided by discontinued financing activities	-	-
Net cash provided by financing activities	$174,454	$102,674

Net increase (decrease) in cash	25,083	1,607

CASH AND CASH EQUIVALENTS, beginning of period	261	4,163
CASH AND CASH EQUIVALENTS, end of period	$25,344	$5,770

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-27

mPHASE TECHNOLOGIES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

EXPLANATORY NOTE

The financial statements contained herein have been adjusted to reflect a 5000/1 reverse split of the Common Stock of the Company effective on May 20, 2019.

mPhase Technologies, Inc. (the “Company” or “We”) was organized on October 2, 1996. Since 2007 the Company has been in the business of developing new products through the science of nanotechnology and micro-fluid dynamics. The Company has made significant progress in developing a reserve battery with an unlimited shelf life prior to initial activation. Our patent portfolio consists of intellectual property covering the “smart surfaces” that liquids in droplets can be suspended upon and collapse upon initial activation by either an electrical impulse or a g force. The Company intends to develop other potential products such as a drug delivery system using such scientific disciplines to monetize its patent portfolio.

On January 4, 2019, the Company filed an Amendment to its Certificate of Incorporation in the State of New Jersey, pursuant to approval by its Board of Directors, to increase its authorized shares of common stock from 72 billion shares to 125 billion shares of no-par stock. In addition, the Company in such Amendment created a new class of 1000 shares of a Series A super voting preferred Stock

On January 11, 2019, the Company underwent a major change in management and focus to restructure its business. The Company intends to broaden and diversify its existing lines of business. The Company will implement its revised plan of operations either directly or through wholly-owned subsidiaries. Such restructuring will include a combination of raising additional capital to improve our balance sheet and aggressive pursuit of mergers and acquisitions.

On January 11, 2019, the Company, Prior Management and Mr. Anshu Bhatnagar executed contracts including a transition agreement (the “Transition Agreement”) under which the Company’s prior management was largely replaced. Mr. Bhatnagar is also the President and CEO of Verus International, Inc. (ticker symbol “VRUS”) a publicly-held company.

Messrs. Dotoli, and Smiley each resigned as Directors and Officers of the Company, Mr. Biderman and Mr. Lawrence resigned as outside Directors. Mr. Bhatnagar became a Director, and new President and CEO, and acquired control of the Company. Mr. Durando remained as a Director of the Company through March 15, 2019 at which time he resigned. Mr. Smiley was reappointed on January 28, 2018, as our Chief Financial Officer. It is expected that Mr. Smiley will hold the foregoing position on an interim basis to provide continuity during the Transition period.

The Transition Agreement provides for our new management to evaluate, formulate and implement a revised plan of operation. The Company is implementing undertakings, initiated by outgoing management, to extinguish certain debts and settle or reduce other liabilities outstanding on December 31, 2018, within six (6) months of January 11, 2019. (See Notes 4 and 5)

On February 4, 2019 the Company announced the formation of mPhase Technologies India, Pvt,Ltd to focus on software and technology development for new and existing projects.

On February 6, 2019 the Company announced that it has commenced discussions with a global pharmaceutical company to explore the use of mPhase “Smart Surface” technology for transdermal drug delivery. mPhase’s current technology uses electronic or other external stimulus to dispense an unattended, predetermined quantity of drug or medical agent through a smart surface membrane.

On February 19, 2019 the Company announced that it will assemble a team in India of highly qualified software and technology experts in the fields of artificial intelligence and machine learning to work as part of its newly formed India division.

On March 7, 2019 the Company announced the acquisition of Travel Buddhi a software platform to enhance travel via ultra-customization tools that tailor a planned trip in ways not previously available.

The Company is moving in a new strategic direction of modification and modernization of its existing technology to make it “smart” and “connected as part of the internet of things

On April 22, 2019 (see also “Subsequent Events”) the Company filed a Definitive Schedule 14C information statement with the SEC in connection with a 5000/1 reverse split of its common stock. The Company under New Jersey law is reducing its authorized shares of common stock to 25 million shares from the currently authorized 125,000,000,000 shares. The purpose of the Reverse Split is as follows:

F-28

BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Raise our stock price to more attractive levels:

A higher stock price would return our share price to a price level typical of share prices of other widely owned public companies. The Board of Directors believes that a higher share price of the Company’s common stock may meet investment guidelines for certain institutional investors and investment funds.

Reduce transaction costs to our shareowners:

Our shareowners may benefit from relatively lower trading costs for a higher priced stock. We believe many investors pay commissions when they buy or sell the Company’s common stock based upon the number of shares traded. Because of our relatively low stock price, investors are required to pay more commissions to trade a fixed dollar amount than they would have to pay if our stock price was higher. In addition, shareowners owning very few shares may not have an economic way to sell their shares. If these shareowners are left with only fractional shares as a result of a reverse stock split, their interests can be liquidated without transaction costs, as we would absorb those costs.

Allow Shareholders to Deposit with their Broker newly issued shares of the Company’s common stock

Brokers and their Clearing Agents are not currently accepting deposits of newly issued shares of sub-penny stocks. Very few brokers will accept such deposits of a stock with a price less than $1.00 per share. This inhibits the ability of the Company to raise additional capital through sales of its common stock since investors face the uncertainty of when and if the share price of the Company’s common stock will become eligible for deposit and sale.

The reverse split became effective on May 20, 2019.

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the regulations of the Securities Exchange Commission. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (normal and recurring in nature) considered necessary for a fair presentation have been included. Operating results for the nine months ended ending March 31, 2019 are not necessarily indicative of the results that may be expected for a full fiscal year. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K, as amended, for the year ended June 30, 2018.

GOING CONCERN

The Company’s unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Through March 31, 2019, the Company had incurred (a) cumulative losses totaling ($213,374,998) and (b) a stockholders’ deficit of ($1,793,593). At March 31, 2019, the Company had $25,334 of cash to fund short-term working capital requirements and cash used in operating activities was ($149,371) for the nine months ended March 31, 2019. In addition, the Company relies on the continuation of funding through private placements of its common stock. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this quarterly report. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s ability to continue as a going concern and its future success is dependent upon its ability to raise capital in the near term to: (1) satisfy its current obligations, including recently amended settlement agreements, (2) continue its plan to align partners or other third parties to underwrite any research and development efforts needed to exploit our existing technological capabilities, or develop new products and (3) allow the successful wide scale development, deployment and marketing of its smart surface products, or any newly developed, acquired or otherwise obtained product or service line of business. There can be no assurance the necessary debt or equity financing will be available, or if so, on terms acceptable to the Company.

RECLASSIFICATIONS

Certain reclassifications have been made in the prior period consolidated financial statements to conform to the current period presentation. The Company reclassified accrued fees of $5,000 to Eagle Advisors to a source of funds from financing activities previously included as a source of funds in operating activities in the Statement of Cash Flows in 2018. The reclassified financial statement items had no effect on Net Income (Loss) for the Quarter, Total Stockholders’ Deficit or Total Assets for the three or nine months ended March 31, 2018.

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BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates include net realizable value of inventories, estimated value of stock-based compensation and changes in and the ending fair value of derivative liability. Actual results could differ from those estimates.

LOSS PER COMMON SHARE, BASIC AND DILUTED

Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net loss adjusted for income or loss that would result from the assumed conversion of potential common shares from contracts that may be settled in stock or cash by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company had no warrants or options to purchase shares of its common stock outstanding at March 31, 2019.

At March 31, 2019 the Company has convertible securities held by third parties that are immediately convertible into 17,078 shares of common stock. In addition, the Company has convertible notes plus accrued interest thereon held by officers and a Director of the Company, subject to availability from the settlement reserve, convertible into approximately 291,012 shares of common stock, immediately. There are an estimated 39,313,000 total shares on a post-split basis issuable under the warrant that are attainable under the agreement with Mr. Anshu Bhatnagar as of March 31, 2019.

The following table illustrates debts convertible into shares of the Company’s Common Stock at March 31, 2019:

	March 31, 2019
	(Unaudited)
					Shares Convertible
	Note Principle	Accrued Interest	Total		immediately	conditionally available

Arrangement #1 - JMJ Financial, Inc	$109,000	$80,472	$189,472		9,474	-
Arrangement #3 - MH Investment trust II	3,333	3,718	6,844	(iii)	7,604	-
Total Liabilities, in arrears, with convertible features	112,333	84,190	192,577		17,078	-
Judgement Settlement Agreement	890,910	-	890,910	(i)	-
Notes Payable- Officers	71,275	-	71,275	(ii)	-	285,100
Notes Payable- Director	1,478	-	1,478	(ii)	-	5,912
Total	$1,075,996	$84,190	$1,156,240		17,078	291,012

(i) The Judgement Settlement Agreement with Mr. Fife, effective December 10, 2018 has no features whereby the debt is convertible into our common stock on March 31, 2019. (SEE NOTE 3 - Judgement Settlement Agreement)

(ii) Conditionally convertible if available under “Settlements Reserve”, through July 11, 2019. (SEE NOTE 3 - Reserved Shares)

(iii) Arrangement #3 - MH Investment trust II was settled in full on April 10, 2019

F-30

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

DISCONTINUED OPERATIONS

The Company has classified the operating results and associated assets and liabilities from its Jump line of products, which ceased having material sales in the first quarter of Fiscal 2017, as Discontinued Operations in the Consolidated Financial Statements for the Fiscal Years ended June 30, 2018 and 2019.

The Assets and Liabilities associated with discontinued operations included in our Consolidated Balance Sheet were as follows:

	March 31, 2019			June 30, 2018
	(Unaudited)
	Total	Discontinued	Continuing	Total		Continuing
ASSETS
CURRENT ASSETS
Cash	$25,344	-	25,344	$261	-	261
Prepaid expenses	3,686	-	3,686	-	-	-
TOTAL CURRENT ASSETS	29,030	-	29,030	261		261
Other assets	800	-	800	800	-	800
TOTAL OTHER ASSETS	800	-	800	800	-	800
TOTAL ASSETS	$29,830	-	29,830	$1,061	-	1,061

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$445,189	85,476	359,713	$545,564	124,508	421,056
Accrued expenses	235,864	-	235,864	1,273,569	142,195	1,131,374
Due to related parties	32,545	-	32,545	226,045	-	226,045
Notes payable, Officers’	53,712	-	53,712	777,912	-	777,912
Notes payable, Director and Investor	4,478	-	4,478	133,274	-	133,274
Note Payable, Finance Company	48,392	48,392	-	39,468	39,468	-
Current Portion, Liabilities, in arrears, with convertible features	112,333	-	112,333	997,698	-	997,698
Current Portion, Judgement Settlement Agreement (Notes 3 and 5)	310,910	-	310,910	-	-	-
TOTAL CURRENT LIABILITIES	1,243,423	133,868	1,109,555	3,993,530	306,171	3,687,359

Long term portion, Convertible debenture (under settlement agreement-Note 5)	580,000	-	580,000	-	-	-
TOTAL LIABILITIES	$1,823,423	133,868	1,689,555	$3,993,530	306,171	3,687,359

F-31

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

DISCONTINUED OPERATIONS – (continued)

Revenue and Expense Recognition for Discontinued Operations

The Company had recognized revenue on its JUMP products when the products were shipped, and title passed to the customer.

The results of discontinued operations include only specifically identified in the three-month and nine-month periods ended March 31, 2019 and both specifically identified and allocated common overhead expenses in the period ended March 31, 2018.

The expenses and items of other income associated with discontinued operations included in our QUARTERLY condensed Consolidated Statements of operations were as follows:

	For the Three Months Ended
	March 31, 2019	March 31, 2018
	Discontinued	Discontinued
REVENUES	$-	$-

COSTS AND EXPENSES

Selling and Marketing	-	157

General and administrative	-	8,045

Depreciation and amortization	-	-

TOTAL COSTS AND EXPENSES	-	8,202

OPERATING LOSS	-	(8,202)

OTHER INCOME (EXPENSE)
Interest (Expense)	(3,805)	(10,539)
Gain on debt extinguishments	-	-
TOTAL OTHER INCOME (EXPENSE)	$(3,805)	$(10,539)

Loss from Discontinued Operations	$(3,805)	$(18,741)

PATENTS AND LICENSES

Patents and licenses are capitalized when mPhase determines there will be a future benefit derived from such assets and are stated at cost. Amortization is computed using the straight-line method over the estimated useful life of the asset, generally five years. As of March 31, 2019, the book value of such assets, or $214,383, has been fully amortized.

Share-Based Payments

The Company follows the provisions of ASC Topic 718 “Compensation — Stock Compensation” and related interpretations. As such, compensation cost is measured on the date of grant at the fair value of the share-based payments. Such compensation amounts, if any, are amortized over the respective vesting periods of the grants. (SEE NOTE 3 and 5 ‘Warrant(s)” and “Stock Based Compensation”)

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1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

DISCONTINUED OPERATIONS – (continued)

The expenses and items of other income associated with discontinued operations included in our NINE-MONTH CONDENSED Consolidated Statements of operations were as follows:

	For the Nine Months Ended
	March 31, 2019	March 31, 2018
	Discontinued	Discontinued
REVENUES	$-	$-

COSTS AND EXPENSES

Selling and Marketing	-	2,251

General and administrative	-	16,920

Depreciation and amortization	-	-

TOTAL COSTS AND EXPENSES	-	19,171

OPERATING LOSS	-	(19,171)

OTHER INCOME (EXPENSE)
Interest (Expense)	(27,245)	(31,057)
Gain on debt extinguishments	12,532	257,475
TOTAL OTHER INCOME (EXPENSE)	(14,713)	$226,418

Income (Loss) from Discontinued Operations	$(14,713)	$207,247

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from outside contracts with customers and supersedes most of the existing revenue recognition guidance and notes that lease contracts with customers are a scope exception. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. On August 12, 2015, the FASB issued ASU 2015-14 to defer the effective date of ASU 2014-09. Public business entities may elect to adopt the amendments as of the original effective date however, adoption is required for annual reporting periods beginning after December 15, 2017. The Company will implement this pronouncement on July 1, 2019.

In January 2016, the FASB issued ASU-2016-01, Financial Instruments- Overall (Subtopic 825-10) Recognition and Measurement of Financial Assets and Financial Liability Letters. The Company is currently assessing the impact of the guidance on our financial statements and notes to our financial statements.

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1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). The standard amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 will be effective beginning in the first quarter of fiscal 2020. Early adoption of ASU 2016-02 is permitted. The new leases standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. In September, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842) which amends certain aspects of the new lease standard. The Company is currently evaluating the impact of adopting ASU 2016-02 on the Company’s financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The new standard changes the presentation of restricted cash and cash equivalents on the statement of cash flows. Restricted cash and restricted cash equivalents will be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s financial statements.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” The amendments in this Update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. The amendments in this Update provide a screen to determine when a set is not a business. If the screen is not met, it (1) requires that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) removes the evaluation of whether a market participant could replace the missing elements. This Update is the final version of Proposed ASU 2015-330 Business Combinations (Topic 805) – Clarifying the Definition of a Business, which has been deleted. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s financial statements.

In May 2017, the FASB issued ASU 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting” to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This Update is the final version of Proposed ASU 2016-360—Compensation—Stock Compensation (Topic 718)—Scope of Modification Accounting, which has been deleted. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying abbreviated financial statements.

2. SUPPLEMENTAL CASH FLOW INFORMATION

Statement of Operation Information:
Interest paid (net interest income)	$21,393	$2,364

Non-Cash Investing and Financing Activities:
Conversion of accrued wages Officers’ into 1,077,554 post-split shares of common stock	$538,777	$-
Conversion of Officers’ loans and accrued interest thereon into 1,918,775 post-split shares of common stock	$830,746	$-
Conversion of accrued fees to a Director into 372,000 post-split shares of common stock	$186,000	$-
Conversion of loans and accrued interest thereon into 270,204 post-split shares of common stock	$130,733	$-
Conversion of accounts payable to strategic vendors into 260,200 post-split shares of common stock	$114,800	$-
Conversion of accrued stock award’ into 1,150,000 post-split shares of common stock	$575,000	$-

F-34

3. EQUITY TRANSACTIONS, NOTES PAYABLE AND CONVERTIBLE DEBT

Common Stock

On January 4, 2019 the State of New Jersey accepted an Amendment to the Company’s Certificate of Incorporation providing for the increase in authorized shares of common stock to 125 billion shares and the change to no par value. Effective on or about May 20, 2019 the Company will have completed a 5,000/1 reverse split of its common stock and upon completion the Company will have 25,000,000 shares of authorized common stock (See “Subsequent Events”).

Preferred Stock

On January 4, 2019 the State of New Jersey accepted an Amendment to the Company’s Certificate of Incorporation providing for 1000 shares of a new class of super voting preferred stock. The shares of the new Series A voting preferred stock provide for 51% of the voting authority of all capital stock; feature no dividends, have a Par Value $.001 per share and have a liquidation preference up to Stated Value (Par) of $.001 per share. All the 1000 shares of the Series A Preferred Stock were issued to the Company’s New President and CEO to effectuate voting control of the Company on January 11, 2019, pursuant to the Transition Agreement.

Private Placements

During the nine months ended March 31, 2019, the Company issued 440,000 shares (adjusted for the reverse split described above) of its common stock in connection with private placements pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended, raising gross proceeds of $110,000. The proceeds were used by the Company as working capital.

During the nine months ended March 31, 2018, the Company issued 200,000 shares (also adjusted for the reverse split) of its common stock in connection with private placements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, raising gross proceeds of $50,000 and incurring finder’s fees of $5,000. The proceeds were used by the Company as working capital.

Stock Award Payable

During the nine months ended March 31, 2019, Messrs. Durando, Dotoli and Smiley received 800,000 shares of common stock (adjusted for the reverse split described above), which were valued at $400,000, Mr. Biderman an outside Director received 200,000 shares of common stock (adjusted for the reverse split described above), which were valued at $100,000 and strategic consultants received 150,000 shares of common stock (adjusted for the reverse split described above), which were valued at $75,000, and in total this group received a total of 1,150,000 shares of common stock (adjusted for the reverse split described above), which was valued at $575,000 and this liability had been included in accrued expenses at June 30, 2018. Mr. Bhatnagar, President and CEO of the Company received 2,620,899 shares of common stock (adjusted for the reverse split described above), in connection with the commencement of his employment with the Company.

Stock Based Compensation

During the nine months ended March 2019, the Company issued 2,620,899 shares of common stock as discussed above valued at $1,310,449 (included in General and Administrative expense in the accompanying Condensed Consolidated Statement of Operations) based upon the closing price of the Company’s common stock on January 11, 2019.

During the nine months ended March 31, 2018, the Company did not issue any common stock, warrants or options to employees or officers.

F-35

3. EQUITY TRANSACTIONS, NOTES PAYABLE AND CONVERTIBLE DEBT – (continued)

Warrant agreement (s) and warrant cap compensation costs

The Company entered into warrant agreement (s) with Mr. Bhatnagar containing provisions to acquire up to 80% (the warrant cap) of the Company’s common stock based upon the generation of new revenues by the Company. The Company follows the provisions of ASC Topic 718 “Compensation — Stock Compensation” and related interpretations. As such, compensation cost is measured on the date of grant at the fair value of the share-based payments, and for accounting purposes the warrant has the characteristics of a Non- Qualified stock option. The agreement provides defined revenue targets and the generally provide for milestones equivalent to options for 4% of the Company’s common stock for qualified revenue attained subsequent to January 11, 2019; the commencement date of Mr. Bhatnagar’s employment with the Company.

The Earned Warrants represent equity-based compensation given to an employee and is in the scope of ASC 718. The accounting treatment of such awards requires an evaluation as to the timing of the employee’s requisite service period (“RSP”) and the grant date: With respect to these warrants, the grant date is when i.) A mutual understanding of the award’s key terms and conditions has been reached; ii.) The Company is contingently obligated to issue shares to employees who fulfill vesting conditions; iii.) An employee begins to benefit from, or be adversely affected by, subsequent changes in stock price; iv.) Awards are approved by the board of directors or management, as required; and v.) The recipient meets the definition of an employee. The Company has used Mr. Bhatnagar’s employment date as the grant date for valuation purposes and the obligation is contingent upon the attainment of revenue which is a vesting condition yet to commence. Through March 31, 2019 no warrants have been “earned” nor have become issuable under the agreement; and as such no estimated expense for amortization of the unvested and unrecognized compensation estimated should the agreement become fulfilled. For the three months ended March 31, 2019 we recognized no non-cash compensation expense in connection with this agreement.

As of March 31, 2019, the Company has estimated. by application of a Black Scholes option pricing model that approximately $19,656,741 of unrecognized pre-tax non-cash compensation expense, which the Company expects to recognize, based on a weighted-average period of 2 years and 5 ½ months. The Company will record the compensation expense over the estimated term requisite service or vesting period to earn the conditions of the warrant. There are an estimated 39,313,000 total shares issuable under the warrant on a post-split basis that are attainable under the agreement as of March 31, 2019.

The Company uses the Black-Scholes option-pricing model to estimate the fair value of its stock option awards and warrant issuances. The calculation of the fair value of the awards using the Black - Scholes option-pricing model is affected by the Company’s stock price on the date of grant as well as assumptions regarding the following:

Three months ended March 31,
2019
Expected volatility	544%
Expected term	5 Years
Risk-free interest rate	2% - 2.4%
Forfeiture Rate	0.00%
Expected dividend yield	0.00%

The expected volatility was determined with reference to the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury rate in effect at the time of grant. The shares are only issuable upon the attainment of revenue.

Other Short-Term Notes

Note Payable, Director

A Director of the Company loaned the Company funds for working capital and through June 30, 2018 $130,274 remained outstanding. On September 24, 2018 and December 31, 2018, this director converted $126,364 and $4,369 of this note into 252,729 and 17,475 shares of common stock (adjusted for the reverse split described above), on the respective dates; and as a result, $1,478 remained outstanding on March 31, 2019. During the nine months ended March 31, 2019 and 2018 the Company recorded $1,937 and $5,926 of accrued interest on this loan.

Note payable – Investor

During the fourth quarter fiscal 2017 an unaffiliated shareholder advanced the Company $1,000. During fiscal 2018 the shareholder advanced an additional $2,000. At March 31, 2019 and June 30, 2018 $3,000 remained outstanding under this note.

F-36

3. EQUITY TRANSACTIONS, NOTES PAYABLE AND CONVERTIBLE DEBT – (continued)

Note Payable, Finance Company- Discontinued Operations

The Company borrowed approximately $66,000 from a finance company under two advances commencing January 2016, with scheduled repayments of approximately $87,500 originally due through July 2016. This note is in arrears and the Company is negotiating settlement terms with the Note Holder. During the nine months ended March 31, 2019 and 2018 we incurred $7,976 and $8,273 of finance charges under this note and at March 31, 2019, $48,392 remained outstanding.

Liabilities, in arrears, with Convertible Features / Judgement Settlement Agreement

The Company had three separate convertible debt arrangements with independent investors that still, had convertible features as of June 30, 2018, The Company had two separate convertible debt arrangements with independent investors that still, had convertible features as of March 31, 2019. During the nine months ended March 31, 2019 no conversions were made under any Convertible Debentures.

During the nine months ended March 31, 2018, no conversions were made under any Convertible Debentures.

The following table summarizes Liabilities, in arrears, with current or past convertible features:

	March 31, 2019	June 30, 2018

Arrangement #1 – JMJ Financial, Inc	$109,000	$109,000
Arrangement #2 – St. George Investments/Fife Forbearance Obligation	-	885,365
Arrangement #3 – MH Investment trust II	3,333	3,333
Total Liabilities, in arrears, with convertible features	112,333	997,698
Liabilities, in arrears, -Judgement Settlement Agreement (Formerly Fife Forbearance Obligation)	890,910	-
Total Liabilities, in arrears, with convertible features (or formerly convertible)	$1,003,243	$997,698
Liabilities, in arrears, -short term portion	$423,243	$997,698
Long Term Portion, Liabilities, in arrears, -Judgement Settlement Agreement	$580,000	$-

Included in accrued expenses is $84,190 and $72,638 of interest accrued on the liabilities, in arrears, with convertible features at March 31, 2019 and June 30, 2018, respectively.

These transactions were initially intended to provide liquidity and capital to the Company and are summarized below.

Arrangement #1 (JMJ Financial, Inc.)

The Company entered into a convertible note on November 17, 2009, whereby the Company received a total of $186,000 of proceeds in connection with a new financing agreement with JMJ Financial. This transaction consists of the following: 1) a convertible note in the amount of $1,200,000 plus a one-time interest factor of 12% ($144,000) and a maturity date of September 23, 2012 and (2) a secured promissory note in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000 each) and a maturity date of September 23, 2012 due from the holder of the convertible note, of which the Company received a total of $150,000 of proceeds in connection with the second promissory note under this agreement. The convertible debenture converts into the Company’s common stock at 75% of the lowest trading price during the 20 trading days prior to conversion. Due to certain ratchet provisions contained in the convertible note the Company accounted for this conversion feature as a derivative liability. In connection herewith, at the commitment date, the Company recorded a derivative liability of $536,000 and a debt discount of $636,000. The debt discount was amortized over the term of the convertible note. At June 30, 2012, the outstanding convertible note balance of $372,060 was combined with the April 5, 2010 arrangement with JMJ Financial, Inc. JMJ Financial sold this Note to River North Equity LLC.

On December 15, 2009 the Company entered into a new financing agreement with JMJ Financial that consisted of the following: 1) a convertible note issued by the Company in the amount of $1,500,000 plus a one-time interest factor of 12% ($180,000) and a maturity date of December 15, 2012 and (2) a secured promissory note in the amount of $1,400,000 plus a one-time interest rate factor of 13.2% ($180,000) and a maturity date of December 15, 2012 due from the holder of the convertible note. To date the Company has received a total of $300,000 cash under this note and has issued no shares of common stock to the holder upon conversions. The convertible debenture converts into the Company’s common stock at 75% of the lowest trading price during the 20 trading days prior to conversion. Due to certain ratchet provisions contained in the convertible note the Company accounted for this conversion feature as a derivative liability. In connection herewith, at the commitment date, the Company recorded a derivative liability of $542,714 and debt discount of $642,714. The debt discount was amortized over the term of the convertible note.

The Company and the holder entered into a Forbearance Agreement amendment, as amended, and additional funding and conversions have not occurred since April 2011. At June 30, 2012, the convertible note balance of $321,000 was combined with the April 5, 2010 arrangement with JMJ Financial, Inc. JMJ Financial also sold this Note to River North Equity LLC.

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3. EQUITY TRANSACTIONS, NOTES PAYABLE AND CONVERTIBLE DEBT – (continued)

Arrangement #1 (JMJ Financial, Inc.) – (continued)

On April 5, 2010, the Company entered into a financing agreement with JMJ Financial that consisted of the following: 1) a convertible note issued by the Company in the principal amount of $1,200,000 plus a one-time interest factor of 12% ($144,000) and a maturity date of December 15, 2012, and (2) a secured promissory note from the holder of the convertible note in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000 each) and a maturity date of December 15, 2012. To date the Company has received a total of $100,000 of proceeds in connection with this promissory note and has issued no shares of common stock to the holder upon conversions.

The remaining $1,144,000 of proceeds to be received from the holder plus accrued and unpaid interest is convertible into shares of the Company’s common stock at the option of the holder. The convertible debenture converts into the Company’s common stock at 75% of the lowest trading price during the 20 trading days prior to conversion. Due to certain ratchet provisions contained in the convertible note the Company accounted for this conversion feature as a derivative liability. In connection herewith, at the commitment date, the Company recorded a derivative liability of $421,891 and debt discount of $521,891. The debt discount was amortized over the term of the convertible note. At of June 30, 2012, the outstanding convertible note balance of $109,000 was combined with the November 17, 2009 and December 15, 2009 financing arrangements with JMJ Financial, Inc., for a total outstanding convertible note balance of $802,060. The Company has no promissory notes receivable from JMJ as of June 30, 2012.

In April of 2017, the Company received a judgment from the Federal District Court of Northern Illinois Eastern Division in its favor dismissing a claim by River North Equity which effectively negated two notes River North Equity purchased from JMJ Financial. At June 30, 2017 the amount recorded in Current Liabilities for the two notes and accrued interest thereon subject to the River North Equity claim was $1,046,416. Such amount is included in the amount recorded in Current Liabilities for all three convertible notes and accrued interest thereon previously issued to JMJ Financial which totaled $1,212,940 on that date. River North failed to appeal the Judgement by July 17, 2017 and the Judgement become final. As a result of this proceeding the Company recorded the cancellation of the two notes assigned to River North from JMJ Financial for a total of $693,060 of principal and $358,534 accrued interest thereon. This resulted in a $1,051,594 gain from the debt during the nine months ended March 31, 2018.

As of March 31, 2019, and as of June 30, 2018, the aggregate remaining amount of convertible securities held by JMJ could be converted into 47,370,000 and 44,630,000 pre-split common shares at the conversion floor price of $.004 or 9,497 and 8,926 shares on a post-split basis with a conversion price of $26. At March 31, 2019 and June 30, 2018, there was no derivative liability associated with this convertible note payable.

At June 30, 2018 the amount recorded in Current Liabilities for all three convertible notes and accrued interest thereon previously issued to JMJ Financial was $109,000 and $69,520, respectively. At March 31, 2019 the amount recorded in Current Liabilities for convertible note plus accrued interest thereon previously issued to JMJ Financial was $109,000 and $80,472 respectively. During the nine months ended March 31, 2019 and 2018 the Company recorded $10,952 and $12,651 interest on this agreement.

Arrangement #2 (John Fife dba St. George Investors)/Fife Forbearance

The Company entered into an amended agreement on June 1, 2012, in the amount of $719,499, consisting of principle of $557,500, accrued interest of $66,338, and $95,611 of contractual charges for previous notes with John Fife, whereby, the Company agreed to make principal and interest payments of $33,238 per month commencing October 1, 2012 through September 1, 2014 at 8% interest per annum. As long as the monthly payments are not in default, no conversions into the Company’s common stock would be available to the convertible note holder. The convertible debenture converts into the Company’s common stock at 75% of the three lowest volume weighted average trading prices during the 20 trading days prior to conversion. Due to certain ratchet provisions contained in the convertible note the Company accounted for this conversion feature as a derivative liability. In connection herewith, at the commitment date, the Company recorded a derivative liability of $137,481 and debt discount of $194,981. The debt discount was amortized over the term of the convertible note.

On November 20, 2012, mPhase Technologies, Inc. (the “Company”) formally received an Event of Default and Redemption Notice dated November 16, 2012 with respect to an 8% Convertible Note dated September 13, 2011 issued by the Company to St. George Investments LLC and assigned to John Fife. The notice included alleged defaults with respect to payments owed by the Company under the Convertible Note and the failure to convert the Note into shares of the Company’s common stock. The alleged amount owed according to the notice at that time was approximately $902,279. This proceeding resulted a Memorandum Opinion and Order which was issued on December 15, 2014 by the United States District Court Northern District of Illinois Eastern Division granting the motion of John Fife, plaintiff (“Plaintiff”), for summary judgment against mPhase Technologies, Inc. (the “Company”) for breach of contract (the “Opinion”). All other claims and counterclaims were dismissed. Effective February 10, 2015, the Company entered into a Forbearance Agreement with the Holder. The agreement provided that the Holder would forego his right to enforce its remedies pursuant to the Judgment, which include demand for immediate payment of approximately $1.6 million, provided the Company satisfy its forbearance obligation of $1,003,943, (after accounting for a payment of $15,000 the Company paid, under the terms of the agreement).

The Forbearance agreement required the Company to place, and the Company had done so, 1,000,000,000 pre-split shares; or 200,000 shares of common stock (adjusted for the reverse split described above), in reserve with its transfer agent, to satisfy the conversion provisions for any unpaid monthly cash payments. The original agreement also provided that the Company file a Proxy statement before June 1, 2015 should additional shares be needed for the conversion reserve. The Company has not filed such a proxy statement due to cost prohibitions. As of June 30, 2018, 1,000,000,000 pre-split shares; or 200,000 shares of common stock (adjusted for the reverse split described above), have been issued with respect to payment obligations under the forbearance agreement, as amended and no amounts remain, in reserve.

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3. EQUITY TRANSACTIONS, NOTES PAYABLE AND CONVERTIBLE DEBT – (continued)

Arrangement #2 (John Fife dba St. George Investors)/Fife Forbearance – (continued)

On the following dates August 11, 2015, January 19, 2016, June 30, 2016, August 18, 2017 and February 16, 2018 the Company entered into an Amendments No. 1 through 5 to the Forbearance Agreement with Mr. Fife; primarily rescheduling the monthly payment schedules.

As of June 30, 2017, this forbearance obligation, as amended, would had only been convertible for monthly obligations the Company elects to/or does not pay in cash in part or in full, for: (i) up to 625,000,000 pre-split shares, or 125,000 shares on a post-split basis, for the satisfaction of the next required monthly payment, and (ii) up to 10,123,399,750 pre-split shares, or 2,024,680 shares on a post-split basis, of our common stock had the entire obligation been converted. At June 30, 2017, there was no derivative liability associated with this convertible note payable.

During the year ended June 30, 2018 the Company did not make any repayments to Fife under the Judgment Settlement Agreement, as amended. The value of the forbearance debt obligation on June 30, 2018 was $885,365.

As of, June 30, 2018, this forbearance obligation, as amended, would only be convertible for monthly obligations the Company elects to/or does not pay in cash in part or in full, for: (i) up to 625,000,000 pre-split shares, or 125,000 shares on a post-split basis, for the satisfaction of the next required monthly payment, and (ii) up to 11,067,050,000 pre-split shares, or 2,213,410 shares on a post-split basis, of our common stock had the entire obligation been converted. At June 30, 2018, there was no derivative liability associated with this convertible note payable.

The Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife discussed above, effective December 10, 2018. As a result, the Forbearance agreement is no longer in effect and no shares of our common stock are issuable or eligible to be converted to under this obligation.

Arrangement #3 (MH Investment trust II)

On August 26, 2014, the Company issued to the MH Investment Trust, a Convertible Note in a Private Placement pursuant to Section 4(2) of the Securities Act of 1933 in which the Company received $40,000 in gross proceeds on September 1, 2014. The instrument is in the principal amount of $40,000 and matured on May 1, 2015. Interest only was payable at the rate of 12% per annum by the Company to the holder until maturity. The convertible debenture converts into the Company’s common stock at 60% of the volume weighted average price of the stock based upon the average of the three lowest trading days in the 10day trading period immediately preceding such conversion, or 65 % when the trading price exceeds $.0020 for the five days before such conversion. Due to certain ratchet provisions contained in the convertible note the Company accounted for this conversion feature as a derivative liability. In connection herewith, at the commitment date, the Company recorded a derivative liability of $37,778 and debt discount of $37,778. The debt discount was amortized over the term of the convertible note. All proceeds received in connection with the proceeds of the financing used by the Company as working capital.

During the nine months ended March 31, 2019 and 2018 the Company recorded $600 and $536 interest on this agreement.

At March 31, 2019 the note balance was $3,339 and accrued interest of $3,718 at 12% per annum, remained due under this agreement. At June 30, 2018 the note balance was $3,333 and accrued interest of $3,118, at 12% per annum; remained due under this agreement. Based upon the price of the Company’s common stock on March 31, 2019 and June 30, 2018 this Note is convertible into approximately 36,022,222 and 107,516,667 pre-split shares of common stock or 7,604 and 21,503 shares of common stock on a post-split basis, respectively. At March 31, 2019 and June 30, 2018, there was no derivative liability associated with this convertible note payable.

On April 10, 2019 the Company repaid $3,000 that was accepted as payment, in full, of the Convertible Note by M.H Investment Trust II (See “Subsequent Events”)

Judgement Settlement Agreement

The Company entered into a “Judgment Settlement Agreement” effective December 10, 2018 by and between John M. Fife, an individual (“Lender”), and mPhase Technologies, Inc. The Judgment Settlement Agreement supersedes all other prior oral or written agreements between Borrower. The agreement required a $15,000 execution payment, which we paid in December 2018; and subsequently the agreement offers three payment options- the first two options have material settlements amounts which would be due during the Quarter ending March 31, 2019 –(short term options); Or the 3rd option which calls for $15,000 monthly payments throughout calendar 2019 and a January 15, 2020 lump sum final payment (long term option);

The initial and revised payment schedule of the Judgement Settlement Agreement are as follows:

(a) $15,000, which amount has been paid upon execution of this Agreement, plus (b) either

(i) $265,000, provided such amount is received by Lender on or before January 15, 2019, -(expired) as revised to

(ii) $280,000, provided such amount is received by Lender on or before February 15, 2019, (expired))

or

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Judgement Settlement Agreement – (continued)

iii) $375,000, which amount, if Borrower elects this option, shall be payable as follows:

(1) Borrower shall make a payment to Lender in the amount of $15,000. On or before January 15, 2019, and

(2) Borrower shall continue making payments of $15,000 each month until January 15, 2020, when Borrower shall pay to Lender the entire unpaid portion of the Settlement Amount (which would be equal to $195,000).

During the nine months ended March 31, 2019, the Company paid $45,000 applying $28,004 to principle and $16,996 to interest. During the nine months March 31, 2019 and 2018 recorded a total of $50,546 and $58,886 interest expense on the preceding forbearance and current judgement settlement agreement. On March 31, 2019 the judgement settlement agreement, which satisfies the Fife obligation in full, totaled $890,910. The Company has foregone the short-term option and the agreement reverted to the long option of the Judgement Settlement Agreement during the quarter ending March 31, 2019.

Under the Judgement Settlement Agreement $310,910 is included in the line item “Current Portion, liabilities, in arears,- Judgement Settlement Agreement” and $580,000 in the line item “Long term portion, liabilities, in arrears,- Judgement Settlement Agreement” in the liabilities section of the Company’s Balance Sheet as of March 31, 2019.

Should the Company satisfy this liability under the Judgement Settlement Agreement we would realize a gain on such settlement of approximately $580,000.

Conversion of Related Party and Strategic Vendor Debts

On September 24, 2018 the officers converted $538,777 accrued wages into 5,387,770,000 pre-split shares, or 1,077,554 shares on a post-split basis, and $702,105 of notes payable and accrued interest into 7,021,050,000 pre-split shares, or 1,404,210 shares on a post-split basis, and a director converted $186,000 of accrued fees into 1,860,000,000 pre-split shares, or 372,000 shares on a post-split basis, and $126,364 of a note and accrued interest into 1,263,642,700 pre-split shares, or 252,729 shares on a post-split basis, of the Company’s common stock. Also, on September 24, 2018 accounts payable to strategic vendors totaling $99,500 were converted into 995,000,000 pre-split shares, or 199,000 shares on a post-split basis, of common stock. These conversions were for 100 % of the debt to these individuals owed by Company on December 31, 2017, pursuant to a resolution, of the Company’s Board dated November 28, 2017, issuable when such shares became available, at $.0001 per share on a pre-split basis, or $.50 per share on a post-split basis,

Effective December 31, 2018 the officers and a Director of the Company converted $133,010 and vendors of the Company converted $15,300 of debt of the Company outstanding on December 31, 2018 into 2,660,200,000 and 306,000,000 pre-split shares, or 532,040 and 61,200 shares on a post-split basis, of common stock at $.00005 per share on a pre-split basis, or $.25 per share on a post-split basis.

These shares were issued as a prerequisite to the Transition Agreement which was part of the “Change in Control Agreements” culminating in the change in the Management of the Company.

Registration of Common Stock of Related Parties

Mr. Bhatnagar agrees that not later than 90 days from the date hereof under the supervision of Mr. Ronald Durando, on behalf and at the expense of the Company, will cause the Company to draft and file with the Securities and Exchange Commission a Registration Statement on Form S-1 registering all of the shares of Common Stock of the Company held by the prior officers, directors, consultants and Related Parties. On April 21, 2019 the Company announced an extension of such date to not earlier than May 17, 2019 or later than June 26, 2019 (See also “Subsequent Events”).

Preferred Stock

We issued one thousand (1,000) shares of the Company’s recently created new class of Series A Preferred Stock to Mr. Bhatnagar as New President and CEO of the Company to effectuate voting control of the Company as of January 11, 2019, pursuant to the terms of the Transition Agreement. The Series A Preferred shares were recorded at par value, are not tradeable and have a nominal liquidation value.

Common Stock

Signing Shares

The Company issued to Mr. Bhatnagar common stock (“Signing Shares”) equal to 20% or 2,621,899 shares of common stock (adjusted for the reverse split described in Note 3), of the number of shares outstanding, after giving effect for the shares reserved under the transition agreement also executed on the Effective Date.

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3. EQUITY TRANSACTIONS, NOTES PAYABLE AND CONVERTIBLE DEBT – (continued)

Reserved shares

Warrant agreement (s) & warrant cap

Mr. Bhatnagar was issued a warrant with provisions to acquire up to 80% (the warrant cap) of the Company’s common stock upon the generation by the Company of up to $15 million of qualified revenues

Settlement and New funding share reserve(s)

The Company agreed on reserve a total of 15,000,000,000 newly issued pre-split shares, or 3,000,000 shares of our common stock (adjusted for the reverse split described in Note 3) of which 2,660,200,000 pre-split shares, or 532,040 shares of our common stock (adjusted for the reverse split described in Note 3) were reserved for and issued concurrently for the conversion of 75% payables to officers’ and a director;(discussed below); and 9,839,800,000 pre-split shares; or 1,967,960 shares as adjusted for the 5000 to 1 reverse split; were reserved to reduce liabilities outstanding December 31, 2018 ( “Settlement Reserve”), and 2,500,000,000 pre-split shares; or 500,000 shares as adjusted for the 5000 to 1 reverse split; were reserved to fund continuing operations “Funding Reserve”. 1,587,551 shares, as adjusted for the 5000 to 1 reverse split, remained available from the initial share reserve to settle prior liabilities and 499,209, shares as adjusted for the 5000 to 1 reverse split, remained available from the initial share reserve to fund continuing operations as of March 31, 2019.

	SETTLEMENT RESERVE	FUNDING RESERVE
	Shares of Common Stock	Shares of Common Stock
Initial Shares to Establish Reserve	1,967,960	500,000
Shares issued concurrently to transition agreement for the conversion of 75% strategic vendors, outstanding December 31, 2018.	(61,200)	-
Shares available upon execution of The Transition Agreement-January 11, 2019	1,906,760	500,000
Shares issued subsequent to “Change in Control” to accredited investors in private placements through March 31, 2019	(319,209)	(791)
Shares available per Reserve on March 31, 2019	1,587,551	499,209

PRIOR LIABILITIES -SETTLEMENT RESERVE

1. 9,839,800,000 pre-split shares; or 1,967,960 shares as adjusted for the 5000 to 1 reverse split described in Note 3, of Common Stock of the Company has been reserved to settle the Debts of the Company outstanding December 31, 2018, in the following priority; - The Judgement Settlement Agreement (formerly -Fife forbearance agreement), JMJ Financial, Inc., MH Investment Trust, Power Up Lending Ltd, as well as other liabilities satisfactory to the CEO of the Company and the Company; (as per Section 2 (a) of the Reserve Agreement concurrent “change in control agreements”, dated January 11, 2019); As of March 31, 2019 1,587,551 shares, as adjusted for the 5000 to 1 reverse split, remain available under this reserve.

OFFICER’S AND DIRECTOR -CONVERSION SHARE RESERVE

2. 2,660,200,000 shares, or 532,040 shares adjusted for the reverse split described in Note 3, of Common Stock of the Company were reserved for the conversion of 75% payables to officers’ and a director outstanding December 31, 2018, (as per Section 2 (a) of the Reserve Agreement concurrent “change in control agreements”, dated January 11, 2019). All these shares were issued effective December 31, 2018 and no shares remain available under this reserve.

CONTINUING OPERATIONS SHARE RESERVE

3. 2,500,000,000 pre-split shares; or 500,000 shares as adjusted for the 5000 to 1 reverse split described in Note 3, of common stock have been reserved as per section 2 © to be sold at a price, not less than $.00005 per share in periodic Private Placements, (as per Section 2 (a) of the Reserve Agreement concurrent “change in control agreements”, dated January 11, 2019). As of March 31, 2019 499,209 shares, as adjusted for the 5000 to 1 reverse split, remain available under this reserve.

FINAL ADJUSTMENT FOR LIABILITIES ELIMINATED IN SETTLEMENT RESERVE

To the extent Company does not eliminate the above-mentioned liabilities by July 11, 2019, or the cost to do so requires more than the funding provided the Warrant Cap pertaining to Warrants to be issued to Mr. Bhatnagar shall be increased by that number of shares at a pre-split price of $.00005, or $.25 adjusted for the split, which equals the amount of remaining liability.

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4. COMMITMENTS

Judgement Settlement Agreement

The Company entered into a “Judgment Settlement Agreement” to satisfy in full the Forbearance Agreement with Fife discussed above, effective December 10, 2018, by and between John M. Fife, an individual (“Lender”), and mPhase Technologies, Inc; The Company plans to satisfy this agreement in full by completing payments to Mr. Fife of $15,000 per month through January 15, 2020 plus a balloon payment of $195,000 on such date. As of the date hereof, the Company has made $45,000 in payments, of which $28,004 was applied to principal and $16,906 has been applied to interest. The Company has reverted to the long term-obligation and is required to the amounts set-forth above.

Contracts and Commitments Executed Pursuant to the Transition Agreement:

In the transaction whereby, Mr. Bhatnagar acquired control of the Company on January 11, 2019, the Company entered into material commitments including;

-Significant Terms of Contracts and Commitments Pursuant to the Transition Agreement:

Employment Agreement

Under the terms of the Employment Agreement, Mr. Bhatnagar will receive a base salary of $275,000 per annum for a period of five (5) years. As initial compensation, Mr. Bhatnagar received restricted shares of Common Stock (“Signing Shares”), in January 2019, of the Company equal to 13,109,494,031 pre-split Shares or approximately 20%, of the number of pre-split shares or 2,621,899 shares of common stock (adjusted for the reverse split described in Note 3) of our Common Stock outstanding, (after giving effect to the shares reserved under the agreements), on January 11, 2011.

Warrant (s) and Warrant C–p -

Earned Warrants - Mr. Bhatnagar shall be entitled to receive warrants to acquire 4% of the outstanding fully diluted common stock of the Company (the “Earned Warrants”) each time the Company’s revenue increases by $1,000,000. The exercise price of the Earned Warrants shall be equal to $.50/share (adjusted for the reverse split) and he may not receive shares whereby Signing Shares and Earned Warrants exceed 80% of the fully diluted common stock of the Company (“Warrant Cap”).

Accelerated Warrants – Mr. Bhatnagar shall immediately receive the remaining amount of warrants necessary to acquire up to 80% of the outstanding fully diluted common stock of the Company (“Accelerated Warrants”) when either:

a.	- The Company completes a stock or asset purchase of Scepter Commodities LLC or

b.	- a stock or asset purchase of any other entity, either of which, in the aggregate, together with prior revenue increases achieved by the Company, shall result in the consolidated revenues of the Company being not less than $15,000,000 or

c.	- grows a similar business organically in mPhase to include contracts generating revenues in excess of $15,000,000 or

d.	- The Company meets the listing requirement of either the NYSE or NASDAQ.

Board and Managements Transition Period Operational Guidelines:

The Transition Agreement provides for changes in the Board of Directors of the Company and the authorization of a new class of Preferred Stock. Bhatnagar was issued one thousand (1,000) shares of the Company’s recently created new class of Series A Preferred Stock to effectuate voting control of the Company on January 11, 2019.

The Company agreed to finalize undertakings already in process to extinguish specific debts and settle or reduce other liabilities outstanding on December 31, 2018, within six (6) months. The result of our settlements, when finalized, will be evaluated and to the extent that a portion of the liabilities have not been satisfied by the Company Mr. Bhatnagar will be entitled to additional warrants to purchase stock in the Company.

Purchase Commitment

Subsequent to March 31, 2019 the Company committed to acquire the rights, software and code to the technology platform which is expected be utilized by the Travel Buddhi division in India, for $115,000 and is expected to be put into use during the quarter ending June 30, 2019

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5. CONTINGENCIES

The Company had been in litigation with John Fife with respect to a Convertible Note originally issued on September 13, 2011 in the principal amount of $557,000. Fife sought damages on a Motion for Summary Judgment in an amount in excess of $1,300,000 and attorney’s fees. On December 15, 2014 the federal district court in the North East District of Illinois found in favor of Fife on a motion for Summary Judgment. The Company had entered into a Forbearance Agreement with Fife as a result of negotiations to settle such Judgment. The convertible provisions with respect to the Debt of Mr. Fife are no longer in effect and no shares of our common stock are eligible to be converted.

Judgement Settlement Agreement

The Company entered into a “Judgment Settlement Agreement” to satisfy, in full, the Forbearance Agreement with Mr. Fife discussed above, effective December 10, 2018, by and between John M. Fife, an individual (“Lender”), and mPhase Technologies, Inc. The Agreement supersedes all other prior oral or written agreements between the Company and Mr. Fife. The Company has reverted to the long term option under this Agreement, as revised, in full, by paying Mr. Fife the gross payments of $15,000 per month, which commenced in December 2018, and continue each month thereafter from January 2019 through December 2019 with a lump sum balloon payment of $195,000 due in January 2020. Through March 31, 2019 the Company has made payments of $45,000 towards this Agreement. The “Current Portion, liabilities in arears- Judgement Settlement Agreement” is $310,910 and $580,000 is included on the line item “Long term portion, liabilities in arears- Judgement Settlement Agreement” in the liabilities section of the Company’s Balance Sheet as of March 31, 2019.

Should the Company satisfy this Fife liability as described above of the Judgement Settlement Agreement we would realize a gain on such settlement of approximately $580,000 (see also note 3).

Amounts Contingent upon Certain Terms of Change in Control Agreements Effective January 11, 2019

To the extent Company does not eliminate the certain liabilities within six months of the effective Date, the Warrant Cap for warrants issued to Mr. Bhatnagar shall increase be increased by such number of shares at a pre-split price of $.00005, or $.25 on a post-split basis, equal to the amount of the remaining liability.

The Change in Control Agreements, effective January 11, 2019, also have certain provisions that may accelerate the warrant “earn out” formula contained in the Transition Agreement.

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6. FAIR VALUE MEASUREMENTS

Effective July 1, 2008, we adopted Accounting Standards Codification (“ASC”) 820-10-20, Fair Value Measurements, which provides a framework for measuring fair value under generally accepted accounting principles. ASC 820-10-20 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10-20 requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820-10-20 also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels. Financial assets and liabilities valued using level 1 inputs are based on unadjusted quoted market prices within active markets. Financial assets and liabilities valued using level 2 inputs are based primarily on quoted prices for similar assets or liabilities in active or inactive markets. For certain long-term debt, the fair value was based on present value techniques using inputs derived principally or corroborated from market data. Financial assets and liabilities using level 3 inputs were primarily valued using management’s assumptions about the assumptions market participants would utilize in pricing the asset or liability. Valuation techniques utilized to determine fair value are consistently applied.

Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation.

Some of the Company’s financial instruments are not measured at fair value on a recurring basis but are recorded at amounts that approximate fair value due to their liquid or short-term nature, such as cash and cash equivalents, receivables and payables.

At March 31, 2019, the carrying value of the notes payable and accrued interest for convertible agreements, the Judgement Settlement Agreement and officers’ notes was approximately $1,195,000, of which $580,000 would be extinguished resulting in gain on debt extinguishments if the Company completes the Judgement Settlement agreement on its currently revised terms. The JMJ convertible notes, which were originally due at various times through December 31, 2012, are accruing at a revised interest rate of 8%. Refer to Note 3 of these unaudited condensed consolidated financial statements for more information about the Company’s notes payable as of March 31, 2019.

7. RELATED PARTY TRANSACTIONS

MICROPHASE CORPORATION

The Company previously leased office space from Microphase at its Norwalk location and Microphase had also provided certain research and development services and shares administrative personnel from time to time, all through December 31, 2015. As of March 31, 2019, the Company owed $32,545 to Microphase.

DIRECTOR

Mr. Biderman, an outside Director, received 1,000,000,000 pre-split shares, or 200,000 shares (adjusted for the reverse split described in Note3), of common stock which were valued at $100,000 and the liability for this award was included in accrued expenses at June 30, 2018, pursuant to a resolution of the Company’s Board dated November 28, 2017, that such shares would be awarded when enough authorized shares became available.

In September of 2018, Mr. Biderman, an outside Director’s affiliated firms of Palladium Capital Advisors and Eagle Strategic Advisers converted $186,000 of accrued fees into 1,860,000,000 pre-split shares, or 372,000 shares (adjusted for the reverse split described in Note3), and $126,364 of a note and accrued interest into pre-split 1,263,642,700 shares, or 252,729 shares (adjusted for the reverse split described in Note3), of common stock of the Company. Effective December 31, 2018, this director converted $4,369 of this note into 87,375,000 pre-split shares, or 17,475 shares (adjusted for the reverse split described in Note3), of common stock. As of March 31, 2019, $1,478 remained outstanding.

Effective October 1, 2018 the Company reversed to additional paid in capital $7,500 of accrued finders’ fees waved by Eagle Strategic Advisers and no amount of fees remain accrued to this Director’s affiliated firm.

During the nine months ended March 31, 2019 and 2018 the Company recorded $1,931 and $5,921 of accrued interest on this loan.

TRANSACTIONS WITH OFFICERS

Officers of the Company have made working capital loans to the Company from time to time. These loans, together with accrued interest at 6% totaled $53,712 and $777,712 at March 31, 2019 and June 30, 2018, respectively. The Company recorded $38,545 and $3,724 for interest on these loans during the nine months ended March 31, 2019 and 2018, respectively.

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7. RELATED PARTY TRANSACTIONS – (continued)

Through December 31, 2018 the Company officers had not recorded salaries since April 2017. During the nine months ended March 31, 2019 the three Officers of the Company received 4,000,000,000 pre-split shares, or 800,000 shares (adjusted for the reverse split described in Note3), of common stock which were valued at $400,000 and the liability for this award was included in accrued expenses at June 30, 2018, pursuant to a resolution of the Company’s Board dated November 28, 2017 that such shares were issuable when sufficient authorized shares became available.

In September 2018, the officers of the Company converted $538,777 accrued wages into 5,387,770,000 pre-split shares, or 1,077,554 shares (adjusted for the reverse split described in Note3), and $702,105 of notes payable and accrued interest into 7,021,050,000 pre-split shares, or 1,404,210 shares (adjusted for the reverse split described in Note3), of the Company’s common stock.

Effective December 31, 2018, the officers of the Company converted $128,641 of notes payable and accrued interest into 2,572,825,000 shares, or 514,565 shares (adjusted for the reverse split described in Note3), of the Company’s common stock.

During the three-month period ending March 31, 2019 Officers of the Company did not convert and debt owed by the Company into shares of common stock.

During the three-month and nine-month periods ended March 31, 2019, the Company charge to expense and included in accrued expenses at March 31, 2019, $5,000 in fees to Mr. Smiley as the Company’s General Counsel and Chief Financial Officer.

During the three and nine months ended March 2019, the Company charge to expense $1,310,449, based upon the closing price of the Company’s common stock on January 11, 2019, for the issuance of 2,620,899 post-split shares of common stock in connection with his employment contract, as discussed Note 3.

During the three-month and nine-month periods ended March 31, 2019 the Company charge to expense and included in accrued expenses at March 31, 2019, $61,111 and $4,938 of compensation expense and related fringe costs for amounts due under the employment contract to Mr. Bhatnagar as our President, as well as $3,571 for facility use and support costs at our Maryland office, to Verus International, Inc. (ticker symbol “VRUS”) a publicly-held company, for which Mr. Bhatnagar is also the President and CEO.

8. SUBSEQUENT EVENTS

1. On April 10, 2019 the Company filed a preliminary Schedule 14C information statement with the SEC in connection with a 5000/1 reverse split of its common stock that had been approved by our Board of Directors in March of 2019. The Company under New Jersey law is reducing its authorized shares of common stock to 25 million shares from the previously authorized 125,000,000,000 shares.

2. On April 10, 2010 the Company repaid $3,000 that was accepted as payment, in full, of the Convertible Note which had been held by M.H Investment Trust II, or Arrangement #3, further discussed in Note3.

3. On April 22, 2019 we extended the obligations of Company and the CEO to register shares of our Common Stock on a Registration Statement on Form S-1, which at a minimum include shares held by Prior Management and Strategic Vendors referred to as “Related Parties” as outlined in Section 1(d) of the transition agreement of January 11, 2019. The revised time to file a Registration Statement with the SEC was amended in order to include certain participants in an ongoing private placement of its stock pursuant to Section 4(a)(2) of the Securities Act of 1933. The Company now expects to file such Registration Statement not later than June 26, 2019.

4. On April 25, 2019 we announced that the Company agreed to acquire all the outstanding stock of AIRobotica Services, a Bangalore, India, based technology company, (“AIRobotica”) under the terms of a Stock Purchase Agreement dated April 19, 2019. The purchase price is $2,500,000 to be paid over two years in the form of the Company’s common stock, $1,250,000 each anniversary, contingent upon this division attaining prescribed revenue targets. The agreement also requires the Company to provide up to $2,400,000 of working capital over the same two years.

AIRobotica is focused on artificial technology and machine learning. AIRobotica has material executed contracts with significant third parties which we expect to begin to performance on during our 4th quarter ending June 30, 2019 and these will contribute material revenues during our 1st quarter of fiscal 2020; ending September 30, 2019. In addition to third-party contracts, the implementation of this new division will support the commercialization of existing and future mPhase technology. The division’s goal is to expand its core team to encompass a wide range of applications, creating a one-stop shop for custom solutions in AI/ MI, robotic process automation (RPA), AI/ML solutions for SAP and Enterprise Resource Planning (ERP). One of the company’s initial commercial technologies is a Chatbot that can mimic human interaction as the front-end of customer service applications, but this is just the first in a long-term plan to develop technologies targeting multiple industries.

5. From July 1, 2018 through May 13, 2019 the Company completed and announced the closing of a Private Placement of shares of its common stock at $.00005 per share (pre-split), or $.25 on a post-split basis as adjusted for the reverse split described in Note3, raising gross proceeds of $115,000. The Private Placement was executed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and the proceeds will be used by the Company for working capital and corporate acquisitions.

6. Subsequent to March 31, 2019 and through the date of this filing, Mr. Durando loaned the Company approximately $5,200 to provide general working capital purposes, under the terms of previous agreements for officers’ loans. Separately Messrs. Durando and Bhatnagar each loaned the Company $25,000, providing an additional $50,000 for general working capital purposes, under the terms of new notes, which generally provide for 6% interest and short-term repayment.

7. Subsequent to March 31, 2019 the Company committed to acquire the rights, software and code to the technology platform which is expected be utilized by the Travel Buddhi division in India, for $115,000 and is expected to be put into use during the quarter ending June 30, 2019. Amortization is expected to be computed using the straight-line method over the estimated useful life of the asset.

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ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(2) Financial Statement Schedules None.

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

(3) The Exhibits filed with this Form 10-K or, where so indicated by footnote in the case of previously filed exhibits, incorporated by reference are as set forth below:

2.1*	Exchange of Stock Agreement and Plan of Reorganization (incorporated by reference to Exhibit 2(a) to our registration statement on Form 10SB-12G filed on October 16, 1998 (file no. 000-24969)).

2.2*	Exchange of Stock Agreement and Plan of Reorganization dated June 25, 1998 (incorporated by reference to Exhibit 2(b) to our registration statement on Form 10SB-12G filed on May 6, 1999 (file no. 000-24969)).

3.1	Certificate of Incorporation of the Company.

3.2**	Amendment to Certificate of Incorporation of the Company creating a new class of Series A Super voting - Preferred Stock of the Company and increase of authorized shares of common stock to 125 billion shares (Exhibit 10.1 to Form 8k filed January 4, 2019 Commission File No. 00024969)

3.3	By Laws of the Company

4.1*	3.3 Definitive Schedule 14C Information Statement for a 5000/1 Reverse Split of the Company’s Common stock (filed April 22,2019)

5.1****	Opinion regarding Legality

10.1***	Development Agreement effective February 3, 2004 between Lucent Technologies, Inc. and mPhase Technologies, Inc. for development of micro fuel cell Nano Technology.

10.2***	Development Agreement effective March 1, 2005 between Lucent Technologies Inc and mPhase Technologies relating to development of Magnetometers.

10.3***	Amendment No. 2 to Development Agreement executed as of March 9, 2005 amending Development Agreement effective as of February 5, 2004, as amended relating to Micro Power Source Cells between mPhase Technologies, Inc. and Lucent Technologies, Inc.

10.4***	Amendment No. 3 dated May 19, 2006 to Development Agreement between Lucent Technologies, Inc. and mPhase Technologies, Inc. effective February 3, 2004 for Development of micro fuel cell Nanotechnology.

10.5***	Amendment No. 4 dated February 3, 2007 to Development Agreement between Lucent Technologies, Inc. and mPhase Technologies, Inc. effective February 3, 2004 for Development of micro fuel cell Nanotechnology.

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10.6***	Cooperative Research Agreement Rutgers University and mPhase Technologies, Inc. executed October 18, 2005.

10.7***	Modification No. 1 to Cooperative Research Agreement with Rutgers University dated February 22, 2006.

10.8***	Modification No. 2 to Cooperative Research Agreement with Rutgers University dated September 22, 2006.

10.9***	Modification No. 3 to Cooperative Research Agreement with Rutgers University dated February 7, 2007.

10.10***	CT NanoBusiness Alliance Consulting Agreement dated May 10, 2007.

10.11***	Amendment No.5 dated April 28, 2007 to Development Agreement between Lucent Technologies, Inc. and mPhase Technologies, Inc. effective February 3, 2004 for Development of micro fuel cell Nanotechnology.

10.12*	Cooperative Research and Development Agreement between US Army Picatinny Arsenal and mPhase Technologies, Inc. dated December 20, 2006. (Exhibit 43 to Form S-1 filed July 12, 2007, File No. 333-144527).

10.13***	Small Business Technology Transfer Collaboration Agreement between Rutgers University and mPhase Technologies, Inc. dated June 25, 2007.

10.14*	Phase I Army Grant dated July 7, 2007 (Form 10-K filed October 7, 2009, Commission File No. 000-24969)

10.15*	Securities Purchase Agreement dated December 11, 1007 between mPhase Technologies, Inc. and Golden Gate Investors and Related Documents in connection with $1,500,000 Convertible Debenture Financing (Form 10-K filed October 7, 2009, Commission File No. 000-24969)

10.16*	Securities Purchase Agreement dated February 29, 2008 between St. George Investments and mPhase Technologies, Inc and Related Documents in connection with $550,000 Convertible Debenture Financing. (Form 10-K filed October 7, 2009, Commission File No. 000-24969)

10.17*	Documentation including $350,000 Convertible Note and $1,000,000 Convertible Note and Secured Note for $1,000,000 Financing between mPhase Technologies, Inc. and JMJ Financial dated March 25, 2008 (Form 10-K filed October 7, 2009, Commission File No. 000-24969)

10.18*	Phase II Army Grant dated August 29, 2008 (Form 10-K filed October 7, 2009, Commission File No. 000-24969)

10.19*	Securities Purchase Agreement dated September 12, 2008 between mPhase Technologies, Inc. and La Jolla Cove Investors and Related Documents in connection with $2,000,000 Convertible Debenture Financing (Form 8K filing dated September 18, 2008)

10.20*	Design Development Agreement between mPhase Technologies, Inc. and Porsche Design Studio for Emergency Flashlight dated November 3, 2008. (Form 8K filed on March 12, 2009) **

10.21*	Documentation dated December 31, 2008 for $1,100,000 Convertible Note and Secured Note Financing between mPhase Technologies, Inc. and JMJ Financial and Amendment to $350,000 Convertible Note Financing (Form 8K Filing dated January 21, 2009, Commission File No. 000-24969)

10.22*	Eagle Picher Proposal for mPhase Technologies, Inc. dated January 26, 2009 for design and development of mechanically- activated Reserve Battery to be used in Emergency Flashlight. (Form 8-K filed January 30, 2009) **

10.23*	Termination Agreement with Golden Gate Investors dated March 17, 2009 with respect to Convertible Debenture Financing dated December 11, 2007 (Form 10-K filed October 7, 2009, Commission File No. 000-24969)

10.24*	Documentation including $1,870,000 Convertible Note and Secured Note for Financing with JMJ Financial dated August 21, 2009 (Form 8K dated August 21, 2009, Commission File No. 000-24969)

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10.25*	Documentation including two $1,200,00 Convertible Notes executed September 23, 2009 and November 17, 2009 and Secured Notes in connection with financing with JMJ Financial (Forms 8k dated December 23, 2009 and December 30, 2009 respectively each Commission File No. 000-25969))

10.26*	Promissory Notes Payable to Mr. Durando (Amendment No. 4 to Form 10-K for the period ended June 30, 2010, filed January 11, 2011 30202))

10.27*	Promissory Notes Payable to Mr. Dotoli (Amendment No. 4 to Form 10-K for the period ended June 30, 2010, filed January 11, 2011 (fil 10.63*Promissory Notes Payable to Mr. Smiley (Amendment No. 4 to Form 10-K for the period ended June 30, 2010, filed January 11, 2011 (fi 31.1 Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

10.28*	Promissory Notes Payable to Mr. Smiley (Amendment No. 4 to Form 10-K for the period ended June 30, 2010, filed January 11, 2011 (Commission File No. 000-30202))

10.29*	Forbearance Agreement dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.1 to Form 8k filed September 16, 2011, (Commission file No. 000-24969))

10.30*	Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc and John Fife (Exhibit 99.2 to Form 8k filed September 16, 2011, (Commission file No. 000-24969))

10.31*	Officer’s Certificate delivered pursuant to Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.3 to Form 8k filed September 16, 2011, (Commission file No. 000- 24969))

10.32*	Confession of Judgment 1 delivered pursuant to Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.4 to Form 8k filed September 16, 2011, (Commission file No. 000- 24969))

10.33*	Confession of Judgment 2 delivered pursuant to Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.5 to Form 8k filed September 16, 2011, (Commission file No. 000- 24969))

10.34*	Registration Rights Agreement dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.6 to Form 8k filed September 16, 2011, (Commission file No. 000-24969))

10.35*	Convertible Note dated September 13, 2011issued by mPhase Technologies, Inc. to John Fife (Exhibit 99.7 to Form 8k filed September 16, 2011, (Commission file No. 000-24969))

10.36*	Securities Purchase Agreement dated as of November 17, 2011 between Asher Enterprises, Inc. and mPhase Technologies, Inc. (Exhibit 99.1 to Form 8K filed November 30, 2011 (Commission file No. 000-24969))

10.37*	8%Convertible Note issued to Asher Enterprises, Inc. dated November 17, 2011 by mPhase Technologies, Inc. (Exhibit 99.2 to Form 8K filed November 30, 2011 (Commission file No. 000-24969))

10.38*	Securities Purchase Agreement dated as of January 5, 2012 between Asher Enterprises, Inc. and mPhase Technologies, Inc. (Exhibit 99.1 to Form 8K filed January 17, 2012 (Commission file No. 000-24969))

10.39*	8% Convertible Note issued to Asher Enterprises, Inc. dated January 5, 2012 by mPhase Technologies, Inc. (Exhibit 99.2 to Form 8K filed January 17, 2012 (Commission file No. 000-24969))

10.40*	Securities Purchase Agreement dated as of May 4, 2012 between Asher Enterprises, Inc. and mPhase Technologies, Inc. (Exhibit 10.79 to Form 10K for the fiscal year ended June 30, 2012 filed September 24, 2012 (Commission file No. 000-24969))

10.41*	8% Convertible Note issued to Asher Enterprises, Inc. dated May 4, 2012 by mPhase Technologies, Inc. (Exhibit 10.80 to Form 10K for the fiscal year ended June 30, 2012 filed September 24, 2012 (Commission file No. 000-30202))

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10.42*	Stand Still and Restructuring Agreement entered into as of May 31,2012 with John Fife (Exhibit 99.1 to Form 8K filed June 5, 2012 (Commission file No. 000-24969))

10.43*	Stand Still and Restructuring Agreement entered into as of June 1,2012 with JMJ Financial (Exhibit 99.2 to Form 8K filed June 5, 2012 (Commission file No. 000-24969))

10.44*	Securities Purchase Agreement, dated as of December 4, 2012 between mPhase Technologies, Inc and Asher Enterprises, Inc. (Exhibit 99.1 to Form 8K dated December 13, 2012(Commission File No. 000-24969))

10.45*	Securities Purchase Agreement dated as of January 18, 2003 between mPhase Technologies, Inc. and Black Arch Opportunity Fund L.P. (Exhibit 99.1 to Form 8K dated January 22, 2013 (Commission File No. 000-24969))

10.46*	12% Convertible Promissory Note with an issue date of January 14, 2013 issued by mPhase Technologies, Inc. to Black Arch Opportunity Fund L.P. (Exhibit 99.2 to Form 8K dated January 22, 2013 (Commission File No. 000-24969))

10.47 *	Securities Purchase Agreement dated as of January 31, 2013 between mPhase Technologies, Inc. and Asher Enterprises, Inc. (Exhibit 99.1 to Form 8K dated February 15, 2013 (Commission File No. 000-24969))

10.48*	8% Convertible Promissory Note dated as of January 31, 2013 issued by mPhase Technologies, Inc. to Asher Enterprises, Inc. (Exhibit 99,2 to Form 8k dated February 15, 2013 (Commission File No. 000-24969))

10.49*	Securities Purchase Agreement dated as of June 26, 2013 between mPhase Technologies, Inc. and Asher Enterprises, Inc. (Exhibit 99.1 to Form 8k dated July 18, 2013 (Commission File No. 000-24969))

10.50*	8% Convertible Promissory Note dated as of June 26, 2013 (Exhibit 99.2 to Form 8K dated July 18, 2013 (Commission File No. 000-24969))

10.51*	Securities Purchase Agreement dated as of January 10, 2014 between mPhase Technologies, Inc. and M H Investment Trust (Exhibit 99.1 to Form 8K dated January 10, 2014 (Commission File No 000-24969))

10.52*	12% Convertible Promissory Note dated as of January 10, 2014 between mPhase Technologies, Inc. and M H Investment Trust (Exhibit 99.2 to Form 8K dated January 10, 2014 (Commission File No 000-24969))

12% Convertible Promissory Note dated as of August 26, 2014 between mPhase Technologies, Inc. and M H Investment Trust (Exhibit 99.1 to Form 8K dated September 5, 2014 (Commission File No. 000-24969))

10.53*	Forbearance Agreement and Amendment thereto dated February 15, 2015 as amended on August 11, 2015 with John Fife (Exhibits 99.1 and 99.2 to form 8K filed August 12, 2015, Commission File No. 000-24969)

10.54*	Second Modification to Forbearance Agreement with John Fife (Exhibit 99.1 to Form 8k filed January 29, 2016, Commission File No. 000-30202))

10.55*	Third Modification to Forbearance Agreement with John Fife (Exhibit 99.1 to Form 8k filed May 23rd, 2016, Commission File No. 000-24969)

10.56*	Amendment to Judgment Settlement Agreement with John Fife (Exhibit 10.1 to Form 8k filed February 23, 2018, Commission File No. 000-24969)

10.57*	Debt/Equity Conversion Agreements of Related Parties, dated as of January 1, 2018 (Exhibit 10.97 to Form 10K filed October 15, 2018, Commission File No. 000-30202)

10.58(a)*	Employment Agreement dated as of January 11, 2019with Mr. Anshu Bhatnagar (Exhibit 10.1 to Form 8k filed January 14, 2019, Commission File No. 000-30202)
10.58(b)*	Transition Agreement dated as of January 11, 2019(Exhibit 10.2 to Form 8k filed January 14, 2019, Commission File No. 000-30202)
10.58(c)*	Warrant granted to Mr. Anshu Bhatnagar (Exhibit 10.3 to Form 8k filed January 14, 2019, Commission File No. 000-30202)

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10.58(d)*	Series A Super Voting Preferred Stock (Exhibit 10.4 to Form 8k filed January 14, 2019, Commission File No. 000-30202)
10.58(e)*	Reserve Agreement (Exhibit 10.5 to Form 8k filed January 14, 2019, Commission File No. 000-30202)
10.58(f)*	Debt Conversion Agreement (Exhibit 10.6 to Form 8k filed January 14, 2019, Commission File No. 000-30202)

10.58(g)*	Officers and Directors Resignation Letters (Exhibit 10.7 to Form 8k filed January 14, 2019, Commission File No. 000-30202)
10.59*	Amendment to Judgment Settlement Agreement with John Fife (Exhibit 10.1 to Form 8K filed February 11, 2019, Commission File No. 000-24969)
10.60*	Announcement of Amendment to Transition Agreement (Form 8k filed April 15, 2019, Commission File No. 000-30202)
10.61*	Stock Purchase Agreement with AI Robotics (Form 8k Exhibit 1, Commission File No. 000-30202)

10.62	Employment Agreement effective June 1, 2019 between Christopher Cutchens and the Company (Exhibit 10,1 to Form 8K filed June 6, 2019 (Commission File No. 000-30202)

10.63*	Stock Purchase Agreement dated as of June 19, 2019 between the Company and Power Up Lending Group LLP (Form 8k Exhibit 1, Filed July 1, 2019, Commission File Number 000-30202)

21.	Subsidiaries of the Registrant

23.1	Consent of Assurance Dimensions

23.2****	Consent of Counsel
24.	Power of Attorney (Included in the Signature Page of this Form S-1)
99.1	Minutes of Board of Directors meeting electing Anshu Bhatnagar to the Board of Directors of the Company

99.2*	Announcement of James Largotta declining to serve on Board of Directors of the Company (Form 8k filed February 19, 2019, Commission File No. 000-30202)
99.3*	Minutes of Board of Directors Meeting electing Martin Smiley as Interim CFO of the Company (Exhibit 10.1 to Form 8k filed February 1, 2019, Commission File No. 000-30202)

99.4*	Resignation of Ronald Durando as a member of the Board of Directors of the Company (Form 8k filed March 20, 2019, Commission File No. 000-30202)
99.5*	Resignation Letter of Martin Smiley as Interim CFO of the Company (Exhibit 10.2 to Form 8k filed June 6, 2019, Commission File No. 000-30202)

99.6*	Minutes of Board of Directors Meeting electing Christopher Cutchens as Chief Financial Officer of the Company (Exhibit 10.3 to Form 8k filed June 6, 2019. Commission File No. 000-30202)

*	Incorporated by reference.

**	All or portions of such Agreements have been omitted and the Company has requested that the omitted sections be treated as “Confidential Information” pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended and has been filed with the Securities and Exchange Commission separately.

***	Incorporated by reference from Amendment No. 6 to Form 10K for the period ended June 30, 2009 file on August 13, 2009.

****	To be provided by Amendment

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that:

(i) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(ii) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities;

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Since the registrant is subject to Rule 430, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized to July 19, 2019

mPhase Technologies, Inc.

By:	/s/Anshu Bhatnagar
Anshu Bhatnagar
President and Chief Executive
Officer and Director

(Principal Chief Executive Officer)

By:	/s/ Christopher Cutchens
Christopher Cutchens
Chief Financial Officer

Principal Accounting Officer

Each person whose signature appears below constitutes and appoints Anshu Bhatnagar his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Anshu Bhatnagar	July 19, 2019
Anshu Bhatnagar
Chief Executive Officer, Director

By:	/s/Christopher Cutchens	July 19, 2019
Christopher Cutchens
Chief Financial Officer

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